UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                   SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Sec.240.14a-12
|_|  Confidential for Use of the Commission Only (as permitted by Rule 14a-6 (e)
     (2))

                                   CORE, INC.
                (Name of Registrant as Specified in its charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required
|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies: Common Stock, par value $0.10 per share

      2. Aggregate number of securities to which transaction applies: 9,089,064 shares outstanding

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $45,000,000 (payment for all outstanding shares and in the money options)

      4. Proposed maximum aggregate value of transaction: $45,000,000

      5. Total fee paid: $9,000.00

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

      1. Amount previously paid:
      2. Form, Schedule or Registration Statement No.:
      3. Filing Party:
      4. Date Filed:

                                     [LOGO]
                                      CORE

                                   CORE, INC.
                      18881 Von Karman Avenue, Suite 1750
                                Irvine, CA 92612
                                 (949) 442-2100
May __, 2001

Dear Stockholder:

      You are cordially invited to attend the special meeting of stockholders of CORE, INC. on ____, June _, 2001 at 10:00 a.m., local time, at 18881 Von Karman Avenue, Irvine, California.

      At the special meeting you will be asked to consider and vote on a merger agreement among CORE, Fortis, Inc. and CORE Merger Sub, Inc., a newly formed subsidiary of Fortis. In the merger, CORE stockholders will receive $4.92 in cash, without interest, for each share of CORE Common Stock owned.

      The enclosed series of questions and answers provides information on the merger and how it would affect you. The enclosed Proxy Statement contains a more extensive discussion of the merger and other related matters.

      The Board of Directors and management of CORE, INC. recommend and urge you to vote FOR approval of the merger agreement and the merger. The affirmative vote of at least two-thirds of the outstanding CORE shares is required to approve the merger agreement and the merger. Your vote is critical to achieving a successful outcome, regardless of the number of shares that you own. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy as soon as possible in the envelope provided.

                                   Sincerely,

                                   George C. Carpenter IV
                                   Chairman of the Board
                                   & Chief Executive Officer

               QUESTIONS AND ANSWERS ABOUT THE CORE/FORTIS MERGER

      The Proxy Statement for the Special Meeting of Stockholders of CORE, INC. ("CORE") contains an extensive discussion of the proposed merger of CORE and Fortis, Inc. ("Fortis"). We urge you to read the Proxy Statement and the appendices thereto in their entirety. The proposed merger is summarized briefly below. Certain answers reference the page or pages of the Proxy Statement where the topic is discussed in more detail.

WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

      Fortis will acquire all of the outstanding stock of CORE by merging a newly formed, wholly-owned subsidiary of Fortis, CORE Merger Sub, Inc. ("Merger Sub"), into CORE. Please see page 15 of the Proxy Statement.

WHY HAS CORE DECIDED TO MERGE?

      CORE's Board of Directors believes that the merger is in the best interests of CORE's stockholders because it offers a premium over the recent trading price of CORE's shares, and a substantial premium over the price at which shares were trading before CORE announced that it had been engaged in discussions regarding the possible sale of the company. CORE's Board and management also believe that the merger will benefit the company, its customers and employees.

      Please read the more detailed description of CORE's reasons for the merger on pages 19 and 20 of the Proxy Statement.

WHAT WILL I RECEIVE IN THE MERGER?

      You will receive $4.92 in cash, without interest, for each CORE share you own. Please see pages 15 and 33 of the Proxy Statement.

WHAT DO I NEED TO DO NOW?

      After you carefully read the enclosed documents, including the Proxy Statement, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. That way, your CORE shares can be represented at the special meeting. CORE and Fortis cannot complete the merger unless at least two-thirds of the outstanding CORE shares approve the merger agreement. Your vote is very important.

The CORE Board of Directors unanimously recommends voting "FOR" approval of the merger agreement and the merger.

SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

      No, do not send in any share certificates at this time. If the merger is approved and completed, Fortis will send you written instructions for submitting your CORE share certificates. You must follow those instructions and return your share certificates accordingly. You will receive your cash payment as soon as practicable after Fortis receives your CORE share certificates along with the other documents requested in those instructions. Please see page 33 of the Proxy Statement.

WHO MUST APPROVE THE MERGER AND WHAT STOCKHOLDER VOTE IS REQUIRED?

      In addition to approvals by the CORE Board of Directors, the Fortis Board of Directors and Merger Sub's Board of Directors, all of which have already been obtained, the merger must be approved by the holders of at least two-thirds of the outstanding shares of CORE Common Stock. Please read the more detailed description on pages 13 and 14 of the Proxy Statement.

WILL FORTIS STOCKHOLDERS VOTE ON THE MERGER AGREEMENT?

      No. Only CORE stockholders will vote on the merger agreement.


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

WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

      We are working to complete all aspects of the merger as quickly as possible. We expect to complete the merger by June 30, 2001.

WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES ON HOW TO VOTE ON THE MERGER AGREEMENT OR IF I ABSTAIN FROM VOTING?

      If a broker holds your CORE shares as a nominee, he will not be able to vote them without instructions from you. If you mark your proxy "Abstain" or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger agreement.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?

      Yes. If you would like to revoke your proxy in writing, you must deliver, at any time before the vote has been taken at the special meeting, a written revocation or a proxy bearing a later date. We will count only the most recently dated proxy at the special meeting. You should send any written revocation to:
Bradley J. Timon, Clerk of CORE, INC., 18881 Von Karman Avenue, Irvine, California 92612. Alternatively, you may revoke your proxy by attending the special meeting and voting in person.

DO CORE STOCKHOLDERS HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

      If the Merger becomes effective, a holder of CORE shares who does not vote to approve the Merger Agreement and who follows the procedures prescribed under the Massachusetts Business Corporation Law (the "MBCL") may seek appraisal rights (sometimes referred to as dissenters' rights) as provided under the MBCL, for the shares held by such stockholder. Please see pages 31 and 32 of the Proxy Statement.

WHOM SHOULD I CALL IF I WANT TO REQUEST AN ADDITIONAL COPY OF THIS DOCUMENT OR THE PROXY STATEMENT?

      You may call Bradley J. Timon, Clerk of CORE, INC., at (949) 442-2100 to request an additional copy of any enclosed document, including the Proxy Statement. If your broker holds your shares, you should call your broker for additional information.

ON WHAT OTHER MATTERS WILL CORE STOCKHOLDERS VOTE AT THE SPECIAL MEETING?

      CORE stockholders are not expected to vote on any other matters at the special meeting.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

      The receipt of the merger consideration will be a taxable transaction for United States federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in CORE shares. Please consult your tax advisor for more information. Please see page 30 of the Proxy Statement.

WHERE CAN I FIND MORE INFORMATION ABOUT CORE?

      Various sources described under "Where You Can Find More Information" on page 45 of the Proxy Statement provide additional information about CORE. CORE's filings with the United States Securities and Exchange Commission are also available at the SEC's web site at http://www.sec.gov.

      A majority of CORE shares is widely held in small lots. It is important, therefore, in order to have the necessary number of shares represented at the special meeting, that all stockholders who cannot be present in person, however small their holdings, complete, sign, date and return the enclosed proxy without delay. A self-addressed, stamped envelope is enclosed for this purpose.


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

                                     [LOGO]
                                      CORE

                                   CORE, INC.
                      18881 Von Karman Avenue, Suite 1750
                            Irvine, California 92612
                                 (949) 442-2100

                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

                                  June _, 2001
                           --------------------------

      A Special Meeting of Stockholders of CORE, INC. ("CORE") will be held at 18881 Von Karman Avenue, Irvine, California on ______, June __, 2001, at 10:00 a.m., local time, for the following purposes:

1. To approve the Agreement and Plan of Merger dated as of March 29, 2001 (the "Merger Agreement") among CORE, Fortis, Inc. ("Fortis") and CORE Merger Sub, Inc. ("Merger Sub"), a newly formed subsidiary of Fortis, and the merger and other transactions contemplated by the Merger Agreement (the "Merger"). In the Merger, Merger Sub will merge with and into CORE, with CORE as the surviving corporation and a wholly owned subsidiary of Fortis. CORE stockholders will receive $4.92 in cash, without interest, for each share of CORE Common Stock, as more fully described in the accompanying proxy statement (the "Proxy Statement").

2. To address any procedural matters that may properly come before the special meeting or any adjournment thereof.

      You will find further information about the Merger, the Merger Agreement and related matters in the accompanying Proxy Statement.

      If the Merger Agreement and Merger become effective, a CORE stockholder who does not vote to approve the Merger Agreement and the Merger and who follows the procedures prescribed under the Massachusetts Business Corporation Law (the "MBCL") may seek appraisal rights as provided under the MBCL, for the shares of CORE Common Stock held by such stockholder. See "Dissenting Stockholders' Appraisal Rights" in the accompanying Proxy Statement.

      The stock transfer books will not be closed but only stockholders of record at the close of business on April 26, 2001, will be entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,


                                          Bradley J. Timon,
                                          Clerk

Irvine, California
May __, 2001

      You are cordially invited to attend the special meeting and vote your shares. In the event you cannot attend, please date, sign and mail the enclosed proxy in the enclosed self-addressed envelope. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

                                     [LOGO]
                                      CORE

                                   CORE, INC.
                      18881 Von Karman Avenue, Suite 1750
                            Irvine, California 92612
                                 (949) 442-2100

                                PROXY STATEMENT

                         PROXY SOLICITATION AND EXPENSE

      The accompanying proxy is solicited by the Board of Directors of CORE, INC. ("CORE"), for use at a Special Meeting of Stockholders to be held on _______, June __, 2001, at ____ A.M., local time, at 18881 Von Karman Avenue, Irvine, California, for the following purposes:

1. To approve the Agreement and Plan of Merger (the "Merger Agreement") among CORE, Fortis, Inc. ("Fortis") and CORE Merger Sub, Inc. ("Merger Sub"), a newly formed subsidiary of Fortis and the merger and other transactions contemplated by the Merger Agreement (the "Merger"). In the Merger, Merger Sub will merge with and into CORE, with CORE as the surviving corporation. CORE stockholders will receive $4.92 in cash, without interest, for each share (individually a "Share" and collectively "Shares") of CORE Common Stock, $0.10 par value ("Common Stock"), as more fully described in this proxy statement ("Proxy Statement").

2. To address any procedural matters that may properly come before the special meeting or any adjournment thereof.

      As a result of the Merger, CORE will become a wholly-owned subsidiary of Fortis. See "The Merger--General Description of the Merger."

      If the Merger is completed, you will have to surrender certificates representing your Shares in order to receive the merger consideration for your shares of CORE Common Stock. See "The Merger Agreement--Conversion of CORE Shares."

      This Proxy Statement and the accompanying proxy, solicited on behalf of CORE's Board of Directors, were first mailed to stockholders on or about May __, 2001.

      If the Merger Agreement and Merger become effective, a CORE stockholder who does not vote to approve the Merger Agreement and the Merger, and who follows the procedures prescribed under the Massachusetts Business Corporation Law (the "MBCL") may seek appraisal rights as provided under the MBCL, for the Shares held by such stockholder. See "Dissenting Stockholders' Appraisal Rights" in the accompanying Proxy Statement.

      Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to exercise thereof by notice in writing received by the Clerk of CORE, by executing a later dated proxy, or by attending the meeting and voting in person. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be counted in favor of the Merger and the Merger Agreement.

      The expense of soliciting proxies in the accompanying form will be borne by CORE. CORE has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders, at a fee of

$7,500 plus reimbursement of usual and customary expenses. In addition, directors, officers and employees of CORE may make some solicitations by mail, telephone or personal interview. No additional compensation will be paid to these directors, officers and employees for the time so employed but they may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation of proxies. CORE will reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners of Shares.

      The presence, either in person or by proxy, of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted toward determination of a quorum, but will not be counted for the purposes of determining whether the Merger Agreement and the Merger has been approved. Accordingly, abstentions and broker non-votes will therefore have the effect of a vote against the Merger Agreement and the Merger.

               The date of this Proxy Statement is May __, 2001.

                               TABLE OF CONTENTS

                                                                         Page

SUMMARY                                                                   5
The Companies .........................................................   5
The Special Meeting ...................................................   6
Share Ownership of Management .........................................   6
The Merger ............................................................   6
Dissenting Stockholders' Appraisal Rights .............................   7
The Merger Agreement ..................................................   7

PRICE RANGE OF CORE SHARES ............................................   9

SELECTED CONSOLIDATED FINANCIAL DATA ..................................  10

THE COMPANIES .........................................................  11

CORE, INC. ............................................................  11
Fortis, Inc. ..........................................................  12
CORE Merger Sub, Inc. .................................................  12

THE SPECIAL MEETING ...................................................  13

Purpose, Time and Place ...............................................  13
Record Date, Voting Power and Vote Required ...........................  13
Share Ownership of Management .........................................  13
Voting of Proxies .....................................................  13
Adjournment of Meeting ................................................  14
Revocability of Proxies ...............................................  14
Solicitation of Proxies ...............................................  14

NO VOTE REQUIRED FOR FORTIS STOCKHOLDERS ..............................  15

THE MERGER ............................................................  15

General Description of the Merger .....................................  15
Background and Negotiation of the Merger ..............................  15
CORE's Reasons for the Merger and Recommendation of the CORE Board of
 Directors ............................................................  19
Opinion of Financial Advisor to the CORE Board of Directors ...........  20
Voting Agreement ......................................................  24
Rights Agreement ......................................................  24
Effective Time of the Merger ..........................................  25
Articles of Organization and By-Laws ..................................  25
Directors and Officers ................................................  25
Accounting Treatment ..................................................  25
Effects of the Merger .................................................  25
Merger Financing ......................................................  26
Interests of Certain Persons in the Merger ............................  26
State Takeover Statutes ...............................................  29
Material Federal Income Tax Consequences of the Merger ................  30

DISSENTING STOCKHOLDERS' APPRAISAL RIGHTS .............................  31

Appraisal Rights ......................................................  31
Written Notice to CORE prior to the Vote on the Merger ................  31
CORE's Notice to Dissenting Stockholders ..............................  31


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Payment Demand ........................................................  31
Payment by Surviving Corporation ......................................  32
Effect on Dividends and Voting Rights .................................  32

THE MERGER AGREEMENT ..................................................  32

General ...............................................................  32
Corporate Governance Matters ..........................................  33
Conversion of CORE Shares .............................................  33
Treatment of CORE Stock Options .......................................  33
Amendment of CORE's Articles of Organization ..........................  34
Representations and Warranties ........................................  34
Covenants .............................................................  34
Conduct of CORE's Business Pending the Merger .........................  36
No Solicitation of Acquisition Proposals ..............................  37
Conditions ............................................................  38
Material Adverse Effect ...............................................  39
Termination ...........................................................  40
Termination Fee .......................................................  40
Waiver and Amendment ..................................................  41

SHARE OWNERSHIP OF CORE MANAGEMENT AND CERTAIN BENEFICIAL OWNERS ......  42

OTHER MATTERS .........................................................  44

Voting Procedures .....................................................  44
Adjournment of Meeting ................................................  44
Stockholder Proposals .................................................  44
Other Business ........................................................  44
Experts ...............................................................  44
Where You Can Find More Information ...................................  45

APPENDICES

A.  Agreement and Plan of Merger among Fortis, Inc., CORE Merger Sub,
    Inc. and CORE, Inc. ............................................... A-1
B   Voting Agreement .................................................. B-1
C.  Opinion of Cochran, Caronia & Co. ................................. C-1
D.  Massachusetts Appraisal Rights Statute - Massachusetts Business
    Corporations Law Sections 85 through 98 ........................... D-1

      You should rely only upon the information contained in this Proxy Statement or to which this Proxy Statement specifically refers you. CORE has not authorized anyone to provide you with information concerning the Merger or the Merger Agreement that is different.


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

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                                    SUMMARY

This summary highlights selected information in this Proxy Statement and may not contain all of the information that is important to you. To understand the Merger fully, and for a more complete description of the legal terms of the Merger, you should read carefully this entire Proxy Statement and the documents to which we have referred you. See "Other Matters--Where You Can Find More Information" on page 45 of this Proxy Statement. Each item in this summary includes a page reference directing you to a more complete description of that item. ("We" and "our" as used in this Proxy Statement refer to CORE. "You" and "your" as used in this Proxy Statement refer to stockholders of CORE).

The Companies

CORE, INC. (See Pages 11 and 12)

CORE, INC.
18881 Von Karman Avenue, Suite 1750
Irvine, California 92612
(949) 442-2100

      CORE was incorporated in Massachusetts in April 1984 under the name Peer Review Analysis, Inc. ("PRA"). In March 1995, PRA completed its merger with Core Management, Inc., a Delaware corporation ("CMI"). In July 1995, PRA changed its name to CORE, INC. CORE has the following principal operating subsidiaries:

      o Disability Reinsurance Management Services, Inc., a Delaware corporation whose principal business is turnkey disability reinsurance and management services;

      o SSDC Corp., a Delaware corporation whose principal business is Social Security disability advocacy and Medicare coordination of benefits services; and

      o Protocol Work Systems, Inc., a Delaware corporation whose principal business is on-site job profiling and functionality assessments.

Fortis, Inc.   (See Page 12)

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005
(212) 859-7285

      Fortis, Inc. was organized as a Nevada corporation in April 1969. Fortis, Inc. is a financial services company that, through its operating companies and affiliates, provides specialty insurance to businesses, associations, financial service organizations and individuals primarily in the U.S. Fortis, Inc. is part of Fortis, an international group that operates in the fields of insurance, banking and investment management in more than 65 countries and with approximately 70,000 employees.

CORE Merger Sub, Inc. (See Page 12)

CORE Merger Sub, Inc.
c/o Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005
(212) 859-7285

      CORE Merger Sub, Inc. is a wholly-owned subsidiary of Fortis, Inc., and was formed as a Massachusetts corporation solely for the purpose of completing the merger with CORE.

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The Special Meeting (See Pages 13 and 14)

      The special meeting of CORE stockholders (including any adjournments or postponements thereof, the "Special Meeting") will be held on ______, June __, 2001, at 10:00 a.m. local time at 18881 Von Karman Avenue, Irvine, California. At the Special Meeting, we will ask you to vote upon a proposal to approve the Merger and the Merger Agreement. Approval of the Merger and the Merger Agreement requires the affirmative vote of at least two-thirds of the outstanding shares of CORE Common Stock. Only the CORE stockholders at the close of business on the record date, April 26, 2001, will be entitled to notice of and to vote at the Special Meeting. At the close of business on April 26, 2001, there were 9,089,064 shares of CORE Common Stock outstanding, with each share entitled to one vote.

Share Ownership of Management (See Pages 42 and 43)

      At the close of business on April 26, 2001, directors and executive officers of CORE and their affiliates beneficially owned approximately 13.8% of the outstanding shares of CORE Common Stock (excluding stock options). All of CORE's directors and certain of its officers have entered into a Voting Agreement with CORE and Fortis pursuant to which they have agreed to vote their shares FOR the approval of the Merger and the Merger Agreement. A copy of the Voting Agreement is attached as Appendix B to this Proxy Statement.

The Merger

General Description of the Merger (See Page 15)

      The Merger Agreement provides that Merger Sub will merge into CORE. CORE will be the surviving corporation to the Merger (the "Surviving Corporation") and will continue to conduct its businesses as a wholly-owned subsidiary of Fortis. In the Merger, each outstanding share of CORE Common Stock will be converted into the right to receive $4.92 in cash, without interest.

Background, Negotiation of, and Reasons for the Merger (See Pages 15 to 20)

      You should review the factors that the CORE Board of Directors considered when deciding whether to approve the Merger.

Recommendation to Stockholders (See Pages 19 and 20)

      The CORE Board of Directors has unanimously determined that the Merger is in the best interests of the CORE stockholders and recommends that you vote FOR the approval of the Merger and the Merger Agreement at the Special Meeting.

Fairness Opinion (See Pages 20 to 24)

      In deciding to approve the Merger, the CORE Board of Directors considered, among other things, the opinion of Cochran, Caronia & Co., its financial advisor, as to the fairness, from a financial point of view, of the consideration that CORE stockholders will receive. A copy of the opinion, as updated to the date of this Proxy Statement, is attached as Appendix C to this Proxy Statement and is also discussed on pages 20 to 24. We encourage you to read this opinion.

Interests of Certain Persons in the Merger (See Pages 26 to 29)

      In considering the recommendation of the CORE Board of Directors to approve the Merger, you should be aware that certain members of the CORE Board of Directors and CORE management will receive benefits as a result of the Merger that will be in addition to or different from the benefits that CORE stockholders receive generally. The members of the CORE Board of Directors knew about these additional interests and considered them when they approved the Merger.

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Material Federal Income Tax Consequences (See Page 30)

      The Merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the Merger in an amount equal to the difference between the cash you receive and your adjusted tax basis in your CORE shares. Because determining the tax consequences of the Merger can be complicated, you should consult your own tax advisor to understand fully how the Merger will affect you in light of your individual circumstances.

Dissenting Stockholders' Appraisal Rights (See Pages 31 and 32)

      Under Massachusetts law, you are entitled to assert dissenters' rights. If the Merger Agreement and Merger become effective, and if you do not vote to approve the Merger Agreement and the Merger and follow the procedures prescribed under the Massachusetts Business Corporation Law (the "MBCL"), you may seek appraisal rights as provided under the MBCL for your shares of CORE Common Stock.

The Merger Agreement

      The Merger Agreement is the legal document that governs the Merger. The Merger Agreement is attached as Appendix A to this Proxy Statement, and we encourage you to read it carefully.

Certain Covenants (See Pages 34 to 36)

      CORE has agreed not to solicit or encourage any proposal from any person to acquire CORE or more than ten percent (10%) of CORE's assets or five percent (5%) of CORE's outstanding equity, but it may respond, in certain circumstances, to unsolicited proposals that it receives.

Conditions to the Merger (See Pages 38 to 40)

      Completion of the Merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to compliance with the Merger Agreement, these conditions include:

      o CORE's stockholders shall have duly approved the Merger Agreement, the Merger and the other transactions contemplated in the Merger Agreement; and

      o the consummation of the Merger shall not be precluded by any order or injunction of a court of competent jurisdiction and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any governmental entity that makes consummation of the Merger illegal.

      The Merger is scheduled to be completed, and your CORE shares converted into the right to receive $4.92 per share in cash, without interest, as soon as practicable, but in no event more than three (3) business days, after CORE and Fortis satisfy all of the conditions in the Merger Agreement.

Termination (See Pages 40 and 41)

      The Merger Agreement may be terminated, and the Merger abandoned, even after CORE's stockholders have approved it, in the following circumstances:

      o     if Fortis and CORE mutually agree to terminate the Merger Agreement;

      o by either Fortis or CORE, if the Merger is not completed by July 31, 2001;

      o by either Fortis or CORE if any governmental authority issues a final, nonappealable order blocking the Merger;

      o by either Fortis or CORE, if the other party materially breaches the Merger Agreement and fails to timely cure the breach;

      o by Fortis, if the CORE Board of Directors withdraws its approval of the Merger Agreement, modifies or changes its approval of the Merger Agreement in a manner adverse to Fortis, approves a competing acquisition proposal or resolves to take any of these actions;

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

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      o     by Fortis, if CORE's stockholders fail to approve the Merger
            Agreement and the Merger; or

      o by CORE, if CORE receives a third-party proposal concerning another business combination, in response to which the CORE Board of Directors determines (based on the advice of outside counsel) that failure to accept the proposal would reasonably be likely to result in a breach of their fiduciary duties, and concludes that the person making the alternative proposal has demonstrated that it has obtained any necessary financing or the financing is obtainable and that such proposal would be financially superior to the Merger; provided that, before CORE may terminate the Merger Agreement, it must provide Fortis with a chance to match the competing proposal, as discussed on pages 37 and 38.

      Moreover, if the Merger Agreement is terminated for any of the following reasons:

      o CORE terminates the Merger Agreement in response to an alternative acquisition proposal;

      o Fortis terminates the Merger Agreement after CORE's Board of Directors withdraws its approval of the Merger Agreement, modifies or changes its approval of the Merger Agreement in a manner adverse to Fortis or recommends an alternative acquisition proposal; or

      o the Merger Agreement is terminated for any reason (other than as a result of the failure of Fortis or Merger Sub to fulfill any material obligation under the Merger Agreement) at any time after an alternative acquisition proposal has been received by CORE and within nine (9) months after such a termination, CORE completes a merger, consolidation or other business combination with the party who made the alternative acquisition proposal;

then CORE must pay Fortis a termination fee of $2.25 million, as discussed on pages 40 and 41.

--------------------------------------------------------------------------------

                           PRICE RANGE OF CORE SHARES

      CORE's Common Stock is traded on the NASDAQ National Market tier of The NASDAQ Stock Market ("NASDAQ - NNM") under the symbol: "CORE." The following table shows the range of high and low sales prices per share for the shares of Common Stock on the NASDAQ - NNM for the calendar quarters indicated as reported by NASDAQ. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

                                           High               Low
                                           ----               ----
1999               First Quarter          $ 9                $ 6
                   Second Quarter         $ 10               $ 7 3/16
                   Third Quarter          $ 9 9/16           $ 7 1/2
                   Fourth Quarter         $ 9 3/4            $ 5 7/16

2000               First Quarter          $ 9 3/4            $ 4 3/8
                   Second Quarter         $ 7 1/2            $ 4 3/4
                   Third Quarter          $ 7 5/16           $ 4 3/4
                   Fourth Quarter         $ 6 5/16           $ 1 5/8

2001               First Quarter          $ 4 3/16           $ 2 1/2
                   Second Quarter         --                 --
                   (through May _, 2001)

      On February 28, 2001, the last full trading day before the public announcement that CORE had been engaged in discussions regarding the possible sale of the company, the high and low sales prices of CORE shares were $3.00 and $2.75, respectively. On March 29, 2001, the last full trading day before the public announcement of the execution of the Merger Agreement, the high and low sales prices of CORE shares were $3.875 and $3.75, respectively.

      On May __, 2001, the most recent practicable date for which quotations were available prior to the printing of this Proxy Statement, the daily high and low sales prices of CORE shares were $___ and $___, respectively.

      CORE has never paid a cash dividend. The Amended and Restated Credit Agreement between CORE and Fleet National Bank ("Fleet") dated February 28, 2000, as amended on June 30, 2000, September 30, 2000 and March 23, 2001 (the "Fleet Credit Agreement"), prohibits the payment of dividends by CORE without Fleet's written consent.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following sets forth selected consolidated financial data of CORE and its subsidiaries. This information does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, CORE's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), including the financial statements and related notes. The selected consolidated financial data as of and for each of the years ended December 31, 2000, 1999, 1998, 1997, and 1996, respectively, are derived from the audited consolidated financial statements of CORE and its subsidiaries.

                                                      Years Ended December 31,
                                      -------------------------------------------------------
                                         2000        1999       1998       1997       1996
                                      -------------------------------------------------------

OPERATIONS DATA ($000):
Revenues                              $ 63,980    $ 64,130   $ 45,609    $ 38,507   $ 28,806
Cost of services                        33,763      36,349     27,833      23,330     17,741
Gross profit                            30,217      27,781     17,776      15,177     11,056
Total operating expenses                29,407      24,092     21,527      12,378     11,287
                                      -------------------------------------------------------
Income (loss) from operations         $    810    $  3,689   $ (3,751)   $  2,799   $   (222)
                                      =======================================================
Net income (loss)                     $   (723)   $  1,740   $ (3,760)   $  2,752   $    144
                                      =======================================================
COMMON SHARE DATA:
Earnings (Loss) Per Share (Basic)     $  (0.08)   $   0.22   $  (0.50)   $   0.38   $   0.03
Earnings (Loss) Per Share (Diluted)   $  (0.08)   $   0.21   $  (0.50)   $   0.35   $   0.02
Weighted average common shares
  outstanding (000s)(Basic)              8,858       7,941      7,489       7,246      5,713
Weighted average common shares
  outstanding (000s)(Diluted)            8,858       8,416      7,489       7,934      6,473

BALANCE SHEET DATA($000):
Cash and cash equivalents             $    329    $     --   $  2,226    $  7,945   $  4,282
Working capital                          7,545       6,761      3,466      11,850     15,781
Total assets                            52,852      51,600     48,732      32,815     27,844
Long-term debt and capital lease
  obligations                           13,703      14,618     13,874         190        344
Stockholders' equity                    33,820      31,339     26,827      27,659     24,456

                                 THE COMPANIES

CORE, INC.

CORE, INC.
18881 Von Karman Avenue, Suite 1750
Irvine, California 92612
(949) 442-2100

      CORE, INC. ("CORE") is a leading national provider of employee absence management services to employers, third-party administrators and insurance carriers. CORE's services include Integrated Disability Management (which consists of CORE's proprietary WorkAbility(R) Integrated Disability Management program, disability reinsurance management services, Social Security disability benefits advocacy, analytic and reporting services, onsite job profiling analysis and workplace risk management services, and licensing), Peer Review Analysis (which consists of specialty physician and allied health review services), and other services including Medicare coordination of benefits, health care benefits utilization review and case management services. CORE's services are designed to prevent absence, promote early return to work, improve productivity, and manage disabilities from "day one" through return to work or retirement, without compromising the quality of health care services provided to patients.

      CORE's Integrated Disability Management services include monitoring the appropriateness of absences and durations under short- and long-term disability plans, family and medical leave and similar plans, and workers' compensation programs, in order to reduce unnecessary absenteeism and its related costs of wage replacement, hiring and training replacement personnel, and lost productivity. These services are provided through CORE's WorkAbility program, which uses a proprietary software program developed and supported through the statistical analysis of disability utilization data collected over a 15-year period. CORE's WorkAbility program provides an objective, medically based method for recommending and monitoring employees' return-to-work status. The WorkAbility program is designed to obtain and analyze relevant medical and work-related information with the initial onset of the employee's absence to ensure that the employee, attending physician, and employer all have reasonable and consistent expectations as to the projected return-to-work date. CORE's reinsurance and group disability risk management services include providing marketing, underwriting advice, claims, actuarial and compliance services to its insurance company clients and risk management expertise for reinsurers in a reinsurance facility. CORE's Social Security disability benefits advocacy program provides assistance to disabled employees in obtaining their Social Security Disability Insurance benefits.

      CORE's Peer Review Analysis division provides expert medical, surgical, behavioral and allied health opinions for a variety of cases, including those requiring specialist approvals of treatment, cases in which there is a dispute about health care, work capacity, disability or other health-related decisions. Specifically, Peer Review Analysis provides prospective, consultation, retrospective, pharmaceutical, appeal, quality of care and forensic independent medical specialty peer review services for use within utilization management programs of CORE's insurance company, claims management and self-insured corporate clients. CORE believes its panel of more than 375 Board Certified physician and allied health specialty reviewers is one of the largest in the country. CORE's consulting relationship with this large base of peer reviewers has positioned CORE to offer a truly independent external appeal review service, which is mandated under several state laws. CORE believes that appellate review is one of the growing sectors in the otherwise mature healthcare utilization management industry. CORE believes that its multi-specialty psychiatrists and CORE's emphasis on intensive specialty review distinguish it from psychiatric review performed by other utilization management firms and better addresses the more subjective nature of many behavioral health reviews.

      CORE was incorporated in Massachusetts in April 1984 under the name Peer Review Analysis, Inc. ("PRA") to provide physician-intensive utilization management services to commercial insurance companies and self-insured employers. PRA became a publicly held entity in December 1991 with the completion of an initial public offering.

      In March of 1995, PRA completed its merger involving Core Management, Inc., a Delaware corporation ("CMI"). In 1990 CMI acquired the health and disability cost management services business (including the

WorkAbility program) of Health Data Institute, Inc., a subsidiary of Baxter International, Inc. In April 1993, CMI acquired the mental health case management services business of Integrated Behavioral Health, a California corporation ("IBH"). In July 1995, the company changed its name from Peer Review Analysis, Inc. to CORE, INC.

      In October 1995, CORE acquired all the capital stock of Cost Review Services, Inc. ("CRS"), a regional workers' compensation bill audit firm. In June 1997, CORE's wholly-owned subsidiary SSDC Corp. ("SSDC") purchased certain of the assets of Social Security Disability Consultants and Disability Services, Inc., a disability management services firm that provides social security disability benefits advocacy and Medicare coordination of benefits. In July 1997, CORE's wholly-owned subsidiary Protocol Work Systems, Inc., a Delaware corporation ("PWS"), purchased the assets and certain liabilities from Protocol Work Systems, Inc., a Massachusetts corporation and a provider of job analysis, employee physical agility testing and other loss prevention services to the workers' compensation market. In March 1998, CORE's wholly-owned subsidiary TCM Services, Inc. ("TCM") acquired substantially all of the assets and certain liabilities of Transcend Case Management, Inc. ("Transcend"), a regional provider of workers' compensation case management services. In September 1998, CORE acquired all shares of stock of Disability Reinsurance Management Services, Inc. ("Disability RMS"), a full-service reinsurance intermediary manager.

      In October 1998, CORE discontinued the operations of CRS. In December 1998, TCM transferred substantially all its assets and certain liabilities to Transcend following the exercise by Transcend of its option to reacquire the assets, as described in the Asset Purchase Agreement dated March 17, 1998. In June 1999, CORE sold the assets of IBH to a non-affiliated party.

      CORE's website can be found at www.coreinc.com.

Fortis, Inc.

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005
(212) 859-7285

      Fortis, Inc. was organized as a Nevada corporation in April 1969. Fortis, Inc. is a financial services company that, through its operating companies and affiliates, provides specialty insurance to businesses, associations, financial service organizations and individuals primarily in the U.S. Fortis, Inc. is part of the international Fortis group, which operates in the fields of insurance, banking and investment management in more than 65 countries and with approximately 70,000 employees. Fortis' website can be found at www.fortis.com.

CORE Merger Sub, Inc.

CORE Merger Sub, Inc.
c/o Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005
(212) 859-7285

      CORE Merger Sub, Inc. is a wholly-owned subsidiary of Fortis, Inc., and was formed as a Massachusetts corporation solely for the purpose of completing the Merger with CORE.

                              THE SPECIAL MEETING

Purpose, Time and Place

      The CORE Board of Directors is soliciting proxies for use at the special meeting of CORE stockholders including any adjournments or postponements thereof (the "Special Meeting"). The Special Meeting will be held on ________, June __, 2001 at 10:00 a.m., local time, at 18881 Von Karman Avenue, Irvine, California.

      At the Special Meeting, CORE stockholders as of the record date will be asked to consider and vote on a proposal to approve the Merger Agreement and the Merger.

Record Date, Voting Power and Vote Required

      The CORE Board of Directors has fixed the close of business on April 26, 2001 as the record date for determining the CORE stockholders entitled to notice of, and to vote at, the Special Meeting. Only CORE stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting.

      At the close of business on the record date, 9,089,064 shares of CORE Common Stock were issued and outstanding and entitled to vote at the Special Meeting. CORE stockholders of record are entitled to one vote per share on any matter that may properly come before the Special Meeting. There were no CORE preferred shares issued and outstanding on the record date. Votes may be cast at the Special Meeting in person or by proxy. See "The Special Meeting--Voting of Proxies."

      The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of CORE Common Stock entitled to vote is necessary to constitute a quorum. If a quorum is not present at the Special Meeting, management will adjourn or postpone the meeting in order to solicit additional proxies.

      The affirmative vote of the holders of at least two-thirds of the outstanding shares of CORE Common Stock is required to approve the Merger Agreement and the Merger.

      Broker non-votes (that is, shares represented by properly signed and dated proxies held by brokers as nominees as to which instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum, but will not be counted for the purposes of determining whether the Merger Agreement and the Merger has been approved. Broker non-votes will therefore have the effect of a vote against the Merger Agreement and the Merger.

Share Ownership of Management

      At the close of business on May __, 2001, CORE's directors and executive officers and their affiliates beneficially owned 1,251,700 shares of CORE Common Stock (excluding options), which represents approximately 13.8% of the outstanding CORE shares. All of CORE's directors and certain of its officers have entered into a Voting Agreement with CORE and Fortis pursuant to which they have agreed to vote their shares FOR the approval of the Merger and the Merger Agreement. A copy of the Voting Agreement is attached as Appendix B to this Proxy Statement.

Voting of Proxies

      CORE shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the proxies. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be counted in favor of the Merger Agreement and the Merger. We do not expect that any matter other than the approval of the Merger Agreement and the Merger and possibly procedural items relating to the conduct of the Special Meeting will be brought before the Special Meeting.

      If you have CORE shares registered in different names, you will receive a separate proxy card for each registration. All these shares will be voted in accordance with the instructions on the proxy card. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

      The appointment of a proxy on the enclosed proxy card does not preclude you from voting in person.

Adjournment of Meeting

      If the Special Meeting is adjourned, we do not expect any such adjournment to be for a period of time long enough to require the setting of a new record date for the Special Meeting. If an adjournment occurs, it will have no effect on the ability of the CORE stockholders of record as of the record date either to exercise their voting rights or to revoke any previously delivered proxies.

Revocability of Proxies

      You may revoke a proxy at any time before its exercise by (1) notifying in writing Bradley J. Timon, Clerk of CORE, INC., 18881 Von Karman Avenue, Suite 1750, Irvine, California 92612, (2) completing a later-dated proxy and returning it to CORE's stockholder services representative, EquiServe, Boston, Massachusetts, if you sent your original proxy there, or to your broker if your shares are held by a broker, or (3) attending the Special Meeting and voting in person. Additional proxy cards are available from EquiServe by calling Shareholder Inquiries at (800) 426-5523, or your broker, if your shares are held by a broker.

      Attendance at the Special Meeting will not by itself constitute revocation of a proxy. A CORE stockholder of record attending the Special Meeting may revoke his or her proxy and vote in person by informing the Clerk before the vote is taken at the meeting that he or she desires to revoke a previously submitted proxy.

Solicitation of Proxies

      CORE will bear the costs of soliciting proxies from CORE stockholders. In addition to solicitation by mail, the directors, officers and employees of CORE may solicit proxies from CORE stockholders by telephone or in person. These directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of CORE shares held of record by these persons, and CORE will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

      CORE has retained Corporate Investor Communications, Inc. ("CIC") to help solicit proxies. CIC will receive a fee of $7,500 as compensation for its basic solicitation services, plus reimbursement of usual and customary expenses. CORE has agreed to indemnify CIC against certain liabilities arising from its engagement.

      You should not send share certificates with your completed proxy cards. If the Merger is consummated, a separate letter of transmittal will be mailed to CORE's stockholders which will provide for each stockholder to receive the merger consideration of $4.92 per share.

                    NO VOTE REQUIRED FOR FORTIS STOCKHOLDERS

      Under Nevada law, Fortis stockholders need not approve the Merger Agreement and the Merger. Thus, no one is soliciting proxies from Fortis stockholders. Fortis is the sole stockholder of Merger Sub and will vote all shares of Merger Sub in favor of the Merger Agreement and the Merger.

                                   THE MERGER

      We are furnishing this Proxy Statement to you in connection with the proposed Merger between CORE and Merger Sub, a subsidiary of Fortis, because you are a CORE stockholder. If completed, the Merger will be carried out as provided in the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement.

General Description of the Merger

      The Merger Agreement provides that Merger Sub will merge into CORE. CORE will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue to conduct its businesses as a wholly-owned subsidiary of Fortis. In the Merger, each outstanding share of CORE Common Stock will be converted into the right to receive $4.92 in cash, without interest.

      The total value of the consideration that CORE stockholders and optionholders will receive in the Merger, based on the number of CORE shares outstanding on the date of this Proxy Statement, is approximately $45 million. Fortis expects to pay the the merger consideration with internally generated funds.

Background and Negotiation of the Merger

      In an effort to meet the competitive demands of the employee absence management industry, CORE's Board of Directors (the "Board") has, on an ongoing basis, considered and discussed the need to obtain additional capital and strategic partners to continue to expand CORE's business and pursue other growth opportunities. Some of CORE's efforts in this regard have included its August 1996 public offering, its June 1997 acquisition of Social Security Disability Consultants ("SSDC") and its August 1998 acquisition of Disability Reinsurance Management Services, Inc. ("Disability RMS") and a related financing from Fleet National Bank ("Fleet").

      CORE has from time to time sought the advice of financial advisors concerning potential sources of capital, strategic partners and other strategic opportunities and ways to maximize shareholder value. In July 1998 CORE engaged Cochran, Caronia & Co. ("Cochran, Caronia") as financial advisor in connection with the acquisition of Disability RMS. In June 1999 CORE engaged SG Cowen Securities Corporation ("SG Cowen") to act as exclusive financial advisor to provide general financial advice and assistance and to assist CORE in developing a shareholders' rights plan, which was adopted in October 1999. CORE also engaged an investor relations consultant who reported to the Board in July 1999 concerning shareholder relations, liquidity, pricing and financing and capitalization issues facing companies with market capitalizations under $100 million.

      In March 1999, George C. Carpenter IV, the Chairman and Chief Executive Officer of CORE, discussed with an executive from a large insurance company the possibility of a business combination or other strategic transaction. In July 1999, Mr. Carpenter together with Craig Horton, CORE's President and Chief Operating Officer and a member of the Board, and Stephen C. Caulfield, a director of CORE, met with the insurance executive. A confidentiality agreement was signed and there were intermittent contacts between CORE and the insurance company until November 2000. None of these conversations or meetings led to any substantive proposals.

      At its November 22, 1999 and December 21, 1999 meetings, in addition to reviewing the discussions described in the preceding paragraph, the Board discussed general financing strategies for CORE. Mr. Carpenter reported to the Board that he and certain other members of CORE's senior management, including Mr. Horton, had engaged a financial advisor to assist the management team in formulating an offer to acquire all or a portion of CORE. To avoid a potential conflict of interest, on January 10, 2000, CORE established the Special Independent Committee of the Board consisting of Stephen C. Caulfield, Leslie Alexandre, Richard J. Towle and David M. Tourangeau to consider and recommend action in response to any proposals for a change in control of CORE. Following the recommendation of the Special Independent Committee, CORE retained SG Cowen to serve as financial advisor in connection with a possible change in control transaction. CORE's counsel, Rich, May, Bilodeau & Flaherty, P.C., advised the Special Independent Committee of its fiduciary duties and legal obligations in considering proposals for business combinations.

      In March 2000, representatives of SG Cowen met with CORE management and directors to determine a list of potential strategic partners that SG Cowen would contact to determine interest in a transaction, alliance or investment. At that time, Mr. Carpenter reported to the Board that the management team was no longer considering an acquisition of CORE. The Special Independent Committee was therefore terminated and the entire Board was informed of all efforts concerning potential strategic partners. During March, April, May and June 2000, SG Cowen advised CORE that it had contacted more than 50 companies, including insurance companies, Web-based application service providers, and companies specializing in business services outsourcing, timekeeping/absence management, enterprise resource management, payroll services and managed disability. Confidentiality agreements were entered into with several of these companies. Mr. Carpenter (sometimes with other executive officers of CORE) had exploratory preliminary conversations and meetings with five of these companies, but none of these conversations or meetings led to any substantive proposals. Although SG Cowen contacted Fortis and Fortis signed a confidentiality agreement on June 20, 2000, meetings between executives of Fortis and CORE scheduled for early June 2000 did not occur.

      At the July 13, 2000 Board meeting, SG Cowen reported that there did not appear to be any entity strongly interested in pursuing a significant investment in or business combination with CORE. CORE formally terminated SG Cowen's engagement effective August 5, 2000.

      On September 20, 2000, CORE retained Cochran, Caronia to act as its advisor in connection with a potential sale, merger or recapitalization. At the October 4, 2000 Board meeting, representatives of Cochran, Caronia reported to the Board and management the results of their preliminary review and analysis. CORE and Cochran, Caronia concluded that a strategic partner should have both financial resources and a strong pre-existing distribution network for CORE's products.

      On September 21, 2000, a Cochran, Caronia representative met with Drew Desky, Vice President of Mergers & Acquisitions of Fortis, in New York, New York to discuss a potential strategic alliance with CORE. A confidentiality agreement was signed on October 19, 2000, and on November 8, CORE's executive management team, consisting of Mr. Carpenter, Mr. Horton, William E. Nixon (Chief Financial Officer), Michael D. Lachance (Executive Vice President of CORE and President and Managing Director of Disability RMS), James T. Fallon (Executive Vice President of CORE and Managing Director of Disability RMS) and Lisa O. Hansen (Executive Vice President of CORE and Managing Director of Disability RMS), and representatives of Cochran, Caronia, met with 13 officers and employees of Fortis and its indirect wholly-owned subsidiary, Fortis Benefits Insurance Company ("FBIC"), which engages in the business of disability insurance, among other types of insurance, in Kansas City, Missouri to discuss a potential strategic alliance. These Fortis and FBIC representatives included Mike Peninger (President of FBIC), Floyd Chadee (Senior Vice President and Chief Financial Officer of FBIC), Mark Andruss (Vice President of Corporate Development of FBIC) and Mr. Desky.

      In November and December of 2000, CORE's executive management team and representatives of Cochran, Caronia also met in person with three other companies that had expressed interest in a strategic alliance with CORE.

      At the November 14, 2000 Board meeting, representatives of Cochran, Caronia reported to the Board on contacts made on CORE's behalf; presented the Board with a preliminary valuation of CORE; and discussed potential financing alternatives, including the difficulties in obtaining additional financing from Fleet or another bank, a secondary public offering in a weak capital market, or a going private transaction which would likely still leave CORE without post-closing growth capital or an improved distribution network.

      On December 8, 2000, based solely on its review of preliminary materials and without the benefit of conducting any significant due diligence on CORE, Fortis notified Cochran, Caronia of its preliminary, non-binding indication of interest in acquiring 100% of CORE's stock at an estimated acquisition value in the range of $60 to $70 million. Fortis expressly stated that the statement of interest was not a binding agreement or an offer and that any offer would be subject to due diligence and the negotiation of a definitive agreement. In December 2000 and early January 2001, Fortis conducted due diligence subject to its confidentiality agreement.

      At the December 22, 2000 Board meeting, Cochran, Caronia updated the Board and management of its activities on behalf of CORE, including responding to Fortis' due diligence requests and scheduled due diligence meetings for January 2001 with Fortis; reported on its continuing efforts to find other entities interested in a business combination with CORE, including the fact that several companies had advised Cochran, Caronia that they were not interested; and reviewed with the Board preliminary valuations of CORE under several methodologies. The Board discussed other potential partners for possible strategic alliances.

      On January 8, 9 and 10, 2001, approximately 30 representatives of Fortis and FBIC, including Messrs. Peninger, Chadee, Andruss and Desky, performed due diligence in Irvine, California, with CORE's executive management team and other senior management. On January 15, seven Fortis representatives had due diligence meetings with CORE officers and senior management in Los Angeles, California. CORE continued to send requested due diligence material to Fortis throughout January and early February.

      At the February 8, 2001 meeting of the Board, Cochran, Caronia reported that Fortis was considering making a revised, non-binding expression of interest, pending a preliminary review of the proposed transaction by management of Fortis' ultimate parent companies, Fortis (B) and Fortis (NL) N.V. ("Fortis-Europe"). Cochran, Caronia also reported on two other contacts from potential strategic partners, which were both informally suggesting a valuation range that did not reflect a significant premium over CORE's stock price.

      Fortis advised CORE, by letter dated February 14, 2001, of its non-binding interest in a proposed acquisition of all CORE stock for an aggregate of $45 million. Fortis also advised CORE of its reasons for the reduction in valuation from Fortis' initial indication of interest in December 2000, including among others (i) Fortis' discounting CORE's forecasts for WorkAbility IDM revenues in the mid-market segment, (ii) CORE's concentration of business from large clients in certain industries, which could have high volatility of employment in an economic recession, and (iii) Fortis' anticipation of a weakening in the reinsurance market which Disability RMS serviced. Fortis also stated the transaction would be contingent on the execution of amended employment agreements with certain key executive officers of CORE and requested that CORE not engage in negotiations with third parties while negotiations with Fortis were ongoing.

      At the February 15 Board meeting, the Board discussed Fortis' valuation, as well as a perceived weakening in the disability market, the impact of lower interest rates and a weakening economy. CORE's counsel advised the Board and management of the duties of directors and officers in responding to business combination proposals. The Board directed management to continue discussions with Fortis, to attempt to increase Fortis' proposed price and to advise Fortis that CORE would not agree to exclusivity, as Fortis requested, absent a higher price and an executed letter of intent. The Board requested that Cochran, Caronia keep it advised of other debt and equity financing alternatives.

      On February 21, Fortis advised Cochran, Caronia that it would not make a binding offer until after Fortis-Europe's March 21 management meeting and that Fortis would not discuss increasing the price it had indicated on February 14. CORE and Fortis therefore decided to forego a letter of intent and proceed directly to a definitive merger agreement if the management of Fortis-Europe, and the boards of directors of Fortis and CORE could come to agreement on price and other terms and provisions of a merger.

      At the February 23 Board meeting, Cochran, Caronia provided the Board with an analysis of alternative financing options if Fleet did not continue to extend waivers of non-compliance (as discussed below) or terminated the Fleet Credit Agreement; reported on generally deteriorating lending conditions, and the anticipated costs of subordinated debt, including warrants which would be dilutive to existing CORE stockholders; and advised the Board of difficulties in obtaining equity financing and its likely dilutive effect to existing stockholders. The Board instructed Cochran, Caronia to initiate the process of finding alternative financing to provide potential alternatives to the Fortis proposal and the Fleet loan and to continue efforts and discussions with other potential strategic partners.

      In connection with CORE's February 28 public announcement of earnings for the year and quarter ended December 31, 2001, CORE reported that it had been engaged in discussions regarding its possible acquisition.

      Throughout all of the foregoing, the Board considered the impact of CORE's relationship with Fleet on its financial and strategic alternatives and its evaluation of Fortis' offer. As a result of financial results for the third quarter of 2000, CORE was not in compliance with certain financial ratios in the Fleet Credit Agreement and accordingly required a waiver that Fleet agreed to in October 2000. At the February 8, 2001 Board meeting, the Board discussed the anticipated non-compliance with financial ratios in the Fleet Credit Agreement based on preliminary fourth quarter and year end results and the need for another waiver from Fleet. At its February 15 Board meeting, William E. Nixon, advised the Board of CORE's non-compliance for the fourth quarter of 2000 and anticipated non-compliance for the first and second quarters of 2001. Mr. Nixon also reported that Fleet would not consider discussing waivers of non-compliance until a resolution was reached in CORE's discussions with potential strategic partners. The Board directed management and Cochran, Caronia to update Fleet concerning the Fortis discussions as well as interest from other potential strategic partners and to determine Fleet's conditions for granting a waiver of the fourth quarter 2000 financial covenants. On February 20, 2001, CORE executives and Cochran, Caronia met with Fleet officers in Boston and advised Fleet of the Fortis discussions and requested a waiver. On February 23, 2001, Fleet advised Cochran, Caronia that it would be willing to waive non-compliance with fourth quarter 2000 financial ratio covenants. A Third Amendment to the Loan Agreement was executed in March 2001 waiving non-compliance and subjecting CORE to substantial additional monthly fees beginning July 31, 2001 until all outstanding borrowings were repaid in full.

      Meetings (which were originally scheduled for March 6 and 7 but postponed due to weather) were held March 12 and 13 in Boston, Massachusetts among CORE and Fortis management, the companies' respective legal counsel and representatives of Cochran, Caronia to review and negotiate the draft merger agreement, draft disclosure schedules and other documents, all of which had been previously circulated and revised. The parties negotiated and discussed all of the substantial terms of the draft merger agreement excluding price. Fortis restated (i) that it would not consider increasing its valuation because it believed that the $45 million represented a fair price, (ii) the need for Fortis-Europe's approval (which would not be attainable until Fortis-Europe's management meeting scheduled for March 21) prior to making a definitive offer and (iii) the need to reach agreement with four key CORE officers (Messrs. Carpenter, Horton, Lachance and Fallon) concerning their terms of post-merger employment.

      At the March 14 Board meeting, management reported to the Board on the March 12 and 13 negotiations. Cochran, Caronia advised the directors that none of the potential strategic partners still in discussion were likely to make a cash offer higher than Fortis' proposal and reported on its efforts to obtaining alternative debt financing, including confirmation of its prior advice that such financing could prove difficult to obtain, would likely be at above market interest rates and would likely require the issuance of dilutive warrants. The Board directed management to continue discussions with Fortis and instructed Cochran, Caronia to continue its efforts with respect to obtaining alternative financing.

      Mr. Andruss and Mr. Chadee of Fortis met with Mr. Fallon and Mr. Lachance in Portland, Maine on March 13 and 14, and with Mr. Carpenter and Mr. Horton in Los Angeles, California on March 21 to begin discussing the terms of their post-merger employment.

      On March 21, Fortis informed Mr. Carpenter of the Fortis-Europe approval of the offer of an aggregate $45 million. Mr. Carpenter then informed the CORE Board of such approval and that a binding proposal by Fortis would also require the approval of Fortis' Board of Directors. Mr. Carpenter also reported that Fortis had yet to propose final employment agreement terms to Messrs. Carpenter, Horton, Lachance and Fallon. On March 22, Fortis' board of directors authorized the proposed $45 million purchase of CORE stock pursuant to the terms of the Merger Agreement. During March 24 through 28, Fortis continued its negotiations with each of Messrs. Carpenter, Horton, Fallon and Lachance regarding their respective employment agreements.

      CORE's Board met by telephone conference calls on March 26 and 28 and was advised that disclosure schedules and employment agreements were still being finalized. At the March 26 meeting there was a detailed review of the Merger Agreement as well as a review by CORE's counsel of fiduciary duties of directors in considering of an acquisition proposal.

      On March 29, 2001, after Fortis and each of Messrs. Carpenter, Horton, Fallon and Lachance had reached final agreement on the terms of post-Merger employment, the Board met to consider Fortis' $45 million merger proposal. CORE's legal counsel summarized the previous review of the Merger Agreement and of the directors' fiduciary duties and legal responsibilities, and reviewed the proposed terms of the employment agreements for the four CORE executive officers. Representatives of Cochran, Caronia reviewed the fairness opinion presentation it had delivered to the directors prior to the meeting, including the overall financial aspects of the transaction, transaction rationale (including CORE's need for additional capital, the need for a more robust distribution system for CORE's products, and the higher anticipated loan costs and fees beginning in the third quarter of 2001 whether with Fleet or another lender), and efforts to find a strategic partner by both Cochran, Caronia beginning in September 2000 and by SG Cowen in the spring of 2000. Cochran, Caronia also made a presentation on the methodology by which it had conducted its fairness review and responded to questions from several directors. Cochran, Caronia verbally delivered its opinion to the Board that, as of that date, the $4.92 consideration for each share of CORE stock in connection with the Merger was fair from a financial point of view to the holders of CORE's Common Stock. After further comments and discussion by the directors and consideration of the fairness opinion as well as the value of CORE if it were to remain an independent entity, the Board unanimously approved the Merger and the execution and delivery of the Merger Agreement. The Board also approved the employment agreements with the four executive officers to be effective with the Merger; however, Mr. Horton and Mr. Carpenter abstained from voting on approval of the employment agreements.

      CORE and Fortis executed the Merger Agreement in the late afternoon on March 29 and immediately thereafter issued a joint press release concerning the proposed Merger.

CORE's Reasons for the Merger and Recommendation of the CORE Board of Directors

      The CORE Board of Directors consulted with CORE's senior management, Cochran, Caronia & Co., CORE's financial advisor, and Rich, May, Bilodeau & Flaherty, P.C., CORE's legal counsel, in approving the Merger and the Merger Agreement and in determining that the Merger is fair to, and in the best interests of, CORE stockholders. The CORE Board of Directors considered a number of factors, including without limitation, the following:

      o its review and analysis of CORE's business, financial condition, earnings and prospects, as well as the competitive and changing environment facing CORE;

      o historical market prices, trading information and liquidity with respect to CORE shares;

      o a review of the possible alternatives to a sale of CORE in its entirety, including the prospects of continuing to operate CORE, the value to stockholders of these alternatives, and the timing and likelihood of actually achieving additional value from these alternatives, along with the possibility that CORE's future performance might not lead to a share price in the foreseeable future that would have as high a present value as the consideration of $4.92 per share to be paid in the Merger;

      o that CORE has not satisfied certain financial covenants in the Fleet Credit Agreement, that there is no assurance that Fleet will grant additional waivers if CORE fails to satisfy financial covenants in the future, that the most recent amendment to the Fleet Credit Agreement requires the payment by CORE of substantial additional monthly fees beginning July 31, 2001 until all outstanding borrowings are repaid in full and that if Fleet terminates, or imposes additional restrictions or costs under, the Fleet Credit Agreement, CORE will be forced to find other sources of capital which will require substantial costs to obtain or may not be available;

      o that CORE senior management and financial advisors had previously contacted a number of other companies over a period of time in a process designed to determine interest in acquiring or establishing a strategic alliance with CORE;

      o that the $4.92 per share consideration to be paid in the Merger represented a premium for the CORE shares of approximately (i) 31% to CORE's closing share price of $3.75 on March 29, 2001, the last full trading day before the public announcement of the execution of the Merger Agreement and (ii) 79% to CORE's closing share price of $2.75 on February 28, 2001, the last full trading day before the public announcement that CORE had been engaged in discussions regarding the possible sale of the company;

      o the financial presentations of Cochran, Caronia & Co. and its opinion to the CORE Board of Directors dated March 29, 2001 as to the fairness of the merger consideration froma financial point of view to the CORE stockholders as described in "The Merger--Opinion of Financial Advisor to the CORE Board of Directors";

      o the terms of the Merger Agreement, including the right of the CORE Board of Directors to terminate the Merger Agreement in certain circumstances where a superior proposal is presented to CORE; and

      o the likelihood of completion of the Merger, including an assessment that Fortis has the financial capability to acquire CORE for the merger consideration, and an assessment of the risks associated with obtaining necessary approvals. See "The Merger
            Agreement--Conditions".

      The discussion above of the information and factors that the CORE Board of Directors considered is not exhaustive. In determining to recommend the approval of the Merger Agreement and the Merger, the CORE Board of Directors also considered that the Merger was in the best interests of CORE's employees and customers. In view of the wide variety of factors considered, the CORE Board of Directors did not quantify or assign relative weights to the factors above. Rather, the CORE Board of Directors based its recommendation on the totality of the information presented to and considered by it.

      The CORE Board of Directors has determined that the Merger is fair to, and in the best interests of, CORE stockholders and has approved the Merger. The CORE Board of Directors recommends that CORE stockholders vote FOR approval of the Merger Agreement and the Merger.

Opinion of Financial Advisor to the CORE Board of Directors

      CORE retained Cochran, Caronia & Co. to act as its financial advisor in connection with the proposed Merger. As part of that engagement, CORE requested that Cochran, Caronia & Co. evaluate the fairness, from a financial point of view, of the consideration to be paid in the Merger to the holders of CORE's Common Stock. On March 29, 2001, at a meeting of CORE's Board of Directors held to evaluate the proposed Merger, Cochran, Caronia & Co. delivered to the CORE Board of Directors an oral opinion to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the consideration to be paid in the Merger to the holders of CORE's Common Stock was fair, from a financial point of view, to the holders of CORE's Common Stock.

      In arriving at its opinion, Cochran, Caronia & Co.:

      o     Reviewed the Merger Agreement and related documents;

      o     Examined publicly available financial statements of CORE;

      o Examined internal business, operating and financial information and forecasts of CORE, prepared by the senior management of CORE;

      o Considered information regarding publicly available financial terms of certain comparable transactions in the insurance and healthcare services industries;

      o Analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations are similar to those of CORE;

      o Reviewed current and historical market prices and trading volumes of the Common Stock of CORE;

      o Examined publicly available business and financial information relating to CORE;

      o Held discussions with senior officers, directors and other representatives and advisors of CORE concerning the business, operations and prospects of CORE; and

      o Considered other matters that it deemed relevant to its inquiry, taking into account such accepted financial and investment banking procedures and considerations as it deemed relevant.

      In rendering its opinion, Cochran, Caronia & Co. assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to financial projections and information and data, senior management of CORE advised Cochran, Caronia & Co. that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of CORE as to the future financial performance of CORE.

      Cochran, Caronia & Co. assumed, with CORE's consent, that in the course of obtaining the necessary regulatory approvals for the Merger, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on the ability of the parties to complete the Merger. Cochran, Caronia & Co. further assumed that the transactions contemplated by the Merger Agreement would be completed on the terms described in the Merger Agreement, without the waiver of any material rights, terms or conditions thereof by CORE.

      Cochran, Caronia & Co. expressed no view as to, and its opinion does not address, the relative merits of the Merger as compared with any alternative business strategies that might exist for CORE or the effect of any other transaction in which CORE might engage. Cochran, Caronia & Co.'s opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed to Cochran, Caronia & Co., as of the date of its opinion. Although Cochran, Caronia & Co. evaluated the consideration to be paid in the Merger to the holders of CORE Common Stock from a financial point of view, Cochran, Caronia & Co. was not asked to and did not recommend the specific form or amount of consideration to be paid in the Merger to the holders of CORE Common Stock. The form and amount of such consideration was determined through arm's-length negotiations between CORE and Fortis. No other instructions or limitations were imposed by CORE on Cochran, Caronia & Co. with respect to the investigations made or procedures followed by Cochran, Caronia & Co. in rendering its opinion.

      THE FULL TEXT OF COCHRAN, CARONIA & CO.'S WRITTEN OPINION DATED MARCH 29, 2000, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C AND IS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. COCHRAN, CARONIA & CO.'S OPINION IS DIRECTED TO CORE'S BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID IN THE MERGER TO HOLDERS OF CORE'S COMMON STOCK FROM A FINANCIAL POINT OF VIEW. COCHRAN, CARONIA & CO.'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO HOW TO VOTE AT THE MEETING OR WITH RESPECT TO ANY OTHER MATTER RELATING TO THE PROPOSED MERGER.

      In preparing its opinion, Cochran, Caronia & Co. performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Cochran, Caronia & Co.'s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Cochran, Caronia & Co. believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

      In its analyses, Cochran, Caronia & Co. considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of CORE. No company, transaction or business used in those analyses as a comparison is identical to CORE or the proposed Merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

      The estimates contained in Cochran, Caronia & Co.'s analyses and the valuation ranges resulting from any particular analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Cochran, Caronia & Co.'s analyses and estimates are inherently subject to substantial uncertainty.

      Cochran, Caronia & Co.'s opinion and analyses were only one of many factors considered by CORE's Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the CORE Board of Directors or management with respect to the consideration payable to holders of CORE common stock or the proposed Merger.

      The following is a summary of the material financial analyses performed by Cochran, Caronia & Co. in connection with rendering its opinion:

      Comparable Companies Analysis. Using publicly available information, Cochran, Caronia & Co. analyzed the market values and trading multiples of certain selected publicly traded insurance and healthcare services companies, which are listed below. Although there were no public companies with precisely the same mix of business and financial conditions as CORE, Cochran, Caronia & Co. believes the following publicly traded insurance and healthcare services companies listed below were reasonably comparable. The following publicly traded companies were selected for this analysis because they primarily provide services to the insurance or healthcare industries.

      o     A.J. Gallagher & Co.

      o     AON Corporation

      o     CCC Information Services, Inc.

      o     CorVel Corporation

      o     Crawford & Co.

      o     First Health Group Corp.

      o     Health Risk Management, Inc.

      o     HealthPlan Services Corp.

      o     MedPlus, Inc.

      o     MedQuist

      All multiples were based on stock prices available as of March 20, 2001.

      Estimated financial data for the selected companies were based on research analysts' estimates, and estimated financial data for CORE was based on internal estimates of CORE's management. Cochran, Caronia & Co. compared market values of CORE and the selected companies as a multiple of, among other things, trailing twelve-month net income (excluding nonrecurring charges), 2001 estimated net income, adjusted 2001 estimated net income (adjusted for the higher than expected cost of financing), trailing twelve-month EBITDA and trailing twelve-month EBITDA (including nonrecurring charges). The ranges of market values to trailing twelve-month net income calculated by Cochran, Caronia & Co. for companies comparable to CORE were 11.3x to 27.1x. The range of market values to 2001 estimated net income multiples calculated by Cochran, Caronia & Co. for companies comparable to CORE was 10.6x to 21.1x. The range of market values to trailing twelve-month EBITDA multiples calculated by Cochran, Caronia & Co. for companies comparable to CORE was 4.7x to 18.0x.

      Cochran, Caronia & Co. then applied a range of selected multiples derived from the selected companies of trailing twelve-month net income, 2001 estimated net income and trailing twelve-month EBITDA, to corresponding financial data of CORE in order to derive an implied equity reference range for CORE. Cochran, Caronia & Co. determined the range of multiples appropriate for CORE to be 14.0x to 17.0x trailing twelve-month net income (excluding nonrecurring charges), 11.0x to 13.0x 2001 estimated net income and adjusted 2001estimated net income, and 6.0x to 8.0x trailing twelve-month EBITDA and trailing twelve-month EBITDA (including nonrecurring charges). The result of this analysis yielded a selected equity value of $15.0 million to $61.9 million, or $1.65 to $6.81 per share, for CORE.

      Transactions Multiple Analysis. Using publicly available information, Cochran, Caronia & Co. reviewed the financial terms and implied transaction value multiples paid or proposed to be paid in certain selected transactions in the insurance and healthcare services industries. Although no transaction utilized in this analysis was iden-tical to the Merger, Cochran, Caronia & Co. believes the selected transactions listed below were most reasonably comparable.

Acquiror                                Target
--------                                ------
Management Group                        Nexthealth, Inc.
Security Capital Corporation            Health Power, Inc.
Merck & Co., Inc.                       ProVantage Health Services, Inc.
WebMD Corporation                       Medical Manager Corporation
BCE Emergis                             United Payors & United Providers, Inc.
Trident II                              Sedgwick CMS, Inc.
UICI                                    HealthPlan Services Corp.
Brera Capital                           GAB Robins
TA Merger Co, Inc.                      Physicians Specialty Corp.
Welsh, Carson, Anderson & Stowe         Concentra Managed Care, Inc.
INSpire Insurance Solutions             Arrow Claims Management, Inc.
GatesMcDonald                           Healthcare First, Inc.
HBO & Co.                               Access Health, Inc.
Continental Casualty                    Westport Benefits LLC
Marsh & McLennan Companies, Inc.        Sedgwick Group Plc
Jack Henry & Associates, Inc.           Peerless Group, Inc.
Kohlberg Kravis & Roberts               Willis Corroon Group Plc
Zenith National                         RISCORP
Concentra Managed Care, Inc.            Preferred Payment Systems, Inc.
HCC Insurance Holdings, Inc.            Kachler Corp.
Westport Benefits LLC                   Healthcare Administration Partners
HealthCare COMPARE Corp.                First Health Strategies
Marsh & McLennan Companies, Inc.        Johnson & Higgins
Marsh & McLennan Companies, Inc.        Albert H. Wohlers & Co.
CIGNA Corp.                             Healthsource, Inc.
AON Corp.                               Alexander & Alexander Services
Pacificare Health Systems               FHP International Corp.

      Cochran, Caronia & Co. compared purchase prices in the selected transactions as a multiple of trailing twelve-month net income. The range of multiples for CORE calculated by Cochran, Caronia & Co. from the review of the selected transactions was 4.8x to 147.6x trailing twelve-month net income.

      Cochran, Caronia & Co. then applied a range of selected multiples derived from the selected transactions of trailing twelve-month net income to CORE's trailing twelve-month net income (excluding nonrecurring charges), in order to derive an implied equity reference range for CORE. Cochran, Caronia & Co. determined the range of multiples appropriate for CORE to be 20.0x to 22.0x trailing twelve-month net income (excluding nonrecurring charges). The result of this analysis yielded a selected equity value range of $21.4 million to $23.5 million, or $2.34 to $2.57 per share, for CORE.

      Discounted Cash Flow Analysis. Cochran, Caronia & Co. performed a discounted cash flow analysis to estimate the present value of CORE's projected free cash flows during calendar years 2001 through 2005 based on internal estimates of CORE's management. Cochran, Caronia & Co. derived an implied equity reference range for CORE by applying terminal value multiples of 9.0x to 11.0x to CORE's 2005 estimated net income and 5.0x to 7.0x to CORE's 2004 EBITDA and a range of selected discount rates from 22% to 27%. The result of this analysis yielded a selected equity value range of $37.0 million to $61.8 million, or $4.07 to $6.80 per share, for CORE.

      Premiums Paid Analysis. Cochran, Caronia & Co. performed a premiums paid analysis based on comparable insurance and health services industry transactions announced since 1998. Cochran, Caronia & Co. analyzed the premiums paid by buyers for the target's stock one day prior to the announcement of the transaction and one month prior to the announcement of the transaction. The median premium paid by a buyer for a target's stock for the selected transactions one day prior to announcement of a transaction was 22.4% and one month prior to the announcement of a transaction was 29.0%. Cochran, Caronia & Co. compared these premiums paid with the proposed premium of 31.1% to CORE's closing stock price of $3.75 as of March 26, 2001 and the proposed premium of 63.9% to CORE's closing stock price of $3.00 as of February 26, 2001.

      Other Factors. In rendering its opinion, Cochran, Caronia & Co. also reviewed and considered other factors, including:

      o Historical and projected financial data for CORE, including CORE's financial performance and financial position as well as alternative financing options available to CORE and their potential impact on the current value of CORE common stock;

      o Historical trading volumes for various price ranges for CORE's common stock over the trailing twelve months and over the trailing six months; and

      o Historical market prices for CORE's common stock and the relationship between movements in CORE common stock, movements in the common stock of the comparable companies, movements in the Russell 2000 Index and movements in the S&P 500 Index.

      Valuation Results. The combination of these various valuation methodologies resulted in an implied equity reference range for CORE of approximately $15.0 to $61.9 million (approximately $1.65 to $6.81 per share) compared to the Merger consideration of $45.0 million ($4.92 per share).

      Miscellaneous. CORE engaged Cochran, Caronia & Co. as its financial advisor based upon the nationally recognized experience and expertise of Cochran, Caronia & Co. in the insurance and insurance services industry. Cochran, Caronia & Co. is a full service investment bank focused exclusively on the insurance and insurance services industry and regularly engages in the valuation of insurance and insurance services company securities in connection with business combinations, investments and other transactions.

      Under the terms of its engagement, CORE has agreed to pay Cochran, Caronia & Co. for its financial advisory services upon completion of the Merger an aggregate fee equal to 1.00% of the aggregate amount of strategic transaction value up to and including $55.0 million and 1.75% for each additional $1.0 million of strategic transaction value. Strategic transaction value includes the aggregate consideration received by CORE holders, including option and warrant holders, in the form of cash, securities, contractual arrangements and other properties paid or payable to shareholders, plus the amount of any long-term debt and long-term liabilities assumed. In addition, CORE agreed to pay Cochran, Caronia & Co. an additional $350,000 to deliver the written fairness opinion of Cochran, Caronia & Co. CORE also has agreed to reimburse Cochran, Caronia & Co. for reasonable travel and other out-of-pocket expenses incurred by Cochran, Caronia & Co. in performing its services, including the fees and expenses of its legal counsel, and to indemnify Cochran, Caronia & Co. and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

      In the ordinary course of business, Cochran, Caronia & Co. and its affiliates may actively trade or hold the securities of CORE for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

Voting Agreement

      All of CORE's directors and certain of its officers have entered into a Voting Agreement (the "Voting Agreement") with CORE and Fortis pursuant to which they have agreed to vote (i) all of their shares of CORE Common Stock for the approval of the Merger and the Merger Agreement at every meeting of the stockholders of CORE at which such matters are considered and at every adjournment thereof and (ii) against any action or proposal that would compete with or reasonably could be expected to serve to interfere materially with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. A copy of the Voting Agreement is attached as Appendix B to this Proxy Statement.

Rights Agreement

      CORE and State Street Bank and Trust Company, as Rights Agent ("State Street"), have entered into a Second Amendment to Rights Agreement pursuant to which the Shareholder Rights Agreement, dated as of September 21,

1999 between the Company and State Street, as amended (the "Rights Agreement") has been further amended to exempt from the provisions of the Rights Agreement the execution of the Merger Agreement and the acquisition and ownership of shares of CORE Common Stock by Fortis or any of its affiliates or associates pursuant to the terms of the Merger Agreement.

Effective Time of the Merger

      The Merger will become effective when the parties to the Merger Agreement file Articles of Merger with the Secretary of the Commonwealth of Massachusetts in accordance with the Massachusetts Business Corporation Law (the "Effective Time"). The Merger will not become effective before the date of the Special Meeting. If the Merger Agreement is approved at the Special Meeting, the Effective Time is scheduled to occur as promptly as possible, but in no event more than three business days, after satisfaction or waiver of the remaining conditions, if any, to the Merger contained in the Merger Agreement.

Articles of Organization and By-Laws

      CORE's articles of organization, as amended by the Merger Agreement, and by-laws, in each case as in effect immediately prior to the Effective Time of the Merger, will be the articles of organization and by-laws of the Surviving Corporation until they are amended.

Directors and Officers

      Directors. Immediately after the Merger becomes effective, the Board of Directors of the Surviving Corporation will consist of the current directors of Merger Sub, Robert B. Pollock, Mark A. Andruss and Drew Desky, all of whom are employees of Fortis, who will hold office until their successors are duly elected or appointed and qualified.

      Officers. Immediately after the Merger becomes effective, George C. Carpenter IV, currently the Chairman and Chief Executive Officer of CORE, will be the Chief Executive Officer of the Surviving Corporation, which will be a wholly-owned subsidiary of Fortis. James T. Fallon and Michael D. Lachance, will be the co-Presidents of CORE and of Disability RMS. Mr. Fallon is currently an Executive Vice President of CORE and Managing Director, Treasurer and Vice President of Disability RMS. Mr. Lachance is currently an Executive Vice President of CORE and President and Managing Director of Disability RMS. Craig
C. Horton, currently the President and Chief Operating Officer of CORE, will be the Executive Vice President, National Accounts, of the Surviving Corporation. All officers will hold their positions until their successors are duly elected or appointed and qualified. Messrs. Carpenter and Horton have entered into amended and restated employment agreements with CORE. Messrs. Fallon and Lachance have entered into amended and restated employment agreements with CORE and Disability RMS. See "-- Interests of Certain Persons in the Merger."

Accounting Treatment

      The Merger will be accounted for as an acquisition of CORE by Fortis under the purchase method of accounting in accordance with generally accepted accounting principles. The amount of goodwill recorded will reflect the excess of the purchase price over the estimated net fair value of CORE's businesses at the time of closing, plus Fortis' estimated transaction costs related to the Merger.

Effects of the Merger

      As a result of the Merger, shares of CORE Common Stock will no longer be publicly traded and Fortis will become the sole stockholder of CORE. Following the Merger, persons who were stockholders of CORE immediately prior to the Merger will no longer have an opportunity to continue their interests in CORE as an ongoing company and therefore will not share in its potential future earnings and growth.

      Trading in the shares of CORE Common Stock on NASDAQ will cease immediately as of the time the Merger becomes effective. After that time, CORE will delist the shares of CORE Common Stock from NASDAQ and deregister the shares under the Securities Exchange Act of 1934.

Merger Financing

      In the Merger, Fortis expects to pay approximately $45 million in cash consideration to CORE stockholders. Fortis will use internally generated funds for the merger consideration.

Interests of Certain Persons in the Merger

      In considering the recommendation of the CORE Board of Directors to approve the Merger, CORE stockholders should be aware that certain members of the CORE Board of Directors and CORE senior management will receive benefits as a result of the Merger that will be in addition to or different from the benefits that CORE stockholders receive generally. Members of the CORE Board of Directors and CORE senior management also hold shares of CORE Common Stock, and will receive the merger consideration for their shares in the same amount and on the same terms as other CORE stockholders. The members of the CORE Board of Directors knew about these additional interests and considered them when they approved the Merger.

      Accelerated Vesting Of Stock Options. At the Effective Time, each outstanding option to purchase shares of CORE's Common Stock will become fully vested and exercisable. Each option with an exercise price less than $4.92 will be canceled in exchange for a cash payment equal to (i) the excess of $4.92 over the exercise price of such option multiplied by (ii) the number of shares of Common Stock subject to such option. The following members of CORE's Board of Directors will receive cash payments, in return for the cancellation of their options, in the following amounts: Stephen C. Caulfield, $61,236; Leslie Alexandre, $61,236; and James R. Boris, $73,620. No other members of CORE's Board of Directors or senior management will receive cash payments in return for the cancellation of their options.

      Indemnification and Insurance. Under the Merger Agreement, Fortis and the Surviving Corporation have agreed to indemnify, after the Effective Time of the Merger, each individual who has ever been an officer or director of CORE or any of its subsidiaries. This indemnification will cover all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement (if Fortis gives its written consent to the settlement) arising out of actions or omissions occurring at or prior to the Effective Time of the Merger that are at least in part based on the fact that such individual served as a director, officer or employee of CORE or one of its subsidiaries.

      In addition, for three years after the Effective Time of the Merger, the Surviving Corporation will maintain liability insurance policies for the benefit of those directors and officers of CORE and its subsidiaries who were covered as of the Effective Time. The terms of the coverage will be substantially comparable to the terms of the policies in effect as of the Effective Time. The Surviving Corporation will not, however, be required to expend in any year more than 300% of the annual aggregate premiums that CORE was paying for that insurance as of the Effective Time.

      Amended and Restated Employment Agreements. CORE has entered into amended and restated employment agreements with George C. Carpenter IV and Craig C. Horton. CORE and Disability RMS have entered into amended and restated employment agreements with James T. Fallon and Michael D. Lachance. Each of these amended and restated employment agreements will be effective upon the Effective Time of the Merger.

      George C. Carpenter IV. Under the terms of his employment agreement, Mr. Carpenter will serve as the Chief Executive Officer of CORE for a term of ninety
(90) days after the Effective Time. Mr. Carpenter's annual base salary will be $280,800. Mr. Carpenter will receive health care benefits as currently available to other CORE employees and other fringe benefits consistent with the personnel policies of CORE. He will also be entitled to certain disability benefits.

      Mr. Carpenter is eligible to receive a bonus at the end of the term of his employment agreement in an amount of up to $28,080 based upon whether (i) he made a reasonable effort to accomplish the goals established for him, (ii) the goals were reasonable given Mr. Carpenter's responsibilities and resources and
(iii) the goals were in fact met.

      Upon the scheduled expiration of Mr. Carpenter's employment agreement or if CORE terminates Mr. Carpenter's employment prior to that time other than for cause, disability or death, Mr. Carpenter will receive:

      o all amounts accrued and unpaid to him through the termination date, including but not limited to unpaid base salary, accrued but unpaid holiday pay, and accrued but unused vacation time;

      o     base salary through the end of the term of the agreement;

      o continuation of health care coverage for eighteen (18) months from the date of termination and continuation of base salary for eighteen
            (18) months from the end of the term of the agreement (provided that such payments of base salary will be reduced to reflect any salary, consulting fees or other compensation received by Mr. Carpenter for services rendered after one (1) year from the termination date); and

      o outplacement services and continuation of company e-mail, voice mail, cell phone and Internet access until the later of eighteen
            (18) months from the end of the term of the agreement or the time Mr. Carpenter obtains a comparable position, commences a new business or no longer requires the services.

      If CORE terminates Mr. Carpenter's employment for cause, disability or death, he will receive base salary, accrued but unpaid holiday pay, and accrued and unused vacation time through the date of termination.

      Mr. Carpenter has agreed to certain non-competition, non-solicitation and confidentiality restrictions until the later of one (1) year after termination of his employment with CORE or the date through which severance payments of base salary are due after termination of the agreement.

      Craig C. Horton. Under the terms of his employment agreement, Mr. Horton will serve as Executive Vice President, National Accounts, of CORE until December 31, 2002, with automatic year-to-year renewals thereafter. Mr. Horton's annual base salary will be $260,000. Mr. Horton will receive at least five (5) weeks of vacation per year; health care benefits as currently available to other similarly situated CORE employees; a travel allowance of $500 per month; and other fringe benefits consistent with the personnel policies of CORE. He will also be entitled to certain disability benefits.

      Mr. Horton is eligible to receive an annual bonus estimated to be approximately forty percent (40%) of his annual base salary based upon the achievement of projected targets to be determined within ninety (90) days of the Effective Time. However, the potential range of Mr. Horton's bonus is from zero percent (0%) to eighty percent (80%) of his base salary depending on the extent to which actual results fall short of or exceed the projected targets.

      If CORE terminates Mr. Horton's employment other than for cause, disability or death or elects not to renew Mr. Horton's employment agreement or if Mr. Horton terminates his employment for Good Reason, as defined below, Mr. Horton will receive:

      o all amounts accrued and unpaid to him through the termination date, including but not limited to unpaid base salary, accrued but unpaid holiday pay, and accrued but unused vacation time; and

      o continuation of base salary and health care coverage for twelve (12) months from the date of termination, provided, however, that if such termination occurs within 12 months of the Effective Time, such benefits will be continued for eighteen (18) months from the date of such termination (provided that such benefits will be reduced to reflect any salary, consulting fees or other compensation received by Mr. Horton for services rendered after one (1) year from the termination date).

      Under Mr. Horton's employment agreement, "Good Reason" is defined as: (i) the assignment to Mr. Horton of any duties inconsistent with his status as Executive Vice President, National Accounts of CORE, an alteration in the nature or status of his title with CORE and his responsibilities for the day to day business, operations and affairs of CORE, as set forth in the agreement, or a diminution in Mr. Horton's authority with respect to CORE; (ii) any material breach by CORE of any material provision of the employment agreement that is not timely cured; (iii) change of Mr. Horton's primary place of employment to a location more than fifty (50) miles from his current place of employment (subject to certain exceptions); or (iv) change from a direct reporting relationship to the President or co-President.

      If CORE terminates Mr. Horton's employment for cause, disability or death, he will receive base salary, accrued but unpaid holiday pay, and accrued and unused vacation time through the date of termination.

      Mr. Horton has agreed to certain non-competition, non-solicitation and confidentiality restrictions until the date through which severance payments of base salary are due after termination of the agreement.

      James T. Fallon and Michael D. Lachance. Under the terms of their employment agreements, Mr. Fallon and Mr. Lachance will each serve as the co-President of CORE and of Disability RMS until December 31, 2003. Each of Mr. Fallon's and Mr. Lachance's annual base salary will be $250,000. Each will receive at least five (5) weeks of vacation per year; health care benefits as currently available to other Disability RMS employees (provided that if dental care coverage is not provided, the executive's base salary will be increased by nine hundred dollars ($900)); and other fringe benefits consistent with the personnel policies of Disability RMS. They will also be entitled to certain disability benefits.

      Mr. Fallon and Mr. Lachance are eligible to receive bonuses based upon the achievement of certain revenue and earnings targets by CORE and Disability RMS. Each executive is eligible for incentive bonuses of (i) estimated to be approximately $500,000 upon the achievement of projected targets through December 31, 2003, and (ii) estimated to be approximately $250,000 upon the achievement of projected targets through December 31, 2004. However, for each of Mr. Fallon and Mr. Lachance, depending on the extent to which actual results fall short of or exceed projected targets, the potential range of the incentive bonuses is from 0 to 2 times (i) the $500,000 bonus for achieving the December 31, 2003 projected targets (i.e., a potential bonus of between $0 to $1,000,000) and (ii) the $250,000 bonus for achieving the December 31, 2004 projected targets (i.e., a potential bonus of between $0 to $500,000). Mr. Fallon and Mr. Lachance are each also eligible to receive an annual bonus estimated to be approximately forty percent (40%) of his annual base salary upon the achievement of annual projected targets. Again, for each of Mr. Fallon and Mr. Lachance, depending on the extent to which actual results fall short of or exceed projected targets, the potential range of the annual bonus is from 0 to 2 times the 40% of annual base salary bonus (or a potential annual bonus of between 0% and 80% of annual base salary).

      If Disability RMS terminates the executive's employment other than for cause, disability or death or if the executive terminates his employment for Good Reason, as defined below, the executive will receive:

      o all amounts accrued and unpaid to executive through the termination date, including but not limited to unpaid base salary, earned but unpaid bonuses (if any), accrued but unpaid holiday pay, and accrued but unused vacation time)

      o continuation of base salary and health care coverage for twelve (12) months from the date of termination, provided, however, that if such termination occurs within 12 months of the Effective Time, such benefits will be continued for eighteen (18) months from the date of such termination (provided that such benefits will be reduced to reflect any salary, consulting fees or other compensation received by the executive for services rendered after one (1) year from the termination date); and

      o if termination occurs prior to January 1, 2004, a `Deemed Bonus' equal to the amount of the incentive bonuses that would have been payable under the agreement if the executive had continued his employment through December 31, 2003.

      Under each of Messrs. Fallon's and Lachance's employment agreements, "Good Reason" is defined as: (i) the assignment to the executive of any duties substantially inconsistent with the executive's status as the President or co-President of Disability RMS, a substantial alteration in the nature or status of the executive's title with Disability RMS and his responsibilities for the day to day business, operations and affairs of Disability RMS, as set forth in the agreement, or a diminution in the executive's authority with respect to Disability RMS (however, in no event will an alteration, whether substantial or not, in the nature or status of the executive's title with CORE and his responsibilities for the day to day business, operations and affairs of CORE or its subsidiaries other than Disability RMS, or a diminution in the executive's authority with respect to CORE or its subsidiaries other than Disability RMS, give rise to Good Reason); (ii) any material breach by Disability RMS of any material provision of the employment agreement; (iii) any purported termination by Disability RMS of the executive's employment which is effected other than as provided in the employment agreement; (iv) the requirement that the executive and Disability RMS' corporate headquarters be based at any office or location other than one within the greater Portland, Maine, area; (v) Mr. Fallon (in the case of Mr. Lachance) or Mr. Lachance (in the case of Mr. Fallon) no longer being employed by Disability RMS as co-President except as a result of (1) the Disability RMS' termination of such executive for Cause or (2) such executive's voluntary termination without Good Reason; or (vi) any substantial part of the business or assets of Disability RMS is no longer owned directly, or through a wholly owned subsidiary, by Fortis.

      If Disability RMS terminates the executive's employment for cause, disability or death, the executive will receive base salary, earned but unpaid bonus (if any), accrued but unpaid holiday pay, and accrued and unused vacation time through the date of termination.

      Mr. Fallon and Mr. Lachance have each agreed to certain non-competition, non-solicitation and confidentiality restrictions through the latest of (i) one year after the executive's termination of employment with Disability RMS, for any reason, (ii) the date through which severance payments are due after termination of the agreement or (iii) if a `Deemed Bonus' is paid in an amount greater than zero ($0.00), the last day of the term of the agreement.

      Definition of 'Cause' in Employment Agreements. Under each of Messrs. Carpenter's, Horton's, Fallon's and Lachance's employment agreements, "Cause" is defined as: (i) willful breach or habitual neglect of the duties the executive is required to perform under the agreement which is not cured by the executive within thirty (30) days of written notice from CORE or Disability RMS of such breach or neglect; (ii) any illegal act by the executive injurious to the business or reputation of CORE or any of its affiliates; (iii) the executive's engagement in gross misconduct injurious to the business or reputation of CORE or any of its affiliates; (iv) the executive's conviction of any crime which constitutes a felony in the jurisdiction committed (whether or not involving CORE or any of its affiliates); or (v) a material breach by the executive of any material provision of the agreement which breach is not cured by the executive within thirty (30) days of written notice from CORE or Disability RMS of such breach or neglect.

      These agreements will become effective at the Effective Time and will amend and supersede the employment agreements currently in place between CORE and each of Mr. Carpenter and Mr. Horton and between Disability RMS and each of Mr. Fallon and Mr. Lachance.

      We estimate that, if the Merger occurred on June 25, 2001 and Mr. Carpenter's employment was immediately terminated by Fortis or CORE other than for cause, disability or death, he would receive cash severance payments of approximately $491,400. We estimate that, if the Merger occurred on June 25, 2001 and Mr. Horton's employment was immediately terminated by Fortis or CORE other than for cause, disability or death, if CORE elects not to renew Mr. Horton's employment agreement or if Mr. Horton terminated his employment for Good Reason, he would receive cash severance payments of approximately $390,000. We estimate that, if the Merger occurred on June 25, 2001 and Mr. Fallon's or Mr. Lachance's employment was immediately terminated by Fortis or CORE other than for cause, disability or death or if Mr. Fallon or Mr. Lachance terminated his employment for Good Reason, each executive would receive cash severance payments of approximately $875,000.

State Takeover Statutes

      A number of states, including Massachusetts, have adopted "takeover" statutes that purport to apply to attempts to acquire corporations that are incorporated in such states, or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, employees, principal executive offices or principal places of business in such states. The Board of Directors of CORE has taken necessary action to provide that the Massachusetts takeover statutes will not apply to the Merger. CORE and Fortis do not know whether any other state's statutes, by their terms, apply to the Merger, and has not complied with any such statutes. To the extent that certain provisions of these statutes purport to apply to the Merger, CORE and Fortis believe that there are reasonable bases for contesting such statutes. If any person should seek to apply any state takeover statute, CORE and Fortis would take such action as then appears desirable, which action may include challenging the validity or applicability of any such statute in appropriate court proceedings. If it is asserted that one or more takeover statutes apply to the Merger, and it is not determined by an appropriate court that such statute or statutes do not apply or are invalid as applied to the Merger, CORE or Fortis might be required to file certain information with, or receive approvals from, the relevant state authorities, and CORE and Fortis might be unable to consummate the Merger, or be delayed in continuing or consummating the Merger.

Material Federal Income Tax Consequences of the Merger

      The following discussion is a summary of the material United States federal income tax consequences of the Merger applicable to CORE stockholders. This discussion is based upon the provisions of the Internal Revenue Code, current and proposed United States Treasury Regulations, judicial authority, and administrative rulings. Legislative, judicial and administrative rules and interpretations are subject to change at any time, possibly on a retroactive basis, and the following statements and conclusions are therefore subject to change. It is assumed that the CORE shares are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular CORE stockholder in light of that stockholder's individual circumstances, and does not apply to CORE stockholders who:

      o are subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals);

      o hold CORE shares as part of a hedging, "straddle," conversion, constructive sale or other integrated transaction; or

      o     acquired their CORE shares through compensation arrangements.

      In addition, the discussion does not address the consequences of any foreign, state or local tax laws or the consequences of any federal laws other than those pertaining to the federal income tax.

      The receipt of the merger consideration will be a taxable transaction. In general, a holder of CORE shares will recognize gain or loss equal to the difference between:

      o     the amount of cash received, and

      o the holder's adjusted tax basis in CORE shares converted in the Merger.

      Gain or loss will be calculated separately for each block of shares converted in the Merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be short-term capital gain or loss if, at the Effective Time of the Merger, the CORE shares so converted were held for one year or less. If the shares were held for more than one year, the capital gain or loss will be long-term capital gain or loss, subject (in the case of holders who are individuals) to tax at a maximum United States federal income tax rate of 20%. Limitations may apply to the deductibility of any capital losses recognized on the disposition of CORE shares.

      Under the United States federal income tax backup withholding rules, unless an exemption applies, Fortis is required to and will withhold 31% of all payments to which a CORE stockholder or other payee is entitled in the Merger or otherwise, unless the payee provides a taxpayer identification number (a social security number, in the case of an individual, or an employer identification number, in the case of other stockholders), and certifies under penalties of perjury that the number is correct. Each CORE stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal sent separately to the stockholder and return it to the paying agent (or other agent) to provide the certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent (or other applicable agent). The exemptions provide that certain CORE stockholders (including, among others, all corporations) are not subject to backup withholding. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for the year, provided that the required information is furnished to the Internal Revenue Service.

      Stockholders should consult their own tax advisors to determine the United States federal, state and local and foreign tax consequences of the Merger to them in light of their own particular circumstances.

                   DISSENTING STOCKHOLDERS' APPRAISAL RIGHTS

Appraisal Rights

      A record holder of CORE Common Stock (hereinafter a "Record Holder") may exercise appraisal rights by complying with Sections 85 through 98 of the Massachusetts Business Corporation Law ("MBCL"). The rights described in Sections 85 through 98 of the MBCL are referred to as "Appraisal Rights" and stockholders who exercise their Appraisal Rights are called "Dissenting Stockholders." The shares owned by the Dissenting Stockholders are called "Dissenting Shares." If your shares are held in the name of a bank, broker or another third party, you must direct the third party to follow the procedures described below in order to exercise your Appraisal Rights.

      Prior to the vote on the Merger, you must notify CORE in writing that you intend to exercise your Appraisal Rights. In addition, if you intend to exercise these rights, you may not vote for the Merger.

      IF YOU ARE CONSIDERING EXERCISING APPRAISAL RIGHTS, YOU SHOULD CAREFULLY REVIEW SECTIONS 85 THROUGH 98 OF THE MBCL. THESE SECTIONS ARE REPRINTED IN APPENDIX D TO THIS PROXY STATEMENT.

      THE FOLLOWING MATERIAL SUMMARIZES THE MASSACHUSETTS LAW RELATING TO APPRAISAL RIGHTS. IT IS ONLY A SUMMARY OF SUCH LAWS AND YOU SHOULD REFER TO APPENDIX D FOR A COMPLETE DISCUSSION OF APPRAISAL RIGHTS AND THE PROCEDURES FOR EXERCISING THOSE RIGHTS. IN ORDER TO EXERCISE APPRAISAL RIGHTS, YOU MUST FOLLOW THE REQUIREMENTS IN THE MBCL EXACTLY. IF YOU FAIL TO COMPLY WITH THE PROCEDURES, YOU WILL LOSE YOUR APPRAISAL RIGHTS. IF YOU ARE CONSIDERING EXERCISING APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT WITH YOUR LEGAL ADVISOR.

      If you elect to exercise your Appraisal Rights, you must dissent with respect to all of the Shares you own. If your Shares are held in the name of a third party, that third party can only dissent with respect to those of your Shares that such third party holds.

Written Notice to CORE Prior to the Vote on the Merger

      To exercise Appraisal Rights, the Record Holder must (1) file with CORE, before the vote on the Merger at the Meeting, a written objection to the Merger stating that the Record Holder intends to demand payment for his or her Shares if the Merger is consummated and (2) not vote in favor of the Merger Agreement. A vote in favor of the Merger Agreement with respect to any Shares beneficially owned by a Record Holder will waive such Record Holder's Appraisal Rights with respect to all of such Record Holder's Shares. However, a failure to vote on the Merger Agreement will not in itself be a waiver of the Record Holder's Appraisal Rights. APPRAISAL RIGHTS ARE NOT AVAILABLE UNLESS THE FOREGOING WRITTEN OBJECTION REQUIREMENT IS FULFILLED. CORE requests that such written objection
(i) state the name and address of the Record Holder(s), (ii) include the number of Shares as to which Appraisal Rights are being asserted and (iii) be sent to CORE, INC., Attention: Clerk, 18881 Von Karman Avenue, Irvine, California 92612.

CORE's Notice to Dissenting Stockholders

      If CORE's stockholders approve and adopt the Merger and the Merger Agreement, within 10 days after the Effective Date of the Merger the Surviving Corporation must give written notice that the Merger has become effective to each Record Holder who gave written notice before the Meeting of such Record Holder's intention to demand payment for his or her shares and who did not vote in favor of the Merger and the Merger Agreement.

Payment Demand

      If a Record Holder timely files written objection to the Merger and does not vote in favor of the Merger and the Merger Agreement, such Dissenting Stockholder may, within 20 days after CORE mails notice to the Dissenting Stockholders that the Merger is effective, make written demand (the "Demand Notice") on the Surviving Corporation for the payment of the fair value of such stockholder's Dissenting Shares. Any Record

Holder failing to make such Demand Notice for payment within the 20-day period shall be bound by the Merger and such Record Holder's Shares will be treated as having been tendered pursuant to the Merger.

Payment by the Surviving Corporation

      Within 30 days after the expiration of such 20-day notice period for Dissenting Stockholders, the Surviving Corporation will pay the Dissenting Stockholders who have met all statutory conditions the fair value of the Dissenting Stockholders' Shares, plus accrued interest, if the Surviving Corporation and the Dissenting Stockholder have agreed to the fair value of the Dissenting Shares. Pursuant to the MBCL, the fair value of the Dissenting Shares is the value thereof as of the day immediately preceding the Meeting, excluding any element of value arising from expectation of the Merger.

      If, within such 30-day period the Dissenting Stockholders and the Surviving Corporation do not agree as to the fair value of the Dissenting Shares, then within four months after the expiration of such 30-day period any Dissenting Stockholder may file a bill with the Superior Court in Suffolk County, Massachusetts (the county in which CORE has its principal Massachusetts office) (the "Court"), in his or her own behalf and in behalf of all other Dissenting Stockholders with whom the Surviving Corporation has not reached agreement as to the fair value of any Dissenting Shares, demanding a determination of the value of the Dissenting Shares. The Surviving Corporation must then file with its answer a duly verified list of all such Dissenting Stockholders with whom the Surviving Corporation has not reached agreement as to the fair value of their Dissenting Shares. A notice of the hearing on the bill will then be sent to all Dissenting Stockholders on such list.

      At the hearing on the bill, the Court will determine which, if any, Record Holders have complied with the MBCL and have become entitled to Appraisal Rights and may refer the bill or any question to a special master, who shall file a report of such master's findings with the Court. After the hearing, the Court will determine the fair value of the Dissenting Shares and shall direct payment of that value by the Surviving Corporation, together with interest thereon, subject to receipt of duly endorsed certificates for the Dissenting Shares. All court costs, including reasonable compensation and expenses of any master appointed by the Court, shall be allocated by the Court in a manner it determines to be equitable.

Effect on Dividends and Voting Rights

      Upon consummation of the Merger, each Dissenting Stockholder will cease to have any rights of a CORE stockholder except the right to be paid the fair value of the Dissenting Shares and the right to receive other distributions, if any, payable to Record Holders prior to the Meeting and any other rights under applicable Massachusetts law. No dividends will be paid on any Dissenting Shares.

                              THE MERGER AGREEMENT

      The following description of the Merger Agreement is only a summary. We urge you to read the actual Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement.

General

      The Merger Agreement provides that Merger Sub, a subsidiary of Fortis, will merge with and into CORE. CORE will survive the Merger as a wholly owned subsidiary of Fortis. The Effective Time of the Merger is scheduled to occur as soon as possible, but not later than the third business day, after the date upon which all conditions to the Merger have been satisfied or waived, or at such other time as the parties agree. At the Effective Time, the parties will deliver Articles of Merger to the Secretary of the Commonwealth of Massachusetts for filing in accordance with the Massachusetts Business Corporation Law. The Merger will become effective upon the filing of the Articles of Merger. CORE and Fortis currently expect that the Effective Time of the Merger will take place by June 30, 2001.

Corporate Governance Matters

      Directors. Immediately after the Merger becomes effective, the Board of Directors of the Surviving Corporation will consist of the current directors of Merger Sub, Robert B. Pollock, Mark A. Andruss and Drew Desky, all of whom are employees of Fortis, who will hold office until their successors are duly elected or appointed and qualified.

      Officers. Immediately after the Merger becomes effective, George C. Carpenter IV, currently the Chairman and Chief Executive Officer of CORE, will be the Chief Executive Officer of the Surviving Corporation, which will be a subsidiary of Fortis. James T. Fallon and Michael D. Lachance, will be the co-Presidents of CORE and of Disability RMS. Mr. Fallon is currently an Executive Vice President of CORE and Managing Director, Treasurer and Vice President of Disability RMS. Mr. Lachance is currently an Executive Vice President of CORE and President and Managing Director of Disability RMS. Craig
C. Horton, currently the President and Chief Operating Officer of CORE, will be the Executive Vice President, National Accounts, of the Surviving Corporation. All officers will hold their positions until their successors are duly elected or appointed and qualified.

Conversion of CORE Shares

      Merger Consideration. At the effective time of the Merger, each outstanding CORE share will be converted into the right to receive the merger consideration of $4.92 in cash, without interest, per share.

      Paying Agent. Fortis will deposit with a paying agent cash payable in exchange for outstanding CORE shares.

      Exchange and Payment Procedures. As soon as practicable after the Effective Time, the paying agent will mail to each record holder of a certificate representing CORE shares that have been converted into the right to receive the merger consideration:

      o a letter of transmittal for use in submitting share certificates to the paying agent; and

      o instructions explaining what the stockholders must do to effect the surrender of the CORE share certificates and receive the merger consideration.

      After a stockholder submits his or her share certificates, a letter of transmittal and other documents that may be required, the stockholder will have the right to receive cash. The merger consideration may be delivered to someone who is not listed in CORE's transfer records if he or she presents a CORE share certificate to the paying agent along with all documents required to evidence that a transfer of the certificate has been made to him or her and any applicable transfer taxes have been paid. Until surrender, each certificate will be deemed at any time after the Effective Time to represent only the right to receive the merger consideration upon surrender.

      Stockholders should not forward certificates to the paying agent, Fortis or CORE until they have received a letter of transmittal. Stockholders should not return certificates with the enclosed proxy.

Treatment of CORE Stock Options

      At the Effective Time, each outstanding option to purchase shares of CORE's Common Stock shall become fully vested and exercisable. At the Effective Time, each Option which has an exercise price ("Exercise Price") less than $4.92 (an "In the Money Option") shall be canceled in exchange for a cash payment equal to (i) the excess of $4.92 over the Exercise Price of such In the Money Option multiplied by (ii) the number of Shares subject to such In the Money Option (the "Option Settlement Payment"). Each In the Money Option shall no longer represent the right to purchase shares of Common Stock, but in lieu thereof shall represent only the nontransferable right to receive the Option Settlement Payment. At the Effective Time, each Option which has an Exercise Price equal to or in excess of $4.92 (an "Under Water Option") shall be adjusted and converted so that, the holder of such Under Water Option shall be entitled to receive, upon exercise of such Under Water Option and payment of the applicable Exercise Price, in lieu of each share of Common Stock otherwise issuable thereunder, a cash payment of $4.92. Each Under Water Option shall no longer represent the right to purchase shares of Common Stock, but in lieu thereof shall represent only the nontransferable right to receive, upon exercise and payment of the Exercise Price for such Under Water Option, $4.92. Because there will be no economic benefit to exercising an Under Water Option, CORE does not expect that any Under Water Option will be exercised.

Amendment of CORE's Articles of Organization

      At the Effective Time, pursuant to the filing of the Articles of Merger, CORE's Articles of Organization will be amended to (i) eliminate CORE's Preferred Stock, no par value and (ii) change CORE's corporate purpose to provide that the nature of the business or purposes to be conducted or promoted by the Surviving Corporation is to provide integrated disability management services, employee absence management services, health care related review and consulting services and any other business, operation or activity for which corporations may be organized under the MBCL.

Representations and Warranties

      In the Merger Agreement, CORE and Fortis make representations and warranties about themselves and their businesses, including, but not limited to, the following:

by CORE as to:

      o its proper organization, good standing and qualification to do business in various states;

      o validity of its subsidiaries' stock and the ownership of subsidiaries' stock by CORE;

      o     capital structure;

      o     authority to enter into and enforceability of the Merger Agreement;

      o filing with the SEC of all required reports and financial statements and the accuracy of information used in their preparation;

      o     absence of certain adverse changes or events;

      o     litigation;

      o     title to properties;

      o     intellectual property matters;

      o     accuracy of information used in this Proxy Statement;

      o     tax matters;

      o     employee matters;

      o     stockholder vote required;

      o     opinion of financial advisor; and

      o     non-applicability of takeover laws;

and by each of Fortis and Merger Sub as to:

      o its proper organization, good standing and qualification to do business in various states;

      o     authority to enter into and enforceability of the Merger Agreement;

      o     accuracy of information used in this Proxy Statement; and

      o     availability of funds for payment of the merger consideration.

The representations and warranties made by the parties to the Merger Agreement will not survive the Merger, but they form the basis of conditions to the obligations of Fortis and CORE.

Covenants

      Mutual Covenants. Under the Merger Agreement, the parties have agreed that, until the Effective Time or the termination of the Merger Agreement, each party will:

      o use all commercially reasonable efforts to assist the other in obtaining any permits required to be obtained by such other party for the consummation of the Merger, which shall include providing the other party or appropriate governmental entity all information reasonably required to be submitted in connection with obtaining the permits;

      o use all commercially reasonable efforts promptly to take, or cause to be taken, all actions and promptly to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger;

      o not make, or permit its affiliates or representatives to make, any press release or other public statement with respect to the Merger without the prior written consent of the other parties, except: (i) if required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, (ii) to any governmental entity having jurisdiction over the disclosing party,
            (iii) in order for the parties to comply with their obligations hereunder, or (iv) if a default by the other party hereto has occurred, to the extent reasonable for the non-defaulting party to enforce its rights and remedies under the Merger Agreement; and

      o give prompt notice to the other parties of (i) any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened, involving or affecting such party that relate to the Merger, (ii) the occurrence, or failure to occur, of any event that would be likely to cause (with the passage of time or otherwise) any of such party's representations or warranties contained in the Merger Agreement to be untrue or inaccurate in any material respect or a Material Adverse Effect, as defined below, or
            (iii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement.

      Covenants of CORE. CORE has agreed that, until the Effective Time or the termination of the Merger Agreement, CORE and its subsidiaries will:

      o not settle or compromise any claim for appraisal rights in respect of the Merger without the prior written consent of Fortis or Merger Sub;

      o give to Fortis and Merger Sub full access to employees, premises and books, furnish to Fortis and Merger Sub such financial and operating data and other information with respect to its business and properties as Fortis or Merger Sub shall from time to time reasonably request and use all commercially reasonable efforts to arrange for Fortis to meet with clients and customers provided that CORE shall not be obligated to arrange any such meeting if CORE determines that such a meeting could reasonably be expected to (i) cause such customer or client to terminate its relationship with CORE or any subsidiary or (ii) otherwise result in a Material Adverse Effect, as defined below, under the Merger Agreement;

      o promptly notify Fortis if CORE or any of its subsidiaries acquires knowledge that any of the lead reinsurers on the reinsurance pools maintained by Disability RMS intends to terminate or reduce its relationship with Disability RMS or CORE in any manner and cooperate fully with Fortis to take such actions as Fortis may reasonably request, including, without limitation, arranging meetings among CORE, Disability RMS, Fortis and such reinsurer;

      o upon the request of Fortis or Merger Sub, take all reasonable steps to assist Fortis or Merger Sub in any challengeto the validity or applicability to the Merger, the Voting Agreement or other transactions contemplated by the Merger Agreement, of any state takeover statutes;

      o give prompt notice to Fortis and Merger Sub if, to the knowledge of CORE or any of its subsidiaries, a material client or customer intends to terminate its agreement with CORE or such subsidiary, whether or not such termination could be reasonably likely to result in a Material Adverse Effect, as defined below;

      o take all actions necessary to cause the transactions contemplated by the Merger Agreement to remain exempted from the Rights Agreement;

      o give Fortis the opportunity to participate in the defense or settlement of any shareholder litigation against CORE and its directors relating to the transactions contemplated by the Merger Agreement; provided, that

            Fortis shall have the right to prevent CORE from entering into any such settlement without Fortis' consent if Fortis agrees to indemnify CORE and each director of for the amount of its, his or her liability, if any, arising from the underlying claim; and

      o take all actions reasonably necessary or appropriate to fulfill all of its obligations to contribute to and administer CORE's employee benefit plans in accordance with their terms, at the request of Fortis, take all steps reasonably necessary to terminate, effective on the business day immediately preceding the Effective Time, each Employee Benefit Plan that is a plan subject to Employee Retirement Income Security Act and take any and all further actions necessary to retain the tax-qualified status of each Employee Benefit Plan that is a tax-qualified retirement plan.

Conduct of CORE's Business Pending the Merger

      CORE has agreed that, until the Effective Time or the termination of the Merger Agreement, CORE and each of its subsidiaries will carry on its business in the ordinary course; use all commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates; pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business unless contested in good faith; perform in all material respects all of their respective obligations required to be performed during such period under any material contracts, agreements or other instruments relating to or affecting any of their respective properties or assets, maintain their respective books of account and corporate and other business records in the usual, regular and ordinary manner consistent with past policies and practice, and comply in all material respects with all applicable laws.

      Without limiting the generality of the foregoing, CORE and each of its subsidiaries will not:

      o issue shares or options; amend its charter or by-laws; amend or terminate the Rights Agreement; split, combine, reorganize or reclassify its capital stock; authorize, declare or pay any dividends; or purchase, redeem or otherwise acquire its capital stock;

      o merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any other person or entity;

      o transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber or subject to any lien any property or assets; incur, increase or modify any indebtedness, other than (i) trade payables incurred in the ordinary course of business, (ii) borrowings under the Fleet Credit Agreement in the ordinary course of business or
            (iii) other short term indebtedness incurred in the ordinary course of business not exceeding one million dollars ($1,000,000) in the aggregate; or make, authorize or commit for any capital expenditures, including entering into capital lease obligations, other than in amounts not exceeding $250,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity;

      o grant any increase in fees, benefits, salary, bonuses or other compensation to any employees, officers or directors; pay any severance or termination pay or any bonus; enter into or amend any severance agreements with employees, officers or directors; or enter into or amend any employment contract that CORE or such subsidiary does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

      o adopt any new employee benefit plan; terminate or withdraw from any existing employee benefit plan; or make any amendment, modification or change in or to any existing employee benefit plan, other than as required by law;

      o pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations legally due and payable and arising in the ordinary course of business, claims arising under the terms of contracts in the ordinary and usual course of business, and such other claims, liabilities or obligations as shall not exceed $250,000 in the aggregate;

      o make or change any tax election, settle any material audit (other than any settlement which imposes no liability on CORE or any subsidiary), file any amended tax returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary course of business;

      o enter into any agreement containing any provision or covenant limiting in any material respect the ability of CORE or any subsidiary or affiliate thereof to (i) sell any products or services of or to any other person, (ii) engage in any line of business or
            (iii) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to CORE or any of its Subsidiaries or affiliates;

      o take any action that would cause any of CORE's representations and warranties in the Merger Agreement to become untrue in any material respect;

      o permit a material change in any of its underwriting, investment, financial reporting or accounting practices or policies or in any material assumption underlying an underwriting or investment practice or policy, except as may be required by any change in generally accepted accounting principles, statutory accounting principles or applicable law; or

      o except as may be required by applicable law, enter into or terminate, or modify or amend in any manner materially adverse to CORE or any subsidiary, any material contract (except for termination as the result of expiration or non-renewal in accordance with the terms of such Material Contract) or waive, release, compromise or assign any material rights or claims.

No Solicitation of Acquisition Proposals

      CORE has also agreed to certain restrictions concerning "Acquisition Proposals," which are defined in the Merger Agreement as any bona fide offer, proposal or indication of interest, whether in writing or otherwise, made by a third party for a merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving CORE or any subsidiary, or any proposal, offer or indication of interest to acquire in any manner, directly or indirectly, more than (i) ten percent (10%) of the assets of CORE or (ii) five percent (5%) of the outstanding equity of the Company.

      Specifically, CORE has agreed that it and its subsidiaries will:

      o on March 29, 2001 cease any and all existing activities, discussions or negotiations with any parties conducted with respect to any Acquisition Proposal prior to the execution of the Merger Agreement;

      o not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal;

      o except as described below, not engage in negotiations or discussions with, or furnish any information or data to any third party relating to an Acquisition Proposal;

      o except as described below, not enter into any letter of intent or similar document or any contract with respect to any Acquisition Proposal or approve, resolve to approve or recommend any Acquisition Proposal; or

      o except as described below, not participate in any discussions regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal or encourage, initiate, solicit or take any other action to facilitate knowingly any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Alternative Proposal from any person.

      Notwithstanding the foregoing, in response to any Acquisition Proposal which has not been solicited in violation of the Merger Agreement, CORE may furnish information concerning its business, properties or assets to the person (a "Potential Acquiror") making such unsolicited Acquisition Proposal and participate in negotiations with the Potential Acquiror if:

      o CORE's Board of Directors concludes in good faith, after consultation with its financial advisors, that such person is reasonably capable of consummating such Acquisition Proposal, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal, and that such Acquisition Proposal could reasonably be expected to result in a Superior Offer, as defined below;

      o CORE's Board of Directors concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary obligations to CORE stockholders under applicable laws of the Commonwealth of Massachusetts;

      o at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person, CORE (i) gives Fortis written notice of the identity of such person and of CORE's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person,
            (ii) provides Fortis with a copy of any written offer (or if such offer is not in writing, a written summary of the terms thereof) and all other materials received by CORE in connection therewith, (iii) receives from such person an executed confidentiality agreement, and
            (iv) contemporaneously with furnishing any such nonpublic information to such person or group, furnishes such nonpublic information to Fortis (to the extent such nonpublic information has not previously been furnished to Fortis);

      o CORE keeps Fortis fully informed of amendments or proposed amendments to, any such Acquisition Proposal; and

      o CORE provides Fortis with at least two business days prior written notice of a meeting of CORE's Board of Directors at which the Board of Directors is reasonably expected to recommend a Superior Offer to CORE's stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

      For purposes of the Merger Agreement, "Superior Offer" means an Acquisition Proposal that the CORE Board of Directors determines in good faith
(i) is more favorable to CORE stockholders from a financial point of view than the Merger and the Potential Acquiror making such Acquisition Proposal has demonstrated that any necessary financing has been obtained or, in the reasonable judgment of CORE's financial advisor, such Potential Acquiror is reasonably likely to obtain such financing, (ii) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal, and (iii) after consultation with its financial advisor and based upon the advice of outside legal counsel and such other matters as the Board of Directors deems relevant, after considering applicable provisions of state law, that failure to approve such Acquisition Proposal could reasonably be expected to result in a breach of its fiduciary duties under applicable law.

Conditions

      Mutual Conditions. The obligations of CORE, Fortis and Merger Sub to complete the Merger are subject to satisfaction of the following conditions:

      o CORE's stockholders shall have duly approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and

      o The consummation of the Merger shall not be precluded by any order or injunction of a court of competent jurisdiction and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any governmental entity that makes consummation of the Merger illegal.

      Conditions to Obligations of Fortis. The obligations of Fortis to complete the Merger are contingent on the satisfaction by CORE, or waiver by Fortis, of the following conditions:

      o the representations and warranties of CORE in the Merger Agreement as to capital structure shall be true and correct (except for inaccuracies that are de minimis in amount);

      o the representations and warranties of CORE in the Merger Agreement as to authority to enter into and enforceability of the Merger Agreement, governmental authorizations and regulations, opinion of financial advisor, non-applicability of takeover laws and amendment of the Rights Agreement shall be true and correct in all material respects;

      o there shall not exist inaccuracies in the representations and warranties of CORE set forth in the Merger Agreement (including the representations and warranties set forth in the preceding conditions) such that the aggregate effect of such inaccuracies has, or could reasonably be likely to have, a Material Adverse Effect, as defined below;

      o CORE shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

      o CORE shall have delivered to Fortis (i) a certificate to the effect that the preceding conditions have been satisfied and (ii) certified copies of resolutions duly adopted by CORE's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Merger Agreement, and the consummation of the Merger and the other transactions contemplated in the Merger Agreement;

      o no Material Adverse Effect, as defined below, shall have occurred and be continuing;

      o no Distribution Date or Triggering Event (as such terms are defined in the Rights Agreement) shall have occurred, and the Rights (as defined in the Rights Agreement) shall not have become non-redeemable or exercisable upon consummation of the Merger;

      o Fortis shall have received an opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel to CORE, regarding certain aspects of CORE and the Merger; and

      o     the Amended and Restated Employment Agreements with each of George
            C. Carpenter IV, Craig C. Horton, James T. Fallon and Michael D. Lachance shall be in full force and effect at Closing, without any amendments or modifications.

      Conditions to Obligations of CORE. The obligations of CORE to complete the Merger are contingent on the satisfaction by Fortis, or waiver by CORE, of the following conditions:

      o there shall not exist inaccuracies in the representations and warranties of Fortis and Merger Sub set forth in the Merger Agreement such that the aggregate effect of such inaccuracies has, or could reasonably be likely to have, a material adverse effect on Fortis' or Merger Sub's ability to consummate the Merger and the other transactions contemplated by the Merger Agreement;

      o each of Fortis and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

      o Fortis shall have delivered to CORE (i) a certificate to the effect that the preceding conditions have been satisfied and (ii) certified copies of resolutions duly adopted by Merger Sub's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Merger Agreement, and the consummation of the Merger and the other transactions contemplated in the Merger Agreement; and

      o CORE shall have received an opinion of Alston & Bird, LLP, counsel to Fortis, regarding certain aspects of Fortis and the Merger.

Material Adverse Effect

      Under the Merger Agreement, "Material Adverse Effect" means any of the following:

      o any change, effect, matter, event, occurrence or circumstance that has or would reasonably be expected to have a material adverse effect on (i) the business, assets or properties (including intangible assets or properties), liabilities, results of operations or financial condition of CORE and its subsidiaries taken as a whole or (ii) the ability of CORE to perform its obligations under the Merger Agreement, other than any such changes, effects, matters, events, occurrences or circumstances
            (x) specifically referred to in the Disclosure Schedule to the Merger Agreement or (y) generally affecting the United States economy;

      o the receipt, after the date of the Merger Agreement, by Disability RMS, of a written notice or notices that one or more of its customers or clients (other than certain clients or customers specifically referred to in the Disclosure Schedule to the Merger Agreement) intends, prior to December 31, 2002, to terminate (including termination as the result of non-renewal of a contract upon its expiration in accordance with its terms) its contract with Disability RMS, such that the aggregate gross revenues under all such terminated contracts had, prior to termination, been reasonably projected by CORE to exceed three million dollars ($3,000,000) during the twelve (12) month period after the respective effective dates of their termination; or

      o the receipt, after the date of the Merger Agreement, by CORE or any subsidiary other than Disability RMS, of a written notice or notices that one or more of its customers or clients (other than certain clients or customers specifically referred to in the Disclosure Schedule to the Merger Agreement) intends, prior to December 31, 2002, to terminate (including termination as the result of non-renewal of a contract upon its expiration in accordance with its terms) its contract with CORE or such subsidiary, such that the aggregate gross revenues under all such terminated contracts had, prior to termination, been reasonably projected by CORE to exceed three million dollars ($3,000,000) during the twelve (12) month period after the respective effective dates of their termination.

Termination

      The Merger Agreement may be terminated at any time before the effective time of the Merger, even after the CORE stockholders have already approved it:

      o     if Fortis and CORE mutually agree to terminate the Merger Agreement;

      o by either Fortis or CORE, if the Merger is not completed by July 31, 2001;

      o by either Fortis or CORE if any governmental authority issues a final, nonappealable order blocking the Merger;

      o by either Fortis or CORE, if the other party materially breaches the Merger Agreement and fails to timely cure the breach;

      o by Fortis, if the CORE Board of Directors withdraws its approval of the Merger Agreement, modifies or changes its approval of the Merger Agreement in a manner adverse to Fortis, approves a competing acquisition proposal or resolves to take any of these actions;

      o     by Fortis, if CORE's stockholders fail to approve the Merger
            Agreement; or

      o by CORE, if CORE receives a third-party proposal concerning another business combination, in response to which the CORE Board of Directors determines (based on the advice of outside counsel) that failure to accept the proposal would reasonably be likely to result in a breach of their fiduciary duties, and concludes that the person making the alternative proposal has demonstrated that it has obtained any necessary financing or the financing is obtainable and that such proposal would be financially superior to the Merger; provided that before CORE may terminate the Merger Agreement, it must provide Fortis with a chance to match the competing proposal.

Termination Fee

      If the Merger Agreement is terminated for any of the following reasons:

      o CORE terminates the Merger Agreement in response to an alternative acquisition proposal;

      o Fortis terminates the Merger Agreement after CORE's Board of Directors withdraws its approval of the Merger Agreement, modifies or changes its approval of the Merger Agreement in a manner adverse to Fortis or recommends an alternative acquisition proposal; or

      o the Merger Agreement is terminated for any reason (other than as a result of the failure of Fortis or Merger Sub to fulfill any material obligation under the Merger Agreement) at any time after an alternative acquisition proposal has been received by CORE and within nine (9) months after such a termination, CORE completes a merger, consolidation or other business combination with the party who made the alternative acquisition proposal;

then CORE must pay Fortis a termination fee of $2.25 million.

Waiver and Amendment

      Any provision of the Merger Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. The Merger Agreement may be amended or supplemented at any time, except that after its approval by CORE's stockholders, no amendment shall be made that decreases the merger consideration or that in any other way materially adversely affects the rights of such stockholders (other than a termination of the Merger Agreement) without the further approval of such stockholders.

                       SHARE OWNERSHIP OF CORE MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as of April 13, 2001, regarding the beneficial ownership of CORE's Common Stock by (i) each person who is known by CORE to own beneficially more than five percent (5%) of CORE's Common Stock;
(ii) each of CORE's directors, chief executive officer and four most highly compensated executive officers other than the chief executive officer; and (iii) all directors and executive officers of CORE as a group. Unless otherwise indicated, the address of the persons listed below is in care of CORE, INC., 18881 Von Karman Avenue, Irvine, California 92612.

                                          Number of Shares         Percent
Name                                   Beneficially Owned (1)       Owned
--------------------------------------------------------------------------------

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005                         2,183,986 (2)            22.0%

Credit Suisse Asset Management, LLC\
153 East 53rd Street
New York, New York  10022                  1,314,500 (3)            14.5%

The Townsend Group Investments
22601 Pacific Coast Hwy, Suite 200
Malibu, California 90265                     502,711 (4)             5.5%

George C. Carpenter IV                       438,556 (5)             4.8%

Craig C. Horton                              296,218 (6)             3.2%

James T. Fallon                              262,517 (7)             2.9%

Lisa O. Hansen                               262,517 (8)             2.9%

Michael D. Lachance                          262,517 (9)             2.9%

Stephen C. Caulfield                         145,276 (10)            1.6%

Leslie Alexandre                             109,375 (11)            1.2%

David M. Tourangeau                           37,000 (12)              *

James R. Boris                                36,000 (13)              *

Richard J. Towle                              36,000 (14)              *

All directors and executive officers as
 a group (13 individuals)                  1,958,518 (15)           20.7%

----------
*     Less than one percent.
(1) Except as otherwise indicated, represents sole voting and investment power.
(2) In connection with, and as a condition to, Fortis and CORE entering into the Merger Agreement, dated March 29, 2001, all directors and certain officers of CORE (the "Stockholders"), who own an aggregate of 1,354,600 shares (and, as of April 13, 2001, vested and unvested options to acquire 829,386 shares), have entered into a Voting Agreement with Fortis dated March 29, 2001 (at which time the vested and unvested options included an additional 140,000 options which expired without exercise on March 29,
      2001). Pursuant to the Voting Agreement, the Stockholders have agreed to vote their shares in favor of adoption of the Merger with Fortis and not to dispose of such shares, subject to certain exceptions. Fortis, Inc. has no pecuniary interest in the 2,183,986 shares and disclaims beneficial ownership of such shares. Jerome A. Atkinson, Drew Desky and Katherine Greenzang, employees and officers of Fortis, are holders of proxies under the Voting Agreement, have no pecuniary interest in the 2,183,986 shares and disclaim beneficial ownership of such shares. A copy of the Voting Agreement was filed as an exhibit to the Schedule 13D filed by Fortis,, the Stockholders and the proxy holders on April 9, 2001.
(3)   Based on Schedule 13G/A, dated February 9, 2001.

(4) Based on Schedule 13G, dated February 7, 2001. Includes 429,711 shares with shared voting and dispositive power.
(5) Includes 318,556 shares held jointly by Mr. Carpenter and his wife and 120,000 shares issuable to Mr. Carpenter pursuant to options (47,000 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(6) Includes 1,000 shares held by Mr. Horton as custodian for Mr. Horton's son and 120,000 shares issuable to Mr. Horton pursuant to options (47,000 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(7) Includes 31,667 shares issuable to Mr. Fallon pursuant to options (19,001 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(8) Includes 31,667 shares issuable to Ms. Hansen pursuant to options (19,001 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(9) Includes 31,667 shares issuable to Mr. Lachance pursuant to options (19,001 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(10) Includes 12,000 shares owned by Mr. Caulfield's wife and 97,000 shares issuable to Mr. Caulfield pursuant to options (33,000 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(11) Includes 94,375 shares issuable to Dr. Alexandre pursuant to options (33,000 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(12) Includes 36,000 shares issuable to Mr. Tourangeau pursuant to options (6,000 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(13) Includes 36,000 shares issuable to Mr. Boris pursuant to options (30,000 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above.
(14) Includes 36,000 shares issuable to Mr. Towle pursuant to options (6,000 of which remain subject to future vesting).+ These shares and options are included in the number of shares beneficially owned by Fortis, Inc., described in note (2) above. (15)Includes 706,818 shares issuable pursuant to options (292,803 of which remain subject to future vesting).+

      +     All options will become fully vested at the Effective Time.

      As of April 13, 2001 there were 9,089,064 shares of CORE Common Stock outstanding.

                                 OTHER MATTERS

Voting Procedures

      Consistent with CORE's Articles of Organization and by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by CORE to act as election inspectors for the meeting.

      The proposal regarding the Merger Agreement and the Merger requires the affirmative vote of at least two-thirds of the outstanding shares of CORE Common Stock. The election inspectors will count the total number of votes cast "for" approval of the proposal regarding the Merger for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that reflect "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (1) instructions have not been received from the beneficial owners or persons entitled to vote and (2) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. For purposes of the proposal regarding the Merger, broker non-votes have the effect of votes cast against the proposal.

Adjournment of Meeting

      If sufficient votes in favor of the Merger Agreement are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any such proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposal. They will vote against any such adjournment those proxies required to be voted against such proposal. CORE will pay the costs of any additional solicitation and of any adjourned session.

Stockholder Proposals

      Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of CORE stockholders consistent with SEC Rule 14a-8, which in certain circumstances may require the inclusion of qualifying proposals in CORE's Proxy Statement. For such proposals to be considered for inclusion in CORE's Proxy Statement and proxy relating to CORE's 2002 Annual Meeting of Stockholders, if the Merger is not completed and such meeting is held, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by CORE on or before _________, 2001 at CORE, INC., 18881 Von Karman Avenue, Suite 1750, Irvine, California 92612, Attention:
Clerk.

Other Business

      It is not anticipated that any business except the approval of the Merger and the Merger Agreement will be brought before the meeting. Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment on such business.

Experts

      The consolidated financial statements of CORE incorporated in this Proxy Statement by reference to CORE's Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated by reference in reliance on the report of Ernst & Young LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

Where You Can Find More Information

      CORE files annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything CORE files with the SEC may be read and copied at the following locations of the SEC:

Public Reference Room        New York Regional Office  Chicago Regional Office
Room 1024, Judiciary Plaza   Suite 1300                Citicorp Center
450 Fifth Street, N.W.       7 World Trade Center      Suite 1400
Washington, DC 20549         New York, New York 10048  500 West Madison Street
                                                       Chicago, Illinois 60661

      Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. CORE's SEC filings should also be available to the public from commercial document retrieval services and at the web site that the SEC maintains at http://www.sec.gov. CORE shares are traded on the NASDAQ National Market System under the symbol "CORE." CORE's reports, proxy statements and other information concerning CORE may also be inspected at the NASDAQ web site at http://www. nasdaq.com.

      The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in, or incorporated by reference in, this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that were previously filed with the SEC by CORE (SEC File No. 000-19600). These documents contain important information about CORE:

      o CORE's Annual Report on Form 10-K, including Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2000; and

      o     CORE's Current Report on Form 8-K, dated March 29, 2001.

      CORE may be required to file other documents with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the time this Proxy Statement is sent and the date the Special Meeting is held. These other documents will be deemed to be incorporated by reference in this Proxy Statement and to be a part of it from the date they are filed with the SEC.

      You may obtain any of the documents incorporated by reference through us, the SEC or the SEC's web site as previously described. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. You may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone at the following address:

                                   CORE, INC.
                      18881 Von Karman Avenue, Suite 1750
                            Irvine, California 92612
                         Attn: Bradley J. Timon, Clerk

      If you would like to request documents from us, please do so promptly in order to receive them before the Special Meeting.

      We have provided all information contained in or incorporated by reference in this Proxy Statement with respect to CORE. Fortis has provided all information contained in this Proxy Statement with respect to Fortis. Neither CORE nor Fortis assumes any responsibility for the accuracy or completeness of the information provided by the other party.

      You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the Merger Agreement and the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated _____ __, 2001. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date. Neither the mailing of this Proxy Statement to stockholders nor the completion of the Merger will create any implication to the contrary.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                  FORTIS, INC.

                             CORE MERGER SUB, INC.

                                      AND

                                   CORE, INC.

                           DATED AS OF MARCH 29, 2001

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   THE MERGER

Section 1.1     The Merger ..............................................   A-1
Section 1.2     Effective Time ..........................................   A-1
Section 1.3     Effects of the Merger ...................................   A-1
Section 1.4     Articles of Organization and By-Laws ....................   A-2
Section 1.5     Directors ...............................................   A-2
Section 1.6     Officers ................................................   A-2
Section 1.7     Conversion of Shares ....................................   A-2
Section 1.8     No Shares Held by the Company ...........................   A-2
Section 1.9     Conversion of Purchaser's Common Stock ..................   A-2
Section 1.10    Stock Options ...........................................   A-2
Section 1.11    Warrants ................................................   A-3
Section 1.12    Fleet Credit Agreement ..................................   A-3
Section 1.13    Company Actions .........................................   A-3
Section 1.14    Stockholders' Meeting ...................................   A-3
Section 1.15    Closing .................................................   A-4

                                   ARTICLE II
                      DISSENTING SHARES; EXCHANGE OF SHARES

Section 2.1     Dissenting Shares .......................................   A-4
Section 2.2     Exchange of Shares ......................................   A-5
Section 2.3     Exchange of In the Money Options ........................   A-5

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1     Organization ............................................   A-6
Section 3.2     Capitalization ..........................................   A-7
Section 3.3     Authority ...............................................   A-7
Section 3.4     No Default; Effect of Agreement .........................   A-7
Section 3.5     Financial Statements; SEC Reports .......................   A-8
Section 3.6     Absence of Certain Changes or Events ....................   A-8
Section 3.7     Compliance with Law; Litigation .........................   A-9
Section 3.8     Governmental Authorizations and Regulations .............   A-9
Section 3.9     Brokers .................................................   A-9
Section 3.10    Employee Agreements and Benefits ........................   A-9
Section 3.11    Fairness Opinion ........................................   A-9
Section 3.12    Material Contracts ......................................   A-10
Section 3.13    Title to Properties; Encumbrances .......................   A-11
Section 3.14    Intellectual Property ...................................   A-11
Section 3.15    Tax Matters .............................................   A-12
Section 3.16    Takeover Statutes .......................................   A-12
Section 3.17    Rights Agreement ........................................   A-15
Section 3.18    Absence of Undisclosed Liabilities ......................   A-15
Section 3.19    Labor Relations .........................................   A-15

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Section 4.1     Organization ............................................   A-16
Section 4.2     Authority ...............................................   A-16
Section 4.3     Effect of Agreement .....................................   A-16
Section 4.4     Financing ...............................................   A-16
Section 4.5     Brokers .................................................   A-16

                                    ARTICLE V
                                    COVENANTS

Section 5.1     No Solicitation .........................................   A-16
Section 5.2     Appraisal Rights ........................................   A-18
Section 5.3     Conduct of Business of the Company ......................   A-18
Section 5.4     Access and Information ..................................   A-20
Section 5.5     Certain Filings, Consents and Arrangements ..............   A-20
Section 5.6     State Takeover Statutes .................................   A-21
Section 5.7     Compliance with Antitrust Laws ..........................   A-21
Section 5.8     Press Releases ..........................................   A-21
Section 5.9     Indemnification; Insurance ..............................   A-21
Section 5.10    Notification of Certain Matters .........................   A-22
Section 5.11    Fees and Expenses .......................................   A-22
Section 5.12    Actions Regarding the Rights ............................   A-23
Section 5.13    Shareholder Litigation ..................................   A-23
Section 5.14    Treatment of Certain Employee Benefit Plans .............   A-23
Section 5.15    Resignation of Directors ................................   A-23
Section 5.16    Updating Disclosure Schedule ............................   A-23

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

Section 6.1     Conditions to the Obligations of Parent, Purchaser and
                 the Company ............................................   A-24
Section 6.2     Conditions to the Obligations of Parent and Purchaser ...   A-24
Section 6.3     Condition to the Company's Obligation ...................   A-25

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1     Termination .............................................   A-25
Section 7.2     Effect of Termination ...................................   A-26
Section 7.3     Non-Survival of Representations, Warranties and
                  Agreements ............................................   A-27
Section 7.4     Waiver and Amendment ....................................   A-27
Section 7.5     Entire Agreement ........................................   A-27
Section 7.6     Applicable Law ..........................................   A-27
Section 7.7     Headings ................................................   A-27
Section 7.8     Notices .................................................   A-27
Section 7.9     Counterparts ............................................   A-28
Section 7.10    Parties in Interest; Assignment .........................   A-28
Section 7.11    Specific Performance ....................................   A-28
Section 7.12    Certain Undertakings of Parent ..........................   A-29
Section 7.13    Interpretation ..........................................   A-29
Section 7.14    Severability ............................................   A-29
Section 7.15    Payments in U.S. Dollars ................................   A-29

Appendix I  Index of Defined Terms

[Exhibits and Schedules excluded]

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of March 29, 2001 (this "Agreement"), among FORTIS, INC., a Nevada corporation ("Parent"), CORE MERGER SUB, INC., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Purchaser"), and CORE, INC., a Massachusetts corporation (the "Company"). Appendix I to this Agreement sets forth an index of the defined terms used herein.

                                    RECITALS

      WHEREAS, the Boards of Directors of the Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions set forth in this Agreement;

      WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company have entered into a Voting Agreement, dated as of the date of this Agreement and attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which such stockholders have agreed, among other things, to vote their shares of the Company's Common Stock, $0.10 par value per share ("Common Stock") of the Company in favor of the Merger.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the applicable provisions of the Business Corporation Law of the Commonwealth of Massachusetts (the "Massachusetts BCL"), at the Effective Time (as defined in Section 1.2 below) Purchaser shall be merged (the "Merger") with and into the Company. Following the Merger the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Purchaser shall cease. The nature of the business or purposes to be conducted or promoted by the Surviving Corporation is to provide integrated disability management services, employee absence management services, health care related review and consulting services and any other business, operation or activity for which corporations may be organized under the Massachusetts BCL.

      Section 1.2 Effective Time. The Merger shall become effective by the filing with the Secretary of State of Massachusetts of articles of merger in accordance with the relevant provisions of the Massachusetts BCL in a form reasonably acceptable to Parent and the Company (the "Articles of Merger"). The time at which the Merger becomes effective, which shall be the time that the Secretary of State of Massachusetts accepts for record the Articles of Merger, is referred to as the "Effective Time."

      Section 1.3 Effects of the Merger. The Company will continue to be governed by the laws of the Commonwealth of Massachusetts, and the separate corporate existence of the Company and all of its rights, privileges, powers and franchises of a public as well as of a private nature, and being subject to all of the restrictions, disabilities and duties as a corporation organized under the Massachusetts BCL, will continue unaffected by the Merger. The Merger will have the effects specified in the Massachusetts BCL. As of the Effective Time the Company shall be a wholly-owned subsidiary of Parent.

      Section 1.4 Articles of Organization and By-Laws.

      (a) The Articles of Organization and By-laws of the Company as in effect at the Effective Time (as amended to eliminate the Company's Preferred Stock, no par value ("Preferred Stock"), as described in subsection (b) below and including any other amendments to the Articles of Organization as are effected by the Articles of Merger) shall be the Articles of Organization and By-laws of the Surviving Corporation, until amended in accordance with applicable Law (as defined below). For purposes of this Agreement, (i) "Law" or "Laws" means any valid constitutional provision, statute, ordinance or other law (including common law), rule, regulation, decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity (as defined below), as any of these may be in effect from time to time, and (ii) "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      (b) At the Effective Time, the Articles of Organization shall be amended to eliminate the Preferred Stock.

      Section 1.5 Directors. The directors of Purchaser at the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Organization and By-laws of the Surviving Corporation, or as otherwise provided by Law.

      Section 1.6 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Organization and By-laws of the Surviving Corporation, or as otherwise provided by Law.

      Section 1.7 Conversion of Shares. At the Effective Time, each share of Common Stock (each a "Share" and collectively the "Shares"), issued and outstanding immediately prior to the Effective Time (including any associated Rights, but excluding any Dissenting Shares (as defined in Section 2.1 hereof) shall, by virtue of the Merger and without any action on the part of the Parent, Purchaser or the Company (other than actions contemplated by this Agreement) or on the part of the holder of such Share, cease to be outstanding and be converted into and exchanged for the right to receive four dollars and ninety-two cents ($4.92) in cash (the "Merger Price"), payable to the holder of such Share, without interest thereon, upon the surrender of the certificate formerly representing such Share.

      Section 1.8 No Shares Held by the Company. No Shares are or will at the Effective Time be held by the Company or any of its Subsidiaries, as treasury stock or otherwise.

      Section 1.9 Conversion of Purchaser's Common Stock. Each share of common stock, $0.01 par value per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for ninety thousand eight hundred ninety and sixty-four one hundredths (90,890.64) shares of common stock of the Surviving Corporation.

      Section 1.10 Stock Options. The Company shall not grant any options, warrants, conversion rights, redemption rights or other rights of any type to purchase or acquire Shares, stock appreciation rights, restricted stock, restricted stock units or any other real or phantom stock or stock equivalents on or after the date of this Agreement. Options to acquire Shares which are outstanding as of the Effective Time, as identified in Section 3.2(a) of the Disclosure Schedule (individually an "Option" and collectively "Options"), shall be treated as follows:

      (a) Each validly issued and outstanding Option as of the Effective Time which has an exercise price ("Exercise Price") less than the Merger Price (an "In the Money Option") shall be canceled in exchange for a cash payment equal to
(i) the excess of the Merger Price over the Exercise Price of such In the Money Option times (ii) the number of Shares subject to such In the Money Option (the "Option Settlement Payment"). At the Effective Time, each such In the Money Option shall no longer represent the right to purchase Shares, but in lieu thereof shall represent only the nontransferable right to receive the Option Settlement Payment referred to above.

      (b) Each Option (other than a Warrant) which has an Exercise Price equal to or in excess of the Merger Price (an "Under Water Option") shall, immediately upon the Effective Time be adjusted and converted (provided that no adjustment shall be made to the Exercise Price of any Under Water Option) so that the holder of such Under Water Option shall be entitled to receive, upon exercise of such Under Water Option and payment of the applicable Exercise Price, in lieu of each Share otherwise issuable thereunder, a cash payment equal to the Merger Price. At the Effective Time, each such Under Water Option shall no longer represent the right to purchase Shares, but in lieu thereof shall represent only the nontransferable right to receive, upon exercise and payment of the Exercise Price for such Under Water Option, the Merger Price.

      (c) The Company's Board of Directors (the "Board" or "Board of Directors"), or the appropriate committee thereof, shall provide for the full and immediate vesting of all then-outstanding Options at the Effective Time. Except as provided in the immediately preceding sentence and except as necessary to effect the provisions of Section 1.10(b), on or after the date of this Agreement, the Board of Directors shall not make any changes to the terms and conditions of any outstanding Options.

      Section 1.11 Warrants. Each of the Company and Parent shall take all reasonable actions necessary to provide that, at the Effective Time, the warrant to purchase 156,322 shares of Common Stock dated August 31, 1998 and the warrant to purchase 187,000 shares of Common Stock dated April 27, 1999, each held by Fleet National Bank (individually a "Warrant" and collectively the "Warrants"), shall each be adjusted and converted (provided that no adjustment shall be made to the Exercise Price of either Warrant) so that the holder of such Warrant shall be entitled to receive, upon exercise of such Warrant and payment of the applicable Exercise Price, in lieu of each Share otherwise issuable thereunder, a cash payment equal to the Merger Price. At the Effective Time, each such Warrant shall no longer represent the right to purchase Shares, but in lieu thereof shall represent only the nontransferable right to receive, upon exercise and payment of the Exercise Price for such Warrant, the Merger Price.

      Section 1.12 Fleet Credit Agreement. At the Effective Time, Parent will either (a) enter into an agreement with Fleet National Bank ("Fleet") to guarantee the repayment by the Surviving Corporation of all amounts outstanding under the Amended and Restated Credit Agreement between Fleet and the Company dated February 28, 2000, as amended on June 30, 2000 and September 30, 2000 (the "Credit Agreement") or (b) cause the Surviving Corporation to repay all amounts outstanding under the Credit Agreement.

      Section 1.13 Company Actions. The Company represents that the Board of Directors at a meeting duly called and held has unanimously (i) approved the Merger, as provided in Section 78 of the Massachusetts BCL, (ii) determined that the Merger is fair to and in the best interests of the stockholders of the Company and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company. The Company further represents that Cochran, Caronia & Co. (the "Financial Advisor") has delivered to the Board its opinion to the effect that, as of the date of this Agreement, the cash consideration to be received by the holders of Shares (other than Parent and its affiliates) in the Merger is fair to such holders from a financial point of view (the "Fairness Opinion").

      Section 1.14 Stockholders' Meeting.

      (a) The Company, acting through the Board, shall, in accordance with applicable Law, its Articles of Organization and its By-laws, duly call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable following the execution of this Agreement for the purpose of considering and taking action upon this Agreement (the "Stockholders' Meeting"). It is agreed that, except as required by fiduciary obligations under applicable Law, the Company and its Board shall not cancel, adjourn or postpone the Stockholders' Meeting without the prior written consent of Parent, provided that the Company may, in its sole discretion, adjourn or postpone the Stockholders' Meeting if the Board determines that additional time is necessary or desirable to solicit and collect additional proxies from stockholders with respect to the Merger. Subject to the exercise of its fiduciary obligations in accordance with the provisions of Section 5.1, the Company's Board shall recommend approval of this Agreement and the Merger, shall not withdraw or modify such recommendation, and shall take all lawful action to solicit such approval. Without limiting the generality of the foregoing: (i) in the event that the Company's Board withdraws or modifies its recommendation, but this Agreement has not been terminated pursuant to Section 7.1(c)(i) or 7.1(d)(i), the Company shall cause the Stockholders' Meeting to be convened and vote taken with respect to the Merger, and the Board shall communicate to the Company's stockholders its basis for such withdrawal or modification and (ii) in the event that this Agreement has been terminated pursuant to Section 7.1(c)(i) or 7.1(d)(i), the Company shall not be obligated to cause the Stockholders' Meeting to be convened and vote taken with respect to the Merger.

      (b) In connection with the Stockholders' Meeting, the Company shall, subject to fiduciary obligations under applicable Law. (i) as soon as practicable after the execution of this Agreement, prepare and deliver to Parent a draft of a proxy statement relating to the Stockholders' Meeting containing the recommendation referred to in clause (iii) of Section 1.13 (the "Proxy Statement"), cooperate with Parent to make such changes thereto as may be reasonably requested by Parent, file the Proxy Statement with the Securities and Exchange Commission ("SEC"), provide Parent and its counsel copies of any written comments the Company or its counsel may receive from the SEC with respect to the Proxy Statement and a summary of any such comments received orally promptly after the receipt thereof, permit Parent and its counsel to comment upon the Company's responses to such SEC comments (provided that Parent and its counsel must do so on a timely basis), and respond promptly to any such comments and use its reasonable efforts to cause the Proxy Statement to be cleared by the SEC and mailed to the Company's stockholders, and (ii) use its reasonable efforts to obtain the necessary approvals of this Agreement and the Merger by its stockholders.

      (c) Parent shall, and shall cause Purchaser to, in accordance with applicable Law:

      (i) provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement and promptly correct any such information if and to the extent that any such information shall have become false or misleading in any material respect; and

      (ii) vote, or cause to be voted, all Shares owned by it or its Subsidiaries in favor of approval and adoption of this Agreement and the transactions contemplated hereby.

      Section 1.15 Closing. The consummation of the transactions contemplated hereby (the "Closing") will be held at 9:00 a.m. Eastern time at the offices of Rich, May, Bilodeau & Flaherty, P.C., 176 Federal Street, Boston, Massachusetts 02110 (or such other place as the parties may agree) on the date that is three
(3) business days after the business day on which the last of the conditions set forth in Section 6.1 is satisfied or duly waived, or at such other time as the parties may agree. Immediately following the Closing, the parties will cause the Articles of Merger to be filed with the Secretary of State of the Commonwealth of Massachusetts.


                                   ARTICLE II
                     DISSENTING SHARES; EXCHANGE OF SHARES

      Section 2.1 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have perfected any dissenters' rights provided under the Massachusetts BCL, if applicable (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 1.7 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the Massachusetts BCL. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration provided for in Section 1.7 of this Agreement, without any interest thereon.

      Section 2.2 Exchange of Shares.

      (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Immediately prior to the Effective Time, Parent will take all steps necessary to enable and cause the Purchaser to deposit with the Exchange Agent the funds necessary to make the payments contemplated by Section 1.7 on a timely basis.

      (b) (i) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor, in each case customary for transactions such as the Merger.

      (ii) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in Section 1.7 hereof (less any required withholding taxes) for the Shares represented by such Certificate, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Shares held by Parent or any wholly owned Subsidiary of Parent and Dissenting Shares) shall represent for all purposes only the right to receive the consideration set forth in Section 1.7 hereof (less any required withholding taxes) for the Shares represented by such Certificate, without any interest thereon.

      (iii) If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (A) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (B) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require and (C) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the Shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

      (c) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided in Section 1.7 hereof (less any required withholding taxes) for the Shares represented by such Certificates in accordance with the procedures set forth in this Article II.

      (d) Any portion of the funds deposited with the Exchange Agent pursuant to
Section 2.2(a) that remains unclaimed by the stockholders of the Company for one year after the Effective Time (including any interest received on such funds) shall be paid to Parent upon demand. Any stockholders of the Company who have not theretofore complied with Section 2.2(b) shall thereafter look only to the Surviving Corporation or the Parent (subject to abandoned property, escheat or other similar Laws) for payment of their claim for the Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation or Parent than may be accorded to general creditors of the Surviving Corporation or Parent under applicable Law.

      Section 2.3 Exchange of In the Money Options. Promptly after the Effective Time, the Surviving Corporation shall deliver to each record holder of an In the Money Option a letter advising the holder that each In the Money Option held by such holder has been cancelled as of the Effective Time in exchange for the Option Settlement Payment and including instructions as to how such holder may receive the Option Settlement Payment promptly after the Effective Time.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as otherwise disclosed to Parent and Purchaser in a schedule delivered to them upon the execution of this Agreement (the "Disclosure Schedule") with respect to matters specifically set forth in this Article III, the Company represents and warrants to each of Parent and Purchaser as follows. For purposes of this Agreement:

      "Material Adverse Effect" means (A) any change, effect, matter, event, occurrence or circumstance that has or would reasonably be expected to have a material adverse effect on (i) the business, assets or properties (including intangible assets or properties), liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, other than any such changes, effects, matters, events, occurrences or circumstances (x) specifically referred to in the Disclosure Schedule or (y) generally affecting the United States economy, (B) the receipt, after the date of this Agreement, by the Company's Disability Reinsurance Management Services, Inc. ("DRMS") Subsidiary, of a written notice or notices that one or more of its customers or clients (other than any client or customer set forth under "Excluded Contracts" on Schedule 3.12) intends, prior to December 31, 2002, to terminate (including termination as the result of non-renewal of a Contract upon its expiration in accordance with its terms) its Contract with DRMS, such that the aggregate gross revenues under all such terminated Contracts had, prior to termination, been reasonably projected by the Company to exceed three million dollars ($3,000,000) during the twelve (12) month period after the respective effective dates of their termination, or (C) the receipt, after the date of this Agreement, by the Company or any Subsidiary other than DRMS, of a written notice or notices that one or more of its customers or clients (other than any client or customer set forth under "Excluded Contracts" on Schedule 3.12) intends, prior to December 31, 2002, to terminate (including termination as the result of non-renewal of a Contract upon its expiration in accordance with its terms) its Contract with the Company or such Subsidiary, such that the aggregate gross revenues under all such terminated Contracts had, prior to termination, been reasonably projected by the Company to exceed three million dollars ($3,000,000) during the twelve (12) month period after the respective effective dates of their termination.

      "Subsidiary" means, as to any Person (as defined below), any entity: (i) in the case of a corporation, of which at least twenty percent (20%) of the outstanding shares of voting stock is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries or (ii) in the case of a limited liability company, partnership or joint venture, in which such Person or a Subsidiary of such Person is a managing member, general partner or joint venturer or of which at least twenty percent (20%) of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

      "Person" means any individual, corporation, company, voluntary association, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity.

      "Knowledge" with respect to the Company or its Subsidiaries (including references to the Company or its Subsidiaries being aware of a particular matter) shall mean those facts that are known or should reasonably have been known by the Chairman & Chief Executive Officer, President & Chief Operating Officer, Executive Vice Presidents, Chief Financial Officer, Chief Accounting Officer and in-house counsel of the Company; the General Manager of Peer Review Analysis; and the President of SSDC Corp, in each case after such inquiry as is reasonable in connection with the Merger and with the performance of his or her duties and responsibilities as an officer of the Company or any Subsidiary.

      Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Section 3.1 of the Disclosure Schedule lists all Subsidiaries of the Company. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, which is set forth in Section 3.1 of the Disclosure Schedule, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have all necessary corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as now conducted and are duly qualified to do business as foreign corporations in all jurisdictions in which the character of their properties or the nature of their business requires qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Section 3.1 of the Disclosure Schedule lists the current directors and executive officers of the Company and each of the Company's Subsidiaries. True, correct and complete copies of the Articles of Organization, By-laws and minute books of the Company as in effect on the date hereof have been delivered or made available to Parent. True, correct and complete copies of the charter, by-laws and other similar governing documents, minute books and stock ledger of each of the Company's Subsidiaries as in effect on the date hereof have been delivered or made available to Parent.

      Section 3.2 Capitalization.

      (a) On the date hereof, the authorized capital stock of the Company consists solely of (i) 30,000,000 shares of Common Stock and (ii) 500,000 shares of Preferred Stock. As of the date hereof, (A) 9,089,064 shares of Common Stock were issued and outstanding, all of which shares are duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive rights and none are held in treasury, (B) 2,198,486 shares of Common Stock would be issuable upon exercise of outstanding Options (both vested and unvested), (C) 343,322 shares of Common Stock would be issuable upon exercise of the Warrants, and (D) no shares of Preferred Stock were outstanding and none are held in treasury. Section 3.2(a) of the Disclosure Schedule sets forth a true, correct and complete list of the Options and Warrants outstanding as of the date of this Agreement, including for each Option and Warrant the name of the holder, the Exercise Price, the number of shares issuable upon exercise, the grant date, the applicable vesting or exercise date and the expiration date. Except for the Options, the Warrants and the Rights (as defined in Section 3.17(a)) and as set forth above in this Section 3.2(a), there are no shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements obligating the Company to issue, transfer, redeem, convert, encumber or sell any of its securities or any right convertible into any of its securities. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive rights of the current or past stockholders of the Company, and none of such shares has been issued in violation of any applicable securities or other Laws, in each case as in effect at the time of such issuance. There is no outstanding or continuing obligation of the Company or any of its Subsidiaries to issue any capital stock or pay any amount of cash or other assets under the Capital Stock Purchase Agreement by and among the Company, Disability Reinsurance Management Services, Inc., and Michael D. Lachance, James T. Fallon, Lisa O. Hanson, David
C. Mitchell and David K. Rich, dated August 31, 1998.

      (b) For each of the Company's Subsidiaries, Section 3.2(b) of the Disclosure Schedule sets forth the type and number of shares of capital stock authorized and issued and outstanding as of the date of this Agreement. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a wholly owned Subsidiary of the Company, and, except as set forth in Section 3.2(b) of the Disclosure Schedule, are free and clear of any Lien, as defined herein.

      (c) Except for the Voting Agreement, there are no agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

      Section 3.3 Authority. The Company has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the Company's consummation of the Merger and the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to approval of the Merger by holders of a two-thirds of the issued and outstanding Shares entitled to vote thereon, which is the only stockholder vote required for approval of this Agreement and the consummation of the Merger by the Company. This Agreement has been duly executed and delivered by, and is a legal, valid and binding obligation of, the Company enforceable against the Company in accordance with its terms, except as (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses or the discretion of the court before which proceedings therefor may be brought. The Board has unanimously: (a) approved this Agreement and the Merger; (b) determined that the Merger and the transactions described in this Agreement are in the best interests of the Company and its stockholders;
(c) determined that the consideration to be received by the holders of Shares is fair from a financial point of view; and (d) resolved to recommend approval of the Merger and adoption of this Agreement by the Company's stockholders.

      Section 3.4 No Default; Effect of Agreement. Except as set forth in
Section 3.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the Company's consummation of the Merger and other transactions described herein will not (i) violate the charter, bylaws or other similar governing document of the Company or any Subsidiary, (ii) violate any applicable Law, except for such violations that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (iii) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or a revocation of, any Permit (as defined in Section 3.8 hereof), except for such breaches, violations, defaults, impairments or revocations that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (iv) violate, conflict with, result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), result in any modification of, provide the other contracting party the right to terminate or materially amend, require the other contracting party to receive notice of or consent to the assignment or continuation of, or cause the acceleration of rights or obligations under, any agreement, lease, note, mortgage, arrangement, commitment, contract, indenture, plan, understanding, undertaking or other obligation ("Contract") other than such breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (v) violate any Order against or binding upon the Company or any of its Subsidiaries, or (vi) violate any agreement with, or condition imposed by, any Governmental Entity specifically upon the Company or any of its Subsidiaries. Except (A) filings which may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the filing of the Articles of Merger with the Secretary of State of Massachusetts, (C) the filing of the definitive Proxy Statement with the SEC, (D) post-Closing written notices to states whose Permits regulate the activities of the Company or a Subsidiary and (E) as otherwise set forth in Section 3.4 of the Disclosure Schedule, the consummation by the Company of the Merger will not require the consent or approval of or filing by the Company or any Subsidiary with any third party or any Governmental Entity.

      Section 3.5 Financial Statements; SEC Reports.

      (a) Since January 1, 1998, the Company has filed with the SEC all materials required to be filed by it pursuant to the federal securities Laws (collectively, the "SEC Filings"). The Company has made available to Parent true, correct and complete copies of all SEC Filings made to date and will provide Parent with copies of all SEC Filings to be made after the date hereof simultaneously with the filing thereof. Except as set forth in Section 3.5(a) of the Disclosure Schedule, the SEC Filings (i) complied and will comply in all material respects with the applicable requirements of the federal securities Laws and (ii) did not and will not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to make any SEC filings.

      (b) The audited and unaudited consolidated financial statements of the Company included in the SEC Filings complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and changes in financial position for the respective periods then ended in conformity with generally accepted accounting principles applied consistently throughout the periods, except (i) as stated in such financial statements or notes thereto and (ii) subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

      Section 3.6 Absence of Certain Changes or Events. Except as disclosed in the SEC Filings or in Section 3.6 of the Disclosure Schedule, since December 31, 1999, (i) there has not been any Material Adverse Effect and (ii) the Company and its Subsidiaries have not taken any action which, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company provided in Sections 5.3(c)(i), (iii), (viii), (ix) and (xi).

      Section 3.7 Compliance with Law; Litigation. The businesses of the Company and its Subsidiaries have been conducted in compliance in all material respects with all applicable Laws. Section 3.7 of the Disclosure Schedule lists all suits, actions, causes of actions (whether at law or in equity), arbitrations, claims, complaints, administrative and similar proceedings, and criminal prosecutions and investigations ("Litigation") pending or, to the Knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties. Schedule 3.7 of the Disclosure Schedule also lists all decrees, injunctions, judgments, order, awards, assessments, rulings and writs ("Orders") outstanding against the Company or any of its Subsidiaries. Except as described in the SEC Filings or as reflected in Section 3.7 of the Disclosure Schedule, there is no Litigation pending or, to the Knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; nor is there any Order outstanding against the Company or any of its Subsidiaries which could reasonably be likely to result in a Material Adverse Effect.

      Section 3.8 Governmental Authorizations and Regulations. Except as set forth in Section 3.8 of the Disclosure Schedule, the Company and its Subsidiaries hold all federal, state, local and foreign governmental licenses, approvals permits, franchises, authorizations, consents, certificates of authority, or orders, or any waivers of the foregoing (collectively, "Permits") required to own, lease or operate their respective properties and assets and to conduct their respective businesses as now conducted, and all Permits are valid and in full force and effect, except where the failure to hold or maintain such Permits would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.8 of the Disclosure Schedule, since January 1, 1998, the Company has not received any notification or communication from any Governmental Entity (i) asserting that the Company or any Subsidiary is not in compliance with any of the Laws or Orders which such Governmental Entity enforces, (ii) threatening to revoke any Permits, or (iii) requiring the Company or any Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board of Directors' resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      Section 3.9 Brokers. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company or its Subsidiaries or any of their respective affiliates in connection with the negotiation, execution or performance of this Agreement or the consummation of the Merger, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the consummation of the Merger, except that (a) the Financial Advisor has been retained as financial advisor to the Company, pursuant to arrangements that have been disclosed in writing to Parent and Purchaser prior to the execution of this Agreement, and as to whose fees, commissions, expenses and other charges the Company shall have full responsibility and (b) if and only if the Closing occurs on or before May 5, 2001, the Company will be obligated to pay fees to SG Cowen Securities Corporation pursuant to arrangements that have been disclosed in writing to Parent and Purchaser prior to the execution of this Agreement, and as to which fees the Company shall have full responsibility.

      Section 3.10 Employee Agreements and Benefits.

      (a) Section 3.10 of the Disclosure Schedule contains a true, complete and correct list of the names of each employee and consultant of the Company and (i) the current annual rate of regular compensation and (ii) all bonuses or anticipated bonuses paid or payable by the Company not otherwise described in item (b) below (including payments which are not reflected on the records of the Company to each such employee and consultant), exclusive of employees or consultants that in an individual case were paid $10,000 or less in the preceding twelve months. Except as set forth in Section 3.10 of the Disclosure Schedule, employment of all employees of the Company and its Subsidiaries is terminable at will by such employer without any penalty or severance obligation.

      (b) Section 3.10 of the Disclosure Schedule lists any and all employment, bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, vacation, insurance, material consulting or other employee benefit arrangements, trusts, plans, funds, or other arrangements, in each case as currently in effect, for the benefit or welfare of any current, former or retired director, officer, or employee of the Company or any of its Subsidiaries (each an "Employee Benefit Plan" and collectively "Employee Benefit Plans"), true, correct and complete copies of which have been delivered to Parent.

      (c) In connection with any of the Employee Benefit Plans listed in Section
3.10 of the Disclosure Schedule, there have not been any "prohibited transactions" within the meaning of Section 406(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or "reportable events" within the meaning of Section 4043(b) of ERISA. All reports and filings required with respect to such Employee Benefit Plans pursuant to state or federal Law have been timely filed.

      (d) Except as listed in Section 3.10 of the Disclosure Schedule, the Company does not and never has sponsored a defined benefit plan within the meaning of Section 3(35) of ERISA. Except as listed in Section 3.10 of the Disclosure Schedule, none of the Subsidiaries or ERISA Affiliates (as defined in subsection (h) below) of the Company, nor any corporation that has been merged into the Company, has sponsored a defined benefit plan within the meaning of
Section 3(35) of ERISA at any time in the last five years. Except as listed in
Section 3.10 of the Disclosure Schedule, the Company does not and never has contributed to or been required to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA. Except as listed in Section 3.10 of the Disclosure Schedule, none of the Subsidiaries or ERISA Affiliates of the Company, nor any corporation that has been merged into the Company, has contributed to or been required to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA at any time in the last five years. Except as listed in Section 3.10 of the Disclosure Schedule, all employer contributions that were required to be made to all defined contribution plans of the Company or any of its ERISA Affiliates have been made within the time required by Law. Except as listed in Section 3.10 of the Disclosure Schedule, all employee contributions to any defined contribution plan sponsored by the Company or any of its ERISA Affiliates, including contributions in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), have been deposited to the appropriate plans within the time required by Law in accordance with regulations issued by the Secretary of Labor.

      (e) Except as listed in Section 3.10 of the Disclosure Schedule, with respect to all Employee Benefit Plans sponsored by the Company and any of its ERISA Affiliates, all 5500 forms, Summary Plan Descriptions, Summaries of Material Modifications and summary annual reports have been filed or furnished to employees as required and within the time required by Law, and all other reporting and disclosure requirements have been met, including, but not limited to: enrollment and annual notices required by the Women's Health and Cancer Rights Act; notices required by the Health Insurance Portability and Accountability Act; notices required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA"); and disclosures required by the Family Medical Leave Act.

      (f) Except as listed in Section 3.10 of the Disclosure Schedule, with respect to all Employee Benefit Plans sponsored by the Company and any of its ERISA Affiliates, there have been no events that could result in the disqualification of such plan. With respect to all Employee Benefit Plans sponsored by the Company and any of its ERISA Affiliates, there are no claims outstanding (other than ordinary claims for benefits), and no pending or threatened litigation. No Employee Benefit Plan sponsored by the Company or any of its ERISA Affiliates is currently under audit or investigation by any federal agency, including the Internal Revenue Service, the Department of Labor, and the Pension Benefit Guaranty Corporation. All premiums, fines, penalties, excise taxes and similar amounts owed to any federal agency, including the Internal Revenue Service, the Department of Labor, and the Pension Benefit Guaranty Corporation, with respect to any Employee Benefit Plan sponsored by the Company or any of its ERISA Affiliates, have been paid. All extraordinary or unusual amounts required to be contributed to any Employee Benefit Plan sponsored by the Company or any of its ERISA Affiliates, as a result of any agreement or settlement with any federal agency, including the Internal Revenue Service, the Department of Labor, and the Pension Benefit Guaranty Corporation, have been contributed.

      (g) Except as listed in Section 3.10 of the Disclosure Schedule, the Company has incurred no obligation to continue medical benefits to any employee following termination of employment beyond the time required by accordance with COBRA. The Company and all of its ERISA Affiliates are in full compliance with COBRA requirements with respect to notification and continuation of coverage to terminated employees.

      (h) For purposes of this Section 3.10, the term "ERISA Affiliate" shall mean any corporation, partnership or other business entity that is considered to be the same employer as the Company or part of the Company's Controlled Group of Corporations or Affiliated Service Group or under common control with the Company under Sections 414(b), (c) or (m) of the Code.

      (i) Except as set forth in Section 3.10 of the Disclosure Schedule or as expressly provided for in this Agreement, the consummation of the Merger will not (i) entitle any current or former employee, officer or director of the Company or any Subsidiary of the Company to severance pay, unemployment compensation or any other payment, including any severance benefit provided for under Section 183 of Chapter 149 of the General Laws of the Commonwealth of Massachusetts, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director, or (iii) result in any breach or violation of, or default under, of the Employee Benefit Plans listed on Schedule 3.10 of the Disclosure Schedule.

      Section 3.11 Fairness Opinion. The Company has received from the Financial Advisor, and provided to Parent, an executed copy of the Fairness Opinion. The Company has been authorized by the Financial Advisor to include the Fairness Opinion in the Proxy Statement and has not been notified by the Financial Advisor that the Fairness Opinion has been withdrawn or modified.

      Section 3.12 Material Contracts. Except as set forth in Section 3.12 of the Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any Material Contract (as defined below). True, correct and complete copies of the Material Contracts, including all amendments and supplements thereto, have been made available to Parent. Except as set forth in Section 3.12 of the Disclosure Schedule: (a) each Material Contract is in full force and effect and is valid, binding and enforceable upon the Company or the applicable Subsidiary, except as (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses or the discretion of the court before which proceedings therefor may be brought, and, subject to obtaining any required consents of the counterparties thereto will continue to be following the Effective Time; (b) the Company or the applicable Subsidiary has performed all its material obligations thereunder to the extent that such obligations have accrued; (c) neither the Company nor the applicable Subsidiary has repudiated or waived any provision of any Material Contract; and (d) no breach or default by the Company, any of its Subsidiaries or, to the Knowledge of the Company and its Subsidiaries, any other party or obligor with respect thereto has occurred or as a result of this Agreement or the Merger will occur. Except as described in Section 3.12 of the Disclosure Schedule, consummation of the Merger will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate any obligation of, the Company or any of its Subsidiaries under any Material Contract except where such termination, modification or acceleration would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Contract" means any Contract that (i) after December 31, 2000 obligates the Company or any of its Subsidiaries to pay an amount of $100,000 or more annually, or entitles the Company or any of its Subsidiaries to receive an amount of $300,000 or more annually; (ii) requires or could require any severance or retention payments to employees of the Company or its Subsidiaries;
(iii) contains any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries or, assuming the consummation of the transactions contemplated by this Agreement, Parent or any of its Subsidiaries, to (A) sell any products or services of or to any other Person,
(B) engage in any line of business or (C) compete with or obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries; or (iv) is otherwise required to be described in or filed as an exhibit to the SEC Filings.

      Section 3.13 Title to Properties; Encumbrances. Except as set forth in
Section 3.13 of the Disclosure Schedule, each of the Company and its Subsidiaries has good and marketable title to or other legal right to use all of its respective properties and assets reflected on the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1999 prepared in accordance with generally accepted accounting principles (the "Balance Sheet") or acquired after the date thereof (excluding Intellectual Property which is covered in Section 3.14), except for properties and assets disposed of since December 31, 1999 in the ordinary course of business. Except as set forth in Section 3.13 of the Disclosure Schedule, none of such properties or assets are subject to any Lien except (i) statutory Liens for taxes not yet delinquent or the validity of which are being contested in good faith and for which appropriate reserves have been established in accordance with generally accepted accounting principles, (ii) materialmen's or similar Liens arising in the ordinary course of business securing accrued obligations not yet due and payable and which, individually or in the aggregate, would not be material to any of the Company or its Subsidiaries, and (iii) any minor imperfection of title that does not materially interfere with the present use or continuation of such present use in the businesses of the Company and its Subsidiaries. All tangible properties used in the businesses of the Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practices. To the Knowledge of the Company and its Subsidiaries, (A) the properties currently owned or operated by the Company or any of its Subsidiaries are not contaminated with any Hazardous Substances; (B) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (C) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (D) neither the Company nor any of its Subsidiaries has been responsible for any release or threat of release of any Hazardous Substance; (E) neither the Company nor any of its Subsidiaries is subject to any Orders or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Law relating to Hazardous Substances; and (F) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company or any of its Subsidiaries pursuant to any Law relating to Hazardous Substances; provided, however, that the use of cleaning solutions, printer or copier toner or other materials typically used in the operation of business offices shall be deemed not to constitute a breach of this Section 3.13. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, infringement, charge, security interest, restriction, adverse right or intent or encumbrance of any kind whatsoever in respect of such asset. "Hazardous Substance" means any substance that is: (1) listed, classified or regulated pursuant to any Law relating to pollution or protection of human health or the environment; (2) any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance that may be the subject of regulatory action by any Government Entity pursuant to any Law relating to pollution or protection of human health or the environment.

      Section 3.14 Intellectual Property.

      (a) Section 3.14 of the Disclosure Schedule lists all of the Intellectual Property (as hereinafter defined) that is used by the Company or any of its Subsidiaries in the conduct of their businesses, and indicates for each item whether it is owned, leased or licensed by the Company or the applicable Subsidiary. The Company and its Subsidiaries own or have the legally enforceable right (except as (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally or (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equi-table defenses or the discretion of the court before which proceedings therefor may be brought) to use all Intellectual Property utilized in connection with their businesses as presently conducted. Except as disclosed in Section 3.14 of the Disclosure Schedule, (i) there are no claims pending or, to the Knowledge of the Company and its Subsidiaries, threatened alleging that the Company or any of its Subsidiaries is or has been in violation of any Contract governing the Company's use of the Intellectual Property, is or has otherwise been infringing on the rights of any third party with respect to the Intellectual Property, or otherwise challenging the ownership rights or the rights of the Company or its Subsidiaries to use the Intellectual Property; (ii) the Company and its Subsidiaries have no Knowledge of any valid grounds for any such bona fide claims; (iii) to the Knowledge of the Company and its Subsidiaries, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries; and (iv) the Company and its Subsidiaries have not received any written notice to the effect that the use of the Intellectual Property by the Company or its Subsidiaries conflicts with any Intellectual Property rights of any Person. Except as disclosed in Section 3.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is obligated to pay any recurring royalties to any Person with respect to any Intellectual Property.

      (b) As used in this Agreement, the term "Intellectual Property" means (i) copyrights (including, without limitation, the right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works in any format or media), patents, trade marks, service marks, service names, Internet domain names, computer software (other than computer software with license fees of $1,000 or less per user), logos, trade names, trade secrets, algorithms, trade dress and other proprietary rights, and all applications, registrations, renewals, divisions, continuations, continuations-in-part, reissues, additions and extensions thereof, regardless of whether any of such rights arise under the Laws of the United States or any other state, country or jurisdiction; (ii) rights or interests protected by non-statutory or common law evidenced by or embodied in any idea, design, concept, process, technology, invention, discovery, enhancement, improvement or information and data which is not generally known, (including formulae, procedures, protocols, techniques and results of experimentation and testing) that is necessary or useful, regardless of patentability, including but not limited to, trade secrets, and know-how; and (iii) all appurtenances related to, and derivatives of any of the foregoing.

      Section 3.15 Tax Matters.

      (a) Except as set forth in Section 3.15 of the Disclosure Schedule, the Company has paid, or the most recent financial statements in the SEC Filings contain adequate provision for, all material Company Taxes (as defined herein) for the taxable period ended on the date of such financial statements in the SEC Filings and all fiscal periods of the Company and its Subsidiaries prior thereto. Except as set forth in Section 3.15 of the Disclosure Schedule, all Tax Returns (as defined herein) required to be filed with respect to Company Taxes under federal, state, local or foreign Laws by the Company or any Subsidiary have been timely filed (taking into account any extensions of time for filing such Tax Returns), and, at the time filed, were true, correct and complete in all material respects. Each of the Company and its Subsidiaries has timely paid all Company Taxes due and payable, and there are no material outstanding deficiencies for any Company Taxes proposed, asserted or assessed against the Company or any of its Subsidiaries which are not provided for in the financial statements included in the SEC Filings (other than those which are being contested in good faith and either for which adequate reserves have been established or the amounts are immaterial). Neither the Company nor any of its Subsidiaries have executed an extension or waiver of any statute of limitations on the assessment or collection of any Company Tax due that is currently in effect. Deferred Taxes of the Company and its Subsidiaries have been provided for in the most recent financial statements included in the SEC Filings in accordance with generally accepted accounting principles. The Company and each of its Subsidiaries has properly accrued in all material respects all Company Taxes for periods subsequent to the periods covered by the Tax Returns filed by the Company or any such Subsidiary. The Company has made available true, correct and complete copies of all such Tax Returns to Parent. Except as set forth in
Section 3.15 of the Disclosure Schedule, no action, audit, examination, suit or other proceeding is pending or, to the Knowledge of the Company and its Subsidiaries, threatened by any Governmental Entity for assessment or collection from the Company or any of its Subsidiaries of any Company Taxes, no unresolved claim for assessment or collection of any Company Taxes has been asserted against the Company or any of its Subsidiaries (other than those for which adequate reserves have been established, which are being contested in good faith or are imma-terial), and all resolved assessments of the Company Taxes have been paid or are reflected in the financial statements included in the SEC Filings.

      (b) Except as disclosed in Section 3.15 of the Disclosure Schedule, neither the Company nor its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

      (c) All Company Taxes that the Company and its Subsidiaries are required by Law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable.

      (d) The Company and its Subsidiaries have never been members of any consolidated group for income tax purposes other than the consolidated group of which the Company is the common parent; and the Company and its Subsidiaries are not parties to any tax sharing agreement or arrangement, other than with each other.

      (e) No liens for Company Taxes exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory liens for Company Taxes not yet due or payable or that are being contested in good faith;

      (f) There is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any Company Taxes.

      (g) The Company is not bound by any currently effective private ruling specifically addressed to or binding the Company, closing agreement or similar agreement with any taxing authority relating to a material amount of Company Taxes.

      (h) The Company shall not be required to include in a taxable period ending after the Effective Time any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local tax Law.

      (i) Immediately following the Merger, the Company will not have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19.

      (j) The Company is not a "consenting corporation" within the meaning of
Section 341(f) of the Code.

      (k) As used in this Agreement, (i) "Company Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto, on the Company or any of its Subsidiaries and (ii) "Tax Return" shall mean any return or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Company Taxes.

      (l) All of the income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the IRS, or the statute of limitations with respect to the relevant Company Tax liability has expired, for all taxable periods through and including the period ending on December 31, 1996.

      Section 3.16 Takeover Statutes. The Company has taken all actions necessary such that no "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute") including Chapters 110C-110F of the Massachusetts General Laws, applicable to the Company or any of its Subsidiaries, and no restrictive provision of any applicable antitakeover provision in the governing documents of the Company or its Subsidiaries, is or at the Effective Time will be applicable to the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the Merger, the Voting Agreement or the transactions described herein or therein.

      Section 3.17 Rights Agreement.

      (a) The Company has taken all actions necessary such that, for all purposes under the Shareholder Rights Agreement, dated as of September 21, 1999 between the Company and State Street Bank and Trust Company, as Rights Agent, as amended (the "Rights Agreement"), Parent shall not be deemed an Acquiring Person (as defined in the Rights Agreement), a Triggering Event (as defined in the Rights Agreement) shall not be deemed to occur, and the rights issuable pursuant to the Rights Agreement (the "Rights") will not separate from the Shares, as a result of Parent's entering into this Agreement, the Voting Agreement, the Merger and/or the other transactions contemplated herein or therein.

      (b) The Company has taken all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time, (i) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and (ii) the holders of Rights will have no rights under the Rights or the Rights Agreement, in either case as a result of the execution by the Company of this Agreement.

      Section 3.18 Absence of Undisclosed Liabilities. Neither the Company nor its Subsidiaries has any debts, liabilities or obligations, whether accrued, absolute or contingent, whether due or to become due, which would have been required to be disclosed by the Company or applicable Subsidiary by generally accepted accounting principles, other than (i) as set forth in Section 3.18 of the Disclosure Schedule, or (ii) as reserved against or otherwise reflected in the consolidated balance sheets of the Company, included in the Financial Statements included in the SEC Filings or reflected in the notes thereto. Neither the Company nor its Subsidiaries has incurred or paid any liability since December 31, 1999, except for such liabilities incurred or paid (i) in the ordinary course of business consistent with past practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 3.18 of the Disclosure Schedule, neither the Company nor its Subsidiaries are directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any liability or any Person for any amount in excess of $50,000.

      Section 3.19 Labor Relations. Except as set forth in Section 3.19 of the Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association and, to the Company's Knowledge, no attempt to organize any of their employees has been made or is pending, (ii) since January 1, 1998, neither the Company nor any of its Subsidiaries has had any Equal Employment Opportunity Commission charges or other claims of employment discrimination made against them by any employee,
(iii) since January 1, 1998, no state wage and hour department investigations have been made of the Company or any of its Subsidiaries with respect to employees, (iv) since January 1, 1998, there has not been any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees, or any lockouts, strikes, slowdowns or work stoppages against or affecting the Company or any of its Subsidiaries, or, to the Company's Knowledge, any threats thereof by or with respect to any employees, and (v) no unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board or any similar Governmental Entity.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

      Each of Parent and Purchaser represents and warrants to the Company as follows:

      Section 4.1 Organization. Parent is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Parent and Purchaser have all necessary corporate power and authority to own their respective properties and assets and to carry on their respective businesses as now conducted and are duly qualified to do business as foreign corporations in good standing in all jurisdictions in which the character of their properties or the nature of their business requires qualification except where the failure to be so qualified would not have a material adverse effect on the ability of Parent or Purchaser to consummate the transactions contemplated hereby.

      Section 4.2 Authority. Each of Parent and Purchaser has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent and Purchaser and Parent's and Purchaser's consummation of the Merger have been duly authorized by all necessary corporate action on of the part of Parent and Purchaser, respectively, and no other corporate proceedings on either of their part are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Merger. This Agreement constitutes a legal, valid and binding obligation of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms, except as (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses or the discretion of the court before which proceedings therefor may be brought.

      Section 4.3 Effect of Agreement. The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation of the Merger by Parent or Purchaser will not constitute a breach or violation of or a default under (i) the Articles of Incorporation or the Bylaws of Parent or Purchaser,
(ii) any applicable Law, (iii) any Permit issued by a Governmental Entity or otherwise, or (iv) any indenture, agreement or instrument of Parent or Purchaser or to which Parent or Purchaser or any of their respective properties is subject, other than such breaches, violations or defaults which would not have a material adverse effect on the ability of Parent or Purchaser to consummate the transactions contemplated hereby. Except as may be required under the HSR Act, the consummation by Parent and Purchaser of the Merger will not require the consent or approval of or filing by Parent or Purchaser with any third party or any Governmental Entity.

      Section 4.4 Financing. Prior to the Effective Time, Purchaser will have all funds necessary to consummate the Merger and all other transactions contemplated hereunder.

      Section 4.5 Brokers. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Parent or Purchaser or any of their respective affiliates in connection with the negotiation, execution or performance of this Agreement or the consummation of the Merger, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, the Merger or such transactions.

                                   ARTICLE V
                                   COVENANTS

      Section 5.1 No Solicitation.

      (a) Effective upon the execution and delivery of this Agreement, the Company and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted with respect to any Acquisition Proposal prior to the execution of this Agreement.

      (b) The Company and its Subsidiaries will not, and will cause their respective officers, directors, employees, affiliates and investment bankers, attorneys or other advisors or agents retained by or acting on behalf of the Company or any of its Subsidiaries (collectively, the "Representatives"), as applicable, not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal (as defined below), (ii) except as permitted below, engage in negotiations or discussions with, or furnish any information or data to any third party relating to an Acquisition Proposal, (iii) except as permitted below, enter into any letter of intent or similar document or any Contract with respect to any Acquisition Proposal or approve, resolve to approve or recommend any Acquisition Proposal or (iv) except as permitted below, participate in any discussions regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal (other than the transactions contemplated hereby).

      (c) Notwithstanding the foregoing, in response to any Acquisition Proposal which has not been solicited in violation of Section 5.1 (a) or (b), the Company may furnish information concerning its business, properties or assets to the Person (a "Potential Acquiror") making such unsolicited Acquisition Proposal and participate in negotiations with the Potential Acquiror if (i) the Board concludes in good faith, after consultation with its financial advisors, that such Person is reasonably capable of consummating such Acquisition Proposal, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, and that such Acquisition Proposal could reasonably be expected to result in a Superior Offer (as defined below), (ii) the Board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws of the Commonwealth of Massachusetts, (iii) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company (A) gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, (B) provides Parent with a copy of any written offer (or if such offer is not in writing, a written summary of the terms thereof) and all other materials received by the Company, its Subsidiaries or Representatives in connection therewith, (C) receives from such Person an executed confidentiality agreement containing terms no less favorable to the disclosing party than the terms of that certain confidentiality agreement between the Company and Parent, dated as of September 26, 2000 (the "Confidentiality Agreement"), and (D) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company will keep Parent fully informed of amendments or proposed amendments to, any such Acquisition Proposal. In addition to the foregoing, the Company shall provide Parent with at least two business days prior written notice of a meeting of the Board at which meeting the Board is reasonably expected to recommend a Superior Proposal to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal.

      (d) The Board of Directors of the Company (i) shall not withdraw or modify or propose to withdraw or modify, in any manner adverse to Parent, the approval or recommendation of such Board of Directors of this Agreement or the Merger or
(ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal unless, in each case, such Board of Directors determines in good faith, based on advice of outside legal counsel, that such Acquisition Proposal is a Superior Offer and the failure to take such action would reasonably be likely to be inconsistent with its fiduciary duties under applicable Laws of the Commonwealth of Massachusetts.

      (e) For purposes of this Agreement, "Acquisition Proposal" shall mean any bona fide offer, proposal or indication of interest, whether in writing or otherwise, made by a third party for a merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any Subsidiary, or any proposal, offer or indication of interest to acquire in any manner, directly or indirectly, more than (i) ten percent (10%) of the assets of the Company or (ii) five percent (5%) of the outstanding equity of the Company.

      (f) The term "Superior Offer" means an Acquisition Proposal that the Board of Directors determines in good faith (i) is more favorable to the Company's stockholders from a financial point of view than the Merger and the Potential Acquiror making such Acquisition Proposal has demonstrated that any necessary financing has been obtained or, in the reasonable judgment of the Company's financial advisor, such Potential Acquiror is reasonably likely to obtain such financing, (ii) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into accounting, legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, and (iii) after consultation with its financial advisor and based upon the advice of outside legal counsel and such other matters as the Board of Directors deems relevant, after considering applicable provisions of state law, that failure to approve such Acquisition Proposal could reasonably be expected to result in a breach of its fiduciary duties under applicable Law.

      Section 5.2 Appraisal Rights. The Company shall not settle or compromise any claim for appraisal rights in respect of the Merger without the prior written consent of Parent or Purchaser.

      Section 5.3 Conduct of Business of the Company. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in advance in writing, and except as otherwise expressly contemplated by this Agreement or set forth in Section 5.3 of the Disclosure Schedule):

      (a) The Company's and its Subsidiaries' businesses shall be conducted only in the ordinary course (it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or to enter into or engage in new lines of business without Parent's prior written approval).

      (b) To the extent consistent with (a) above, the Company shall, and shall cause each of its Subsidiaries to, use all commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates.

      (c) Without limiting the generality of the foregoing subsections (a) and
(b):

      (i) Neither the Company nor any of its Subsidiaries shall (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its or such Subsidiary's capital stock of any class (except that the Company may issue shares of its Common Stock upon the exercise of any of the Options or Warrants upon receipt of the applicable Exercise Price therefor and otherwise in accordance with all terms and conditions thereof); (B) amend its or such Subsidiary's Articles of Organization, By-Laws or other similar governing documents, or amend, modify or terminate the Rights Agreement (other than amendments or modifications to the Rights Agreement to permit the Company to comply with its obligations under this Agreement); (C) split, combine, reorganize or reclassify its or such Subsidiary's outstanding shares of capital stock; (D) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock (other than dividends paid to the Company by its wholly owned Subsidiaries); or (E) purchase, redeem or otherwise acquire, any shares of its or such Subsidiary's capital stock or any securities convertible into or exchangeable or exercisable for any shares of its or such Subsidiary's capital stock.

      (ii)Neither the Company nor any of its Subsidiaries shall merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person.

      (iii) Neither the Company nor any of its Subsidiaries shall (A) other than in the ordinary course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber or subject to any Lien any of its respective property or assets (including capital stock of any of its Subsidiaries held by the Company); (B) incur, increase or modify any indebtedness, other than (I) trade payables incurred in the ordinary course of business, (II) borrowings under the Credit Agreement in the ordinary course of business or (III) other short term indebtedness incurred in the ordinary course of business not exceeding one million dollars ($1,000,000) in the aggregate; or
(C)
except as set forth in Section 5.3 of the Disclosure Schedule, make, authorize or commit for any capital expenditures, including entering into capital lease obligations, other than in amounts not exceeding $250,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person.

      (iv) Neither the Company nor any of its Subsidiaries shall (A) grant any increase in fees, benefits, salary, bonuses or other compensation to any employees, officers or directors of the Company or any of its Subsidiaries, except as expressly set forth in Section 5.3 of the Disclosure Schedule; (B) pay any severance or termination pay or any bonus except as expressly set forth in
Section 5.3 of the Disclosure Schedule; (C) enter into or amend any severance agreements with employees, officers or directors of the Company or any of its Subsidiaries; or (D) enter into or amend any employment contract between the Company or any of its Subsidiaries and any Person (unless such amendment is required by Law) that neither the Company nor such Subsidiary has the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time.

      (v) Except as expressly set forth in Section 5.3 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall (A) adopt any new Employee Benefit Plan; (B) terminate (except as set forth in Section 5.14) or withdraw from any existing Employee Benefit Plan; or (C) make any amendment, modification or change in or to any existing Employee Benefit Plan, other than any such amendment, modification or change that is required by Law (provided that if the Company or any of its Subsidiaries determines that such an amendment, modification or change is necessary, it will, in advance of making such amendment, modification or change, give Parent timely written notice thereof and consult with Parent regarding any objection Parent may have thereto).

      (vi) Neither the Company nor any of its Subsidiaries shall pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations legally due and payable and arising in the ordinary course of business, claims arising under the terms of Contracts in the ordinary and usual course of business, and such other claims, liabilities or obligations as shall not exceed $250,000 in the aggregate.

      (vii) The Company and each of its Subsidiaries shall (A) pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business unless contested in good faith, (B) perform in all material respects all of their respective obligations required to be performed during such period under any Material Contracts, agreements or other instruments relating to or affecting any of their respective properties or assets, (C) maintain their respective books of account and corporate and other business records in the usual, regular and ordinary manner consistent with past policies and practice, and (D) comply in all material respects with all applicable Laws.

      (viii) Neither the Company nor any of its Subsidiaries shall make or change any Tax election, settle any material audit (other than any settlement which imposes no liability on the Company or any Subsidiary), file any amended Tax returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary course of business.

      (ix) Neither the Company nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any Subsidiary or affiliate thereof to (A) sell any products or services of or to any other Person, (B) engage in any line of business or (C) compete with or obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries or affiliates.

      (x) Neither the Company nor any of its Subsidiaries shall take any action that would cause any of the Company's representations and warranties herein to become untrue in any material respect.

      (xi) Neither the Company nor any of its Subsidiaries shall permit a material change in any of its underwriting, investment, financial reporting or accounting practices or policies or in any material assumption under-lying an underwriting or investment practice or policy, except as may be required by any change in generally accepted accounting principles, statutory accounting principles or applicable Law.

      (xii) Except as expressly set forth in Section 5.3 of the Disclosure Schedule, or except as may be required by applicable Law, neither the Company nor any of its Subsidiaries shall enter into or terminate, or modify or amend in any manner materially adverse to the Company or any of its Subsidiaries, any Material Contract (except for termination as the result of expiration or non-renewal in accordance with the terms of such Material Contract) or waive, release, compromise or assign any material rights or claims.

      (xiii) Neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

      Section 5.4 Access and Information. The Company shall and shall cause its Subsidiaries to, upon reasonable notice and subject to restrictions contained in confidentiality agreements to which they are subject that are listed in Section
5.4 to the Disclosure Schedule, give to Parent, Purchaser and their representatives and designees full access to all of their employees, and to all the premises and books and records of the Company and its Subsidiaries and shall, and shall cause its Subsidiaries, officers and independent auditors to furnish to Parent, Purchaser and their representatives and designees such financial and operating data and other information, including access to the working papers of its independent auditors, with respect to its business and properties and the business and properties of its Subsidiaries as Parent or Purchaser shall from time to time reasonably request. In addition, at the request of Parent, the Company shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to arrange for Parent and its representatives and designees to meet with clients and customers of the Company and its Subsidiaries, provided that the Company shall be entitled to have a representative present at any such meeting. Notwithstanding the foregoing, the Company shall not be obligated to arrange any such meeting if the Company determines that such a meeting could reasonably be expected to (a) cause such customer or client to terminate its relationship with the Company or any Subsidiary or (b) otherwise result in a Material Adverse Effect, and the Company so notifies the Parent in writing setting forth in detail the reasons underlying its determination. Any investigation or access contemplated by this Section 5.4 shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the Company and its Subsidiaries. No investigation pursuant to this Section shall affect or be deemed to modify any representations or warranties made in this Agreement or the conditions to the obligations of the parties to consummate the Merger. The Confidentiality Agreement between Parent and the Company shall apply to the information provided pursuant to this Section 5.4.

      Section 5.5 Certain Filings, Consents and Arrangements.

      (a) Parent, Purchaser and the Company shall use all commercially reasonable efforts to assist the other in obtaining any Permits required to be obtained by such other party for the consummation of the transactions contemplated by this Agreement, provided that the Company shall not, without the consent of Parent (which consent shall not be unreasonably withheld), agree to any amendment to any material instrument or agreement to which it is a party. Such assistance shall include providing the other party or appropriate Governmental Entity all information reasonably required to be submitted in connection with obtaining the Permits.

      (b) Each party shall use all commercially reasonable efforts promptly to take, or cause to be taken, all actions and promptly to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. The Company shall take all actions reasonably requested by Parent to ensure the orderly transition of the business of the Company and to preserve and maintain the Company's business relationships. Without limiting the generality of the foregoing, the Company shall and shall cause its Subsidiaries to (i) provide Parent with access to individuals reasonably specified by Parent to plan the transition of the Company's business to Parent, which may include, at the discretion of Parent, communicating offers regarding employment terms to be effective after the Effective Time, (ii) designate individuals to serve as members of a Company/Parent transition team and cause such individuals to devote reasonable time to transition matters, (iii) devote reasonable resources to transition matters, (iv) consult with Parent regarding the Company's development work pertaining to systems, products, distribution and customer services, and (v) cooperate with Parent in its development work pertaining to systems, products, distribution and customer services.

      (c) In the event that the Company or any of its Subsidiaries acquires Knowledge that any of the lead reinsurers on the reinsurance pools maintained by DRMS intends to terminate or reduce its relationship with DRMS or the Company in any manner, the Company will promptly notify Parent and will cooperate fully with Parent to take such actions as Parent may reasonably request, including, without limitation, arranging meetings among the Company, DRMS, Parent and such reinsurer.

      Section 5.6 State Takeover Statutes. The Company shall, upon the request of Parent or Purchaser, take all reasonable steps to assist in any challenge by Parent or Purchaser to the validity or applicability to the Merger, the Voting Agreement or other transactions contemplated by this Agreement, of any state takeover statutes.

      Section 5.7 Compliance with Antitrust Laws. Each party shall as promptly as practicable make all filings necessary under the HSR Act or to comply with any other request or demand by a Governmental Entity investigating the Merger under applicable antitrust Laws. Each party shall use all commercially reasonable efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to the Merger. Nothing in this Agreement shall be construed to require Parent or any of its affiliates, in connection with the receipt of any Permit or other Governmental Entity approval or investigation, to proffer to or agree to (i) sell or hold separate and agree to sell or to discontinue or to limit, before or after the Effective Time, any assets, businesses or interest in any assets or businesses of Parent or any of its affiliates (including for this purpose the Company and its Subsidiaries), or
(ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such asset or businesses which, in either case, could, in the reasonable judgment of the board of directors of Parent, adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement.

      Section 5.8 Press Releases. Prior to the Effective Time, no party hereto shall make, or shall permit its affiliates or their respective representatives to make, any press release or other public statement with respect to the transactions contemplated hereby without the prior written consent of the other parties, except that such public statement or disclosure may be made immediately upon written notice to the other parties hereto: (i) if required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, (ii) to any Governmental Entity having jurisdiction over the disclosing party, (iii) in order for the parties to comply with their obligations hereunder, or (iv) if a default by the other party hereto (Parent and Purchaser, on the one hand, and the Company, on the other hand, each being a party for this purpose) has occurred under this Agreement to the extent reasonable for the non-defaulting party to enforce its rights and remedies hereunder. Upon execution of this Agreement, each party shall be permitted to issue a press release disclosing the execution of this Agreement and containing a description of the transactions contemplated hereby, provided that each party will provide the other with the opportunity to review and comment upon its press release prior to its release and will use commercially reasonable efforts to coordinate the timing of its press release with the press release of the other party.

      Section 5.9 Indemnification; Insurance.

      (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to continue to indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages or liabilities arising out of actions or omissions in their capacity as a director or officer of the Company or a Subsidiary occurring on or prior to the Effective Time to the maximum extent permitted or required under the Massachusetts BCL and the Company's Bylaws in effect on the date hereof, including provisions with respect to advances of expenses incurred in the defense of any action or suit, provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Massachusetts BCL and the Company's Bylaws shall be made by independent legal counsel selected in good faith by the Surviving Corporation. From and after the Effective Time, Parent shall cause the Surviving Corporation to pay from time to time in advance of the disposition of any such action, suit or other proceeding expenses, including counsel fees, reasonably incurred by the Indemnified Party in connection with any such action, suit or other proceeding; pro-vided that such Indemnified Party shall repay the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Surviving Corporation shall be obligated to provide indemnification only to the extent that any directors' and officers' liability insurance policy of the Surviving Corporation does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder.

      (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance"), or D&O Insurance that provides identical limits of coverage and is otherwise substantially comparable to the Company's existing D&O Insurance, in full force and effect without reduction of coverage for a period of three years after the Effective Time so long as the annual premium therefor is not in excess of 300% of the annual premium paid by the Company therefor on the date of this Agreement (the "Current Premium"); provided, that if the existing D&O Insurance or substantially comparable D&O Insurance cannot be maintained or acquired for such 3-year period for a premium not in excess (on an annualized basis) of the Current Premium, the Surviving Corporation will use reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium on an annualized basis not in excess of 300% of the Current Premium.

      (c) The Company will maintain, through the Effective Time, the Company's existing D&O Insurance in full force and effect without reduction of coverage.

      (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the obligations of the Surviving Corporation set forth in this Section 5.9, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.9.

      Section 5.10 Notification of Certain Matters. The Company shall give prompt notice to Parent and Purchaser of (i) any claims, actions, proceedings or investigations commenced or, to the best of its Knowledge, threatened, involving or affecting the Company or any of its Subsidiaries or any of their property or assets, that relate to the Merger and the transactions contemplated herein, (ii) the occurrence, or failure to occur, of any event that would be likely to cause (with the passage of time or otherwise) any of the Company's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or a Material Adverse Effect, (iii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and (iv) if, to the Knowledge of the Company or any of its Subsidiaries, a material client or customer intends to terminate its agreement with the Company or such Subsidiary, whether or not such termination could be reasonably likely to result in a Material Adverse Effect. Parent or Purchaser shall give prompt notice to the Company of (i) any claims, actions, proceedings or investigations commenced or, to the best of its Knowledge, threatened, involving or affecting Parent or Purchaser that relate to the Merger and the transactions contemplated herein, (ii) the occurrence, or failure to occur, of any event that would be likely to cause (with the passage of time or otherwise) any of Parent's or Purchaser's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or would be likely to materially adversely affect Parent's or Purchaser's ability to consummate the transactions contemplated herein, and
(iii) any material failure of Parent or the Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

      Section 5.11 Fees and Expenses. Except as set forth in Section 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses (including, in the case of the Company, the costs of printing the Proxy Statement), whether or not the Merger is consummated.

      Section 5.12 Actions Regarding the Rights. Prior to or simultaneously with the execution of this Agreement, the Company, in accordance with the terms and provisions of the Rights Agreement, has amended the Rights Agreement so that the transactions contemplated by this Agreement are exempted from certain provisions of the Rights Agreement and a "Triggering Event" thereunder will not occur as a result of such transactions. The Company, with the consent of Parent, shall continue to take all actions necessary to cause the transactions contemplated by this Agreement to remain exempted from such provisions of the Rights Agreement, including, if desirable, entering into further amendments to the Rights Agreement or causing the Rights to be extinguished, canceled or redeemed.

      Section 5.13 Shareholder Litigation. Prior to the Effective Time, the Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that Parent shall have the right to prevent the Company from entering into any such settlement without Parent's consent if Parent agrees to indemnify the Company and each director of the Company for the amount of its, his or her liability, if any, arising from the underlying claim, net of any insurance proceeds received by such Person, that is in excess of the amount that such Person would have been liable for under such settlement.

      Section 5.14 Treatment of Certain Employee Benefit Plans. Prior to the Effective Time, the Company will take all actions reasonably necessary or appropriate to fulfill all of its obligations to contribute to and administer the Employee Benefit Plans in accordance with their terms. In addition, at the request of Parent, the Company will take all steps reasonably necessary to terminate, effective on the business day immediately preceding the Effective Time, each Employee Benefit Plan that is a plan subject to ERISA including, but not limited to, providing any required notices, adopting any required amendments and adopting Board resolutions. Furthermore, the Company shall take any and all further actions necessary to retain the tax-qualified status of each Employee Benefit Plan that is a tax-qualified retirement plan including (without limitation): (i) the preparation, execution and submission of such plans to the Internal Revenue Service under the Employee Plan Compliance Resolution System set forth in Revenue Procedure 2001-17; (ii) the preparation and execution of any amendment deemed necessary in connection with such submission; (iii) the retention of service providers to assist in the preparation of such submission; and (iv) the preparation and distribution of the appropriate employee communications related to the submission. The Company shall provide the Parent with copies of all documents produced in accordance with the preceding sentence prior to their execution or distribution, as applicable.

      Section 5.15 Resignation of Directors. At or before the Effective Time, the Company shall deliver to Parent a written resignation signed by each member of the Company's Board of Directors to be effective as of the Effective Time.

      Section 5.16 Updating Disclosure Schedule. Prior to the Effective Time, the Company shall supplement or amend the Disclosure Schedule to reflect any matter that, if existing, occurring or known on the date hereof, should have been so disclosed or that is necessary to correct any information in such Disclosure Schedule that was or has been rendered inaccurate thereby; provided, however, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof, to constitute a part of, or an amendment or supplement to, the Disclosure Schedule, or to cure any breach or inaccuracy of a representation or warranty, unless so agreed to in writing by Parent; and provided, further, that such supplemental or amended disclosures shall not entitle Parent and Purchaser to refuse to consummate the transactions contemplated herein unless such supplemental or amended disclosures, individually or in the aggregate, disclose a failure of the Company to satisfy the condition specified in Section 6.2(a) or Section 6.2(b).

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

      Section 6.1 Conditions to the Obligations of Parent, Purchaser and the Company. The obligations of Parent, Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Closing, of each of the following conditions:

      (a) The stockholders of the Company shall have duly approved this Agreement, and the consummation of the Merger and other transactions contemplated herein, if required by applicable Law, by the provisions of the Company's Articles of Organization or By-Laws, or by the rules of the National Association of Securities Dealers, Inc.

      (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, all notices, reports and other filings required to be made prior to the Closing by the Company or Parent or any of their respective Subsidiaries with, and all Permits required to be obtained prior to the Closing by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (each a "Governmental Consent"), in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated herein shall have been made or obtained (as the case may be).

      (c) The consummation of the Merger shall not be precluded by any order or injunction of a court of competent jurisdiction (each party agreeing to use all commercially reasonable efforts to have any such order reversed or injunction lifted), and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that makes consummation of the Merger illegal.

      Section 6.2 Conditions to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

      (a) The representations and warranties of the Company set forth in Section
3.2 shall be true and correct (except for inaccuracies that are de minimis in amount). The representations and warranties set forth in Sections 3.3, 3.8, 3.11, 3.16 and 3.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations and warranties set forth in Sections 3.2, 3.3, 3.8, 3.11, 3.16 and 3.17) such that the aggregate effect of such inaccuracies has, or could reasonably be likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications. For purposes of this Section 6.2(a), the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing (provided that representations and warranties that are confined to a specified date shall speak only as of such date).

      (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

      (c) The Company shall have delivered to Parent (i) a certificate, dated as of the Closing and signed on its behalf by a duly authorized officer, to the effect that the conditions set forth in Section 6.1 as relates to the Company and in Section 6.2(a) and 6.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by the Board of Directors and the Company's stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated herein, all in such reasonable detail as Parent and its counsel shall request.

      (d) No Material Adverse Effect shall have occurred and be continuing.

      (e) No Distribution Date or Triggering Event (as such terms are defined in the Rights Agreement) shall have occurred, and the Rights shall not have become non-redeemable or exercisable upon consummation of the Merger.

      (f) Parent shall have received an opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel to the Company, dated as of the date of Closing, in form reasonably satisfactory to Parent, as to the matters set forth in Exhibit B.

      (g) Those certain Amended and Restated Employment Agreements listed in
Section 6.2 of the Disclosure Schedule shall be in full force and effect at Closing, without any amendments or modifications.

      Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

      (a) There shall not exist inaccuracies in the representations and warranties of Parent and Purchaser set forth in this Agreement such that the aggregate effect of such inaccuracies has, or could reasonably be likely to have, a material adverse effect on Parent's or Purchaser's ability to consummate the Merger and the other transactions contemplated herein; provided that, for purposes of this sentence only, those representations and warranties that are qualified by references to "material" shall be deemed not to include such qualifications. For purposes of this Section 6.3(a), the accuracy of the representations and warranties of Parent and Purchaser set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing (provided that representations and warranties that are confined to a specified date shall speak only as of such date).

      (b) Each of Parent and Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

      (c) Parent shall have delivered to the Company (i) a certificate, dated as of the Closing and signed on its behalf by a duly authorized officer, to the effect that the conditions set forth in Section 6.1 as relates to Parent and Purchaser and in Section 6.3(a) and 6.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by the Board of Directors of Purchaser and Purchaser's sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated herein, all in such reasonable detail as the Company and its counsel shall request.

      (d) The Company shall have received an opinion of Alston & Bird, LLP, counsel to the Parent, dated as of the date of Closing, in form reasonably satisfactory to the Company, as to the matters set forth in Exhibit C.

                                  ARTICLE VII
                                 MISCELLANEOUS

      Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

      (a) by the mutual consent of Parent and the Company;

      (b) by either the Company, on the one hand, or Parent and Purchaser, on the other hand if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or prohibiting Parent or Purchaser to acquire or hold or exercise rights of ownership of the Shares, and such order, decree, ruling or other action shall have become final and non-appealable;

      (c) by the Company:

      (i) if (A) the Board of Directors, subject to complying with the terms and conditions of this Agreement, shall have authorized the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (B) Parent does not make, within five business days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board determines in good faith, after consultation with its financial advisors, is at least as favorable as the Superior Proposal, taking into account, to the extent relevant, the long term prospects and interests of the Company and its stockholders and (C) the Termination Fee (as defined in Section 7.2) is paid to Parent in accordance with
Section 7.2; or

      (ii) if any representation or warranty of Parent and Purchaser set forth in this Agreement shall be untrue in any material respect when made, or upon a breach in any material respect of any covenant or agreement on the part of Parent or Purchaser set forth in this Agreement, in each case where such misrepresentation or breach would result in a failure to satisfy any of the conditions set forth in Article 6, provided, that, if any such breach is curable by Parent or Purchaser within 20 business days after written notice of such breach is given by the Company, the Company must give such notice and may not terminate this Agreement under this Section 7.1(c)(iv) until such twenty business day period has lapsed with such breach remaining uncured.

      (d) by Parent and Purchaser:

      (i) if the Board of Directors of the Company shall have (A) withdrawn, modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement or the Merger or (B) recommended an Acquisition Proposal or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, Purchaser, or their affiliates (or the Board of Directors resolves to do any of the foregoing); or

      (ii) the Company's stockholders do not approve the Merger at a meeting duly convened therefor, including any adjournment or postponement of such meeting; or

      (iii) if any representation or warranty of the Company set forth in this Agreement shall be untrue in any material respect when made or upon a breach in any material respect of any covenant or agreement on the part of the Company set forth in this Agreement, in each case where such misrepresentation or breach would result in a failure to satisfy any of the conditions set forth in Article 6, provided, that, if any such breach is curable by the Company within 20 business days after written notice of such breach is given by Parent, Parent must give such notice and may not terminate this Agreement under this Section 7.1(d)(iii) until such twenty business day period has lapsed with such breach remaining uncured.

      (e) By either Party in the event that the Effective Time shall not have occurred on or prior to July 31, 2001.

      Section 7.2 Effect of Termination.

      (a) In the event of the termination of this Agreement as provided in
Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Purchaser or the Company or their respective directors, officers, employees, shareholders, representatives, agents or advisors other than, with respect to Parent, Purchaser and the Company, the obligations pursuant to this Article VII and the last sentence of Section 5.4. Nothing contained in this Section 7.2(a) shall relieve Parent, Purchaser or the Company from liability for willful breach of this Agreement.

      (b) The Company shall pay to Parent (or in the case of termination pursuant to Section 7.1(c)(i), shall cause the Potential Acquiror making the Acquisition Proposal to pay to Parent) by wire transfer of immediately available funds two million two hundred fifty thousand dollars ($2,250,000) (the "Termination Fee") if (i) the Company terminates this Agreement pursuant to
Section 7.1(c)(i), in which case the Termination Fee must be paid simultaneously with such termination, (ii) Parent or Purchaser terminates this Agreement pursuant to Section 7.1(d)(i), in which case the Termination Fee must be paid within one (1) business day after demand therefor by Parent; or (iii) this Agreement is terminated for any reason (other than as a result of (x) the failure of Parent or Purchaser to fulfill any material obligation under this Agreement or (y) the applicable waiting period under the HSR Act shall not have expired or been terminated on or prior to the Effective Time), at any time after an Acquisition Proposal has been received by the Company and within nine (9) months after such a termination, the Company completes either a merger, consolidation or other business combination between the Company or a Subsidiary of the Company and the Potential Acquiror who made such Acquisition Proposal or any of its Affiliates, in which case the Termination Fee must be paid immediately at the time of the completion of such merger, consolidation or other business combination.

      Section 7.3 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 7.1, as the case may be. The covenants and agreements contained in this Agreement shall survive the Effective Time or termination of this Agreement, as the case may be, and shall continue until they terminate in accordance with their terms.

      Section 7.4 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Agreement may be amended or supplemented at any time, except that after approval hereof by the stockholders of the Company, no amendment shall be made which decreases the Merger Consideration or that in any other way materially adversely affects the rights of such stockholders (other than a termination of this Agreement) without the further approval of such stockholders. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties intended to be bound thereby.

      Section 7.5 Entire Agreement. Except for the Confidentiality Agreement and the Voting Agreement (which are hereby incorporated herein by this reference), this Agreement (a) contains the entire agreement among Parent, Purchaser and the Company with respect to the Merger and the other transactions contemplated hereby, and supersedes all prior agreements among the parties with respect to such matters, and (b) except for Persons indemnified pursuant to Section 5.9, is not intended to confer upon any other Persons any rights or remedies hereunder. The parties hereto acknowledge that the Confidentiality Agreement remains in full force and effect and is unmodified.

      Section 7.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed in that State.

      Section 7.7 Headings. The descriptive headings contained herein are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 7.8 Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, overnight delivery, facsimile, telegram or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested addressed as follows:

      If to the Company:

      CORE, INC.
      18881 Von Karman Ave., Suite 1750
      Irvine, California 92612
      Attn: George C. Carpenter IV
            Chairman and Chief Executive Officer

      With a copy to:
      Rich, May, Bilodeau & Flaherty, P.C.
      176 Federal Street
      Boston, MA 02110
      Attention: Stephen M. Kane, Esq.
      Telephone: (617) 556-3827
      Fax: (617) 556-3890

      If to Purchaser or Parent:

      Fortis, Inc.
      One Chase Manhattan Plaza
      New York, NY 10005
      Attention: General Counsel
      Telephone: (212) 859-7285
      Fax: (212) 859-7034

      With a copy to:

      Alston & Bird, LLP
      One Atlantic Center
      1201 West Peachtree Street
      Atlanta, Georgia 30309-3424
      Attention: Susan J. Wilson, Esq.
      Telephone: (404) 881-7974
      Facsimile: (404) 881-4777

      or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

      Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

      Section 7.10 Parties in Interest; Assignment. This Agreement is binding upon and is solely for the benefit of the parties and their respective successors, legal representatives and assigns except that Section 5.9 shall be for the express benefit of the Persons in the categories referred to therein. Parent and Purchaser shall have the right (i) to assign to one or more direct or indirect wholly owned Subsidiaries of the Parent any and all rights and obligations of Purchaser under this Agreement, including the right to substitute in Purchaser's place such a Subsidiary as one of the constituent corporations in the Merger (if such Purchaser assumes all of the obligations of Purchaser in connection with the Merger) and (ii) to restructure the transaction to provide for the merger of the Company with and into Purchaser or any such other corporation as provided above. If Parent or Purchaser exercise their right to so restructure the transaction, the Company shall promptly enter into appropriate agreements to reflect such restructuring. In any such event the amounts to be paid to holders of Shares shall not be reduced nor shall there be any material delay of the Effective Time.

      Section 7.11 Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which any party is entitled at law or in equity.

      Section 7.12 Certain Undertakings of Parent. Parent shall perform, or cause to be performed, any obligation of Purchaser (or any successor person pursuant to Section 7.10) under this Agreement which shall have been breached by Purchaser (or such successor).

      Section 7.13 Interpretation. The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships and limited liability companies and vice versa. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 29, 2001. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      Section 7.14 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable; provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

      Section 7.15 Payments in U.S. Dollars. All amounts required to be paid under this Agreement shall be denominated and paid in United States Dollars.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above. FORTIS, INC.

By:    /s/ Drew Desky
   ----------------------------------------------
Name:  Drew Desky
Title: Vice President, Mergers & Acquisitions


CORE MERGER SUB, INC.

By:    /s/ Drew Desky
   ----------------------------------------------
Name:  Drew Desky
Title: President

By:    /s/ Mark Andruss
   ----------------------------------------------
Name:  Mark Andruss
Title: Treasurer


[SEAL]


CORE, INC.

By:    /s/ Craig C. Horton
   ----------------------------------------------
Name:  Craig C. Horton
Title: President

By:    /s/ William E. Nixon
   ----------------------------------------------
Name:  William E. Nixon
Title: Treasurer

[SEAL]

                                   APPENDIX I

                             INDEX OF DEFINED TERMS

            Term                                    Section
            ----                                    -------
            Acquisition Proposal                    5.1(e)
            Affiliate                               7.13
            Agreement                               Preamble
            Articles of Merger                      1.2
            Balance Sheet                           3.13
            Board                                   1.10(c)
            Board of Directors                      1.10(c)
            Certificates                            2.2(b)(i)
            Closing                                 1.15
            COBRA                                   3.10(e)
            Code                                    3.10(d)
            Common Stock                            Recitals
            Company                                 Preamble
            Company Taxes                           3.15(k)
            Confidentiality Agreement               5.1(a)
            Contract                                3.4
            Current Premium                         5.9(b)
            D&O Insurance                           5.9(b)
            Disclosure Schedule                     Article III, 1st paragraph
            Dissenting Shares                       2.1
            Effective Time                          1.2
            Employee Benefit Plan                   3.10(b)
            ERISA                                   3.10(c)
            ERISA Affiliate                         3.10(h)
            Exchange Agent                          2.2(a)
            Exercise Price                          1.10(a)
            Fairness Opinion                        1.13
            Financial Advisor                       1.13
            Governmental Consent                    6.1(b)
            Governmental Entity                     1.4
            Hazardous Substance                     3.13
            HSR Act                                 3.4
            In the Money Option                     1.10(a)
            Indemnified Party                       5.9(a)
            Intellectual Property                   3.14(b)
            Knowledge                               Article III, 5th paragraph
            Law                                     1.4
            Lien                                    3.13
            Litigation                              3.7
            Massachusetts BCL                       1.1
            Material Adverse Effect                 Article III, 2nd paragraph
            Material Contract                       3.12
            Merger                                  1.1
            Merger Price                            1.7
            Option                                  1.10
            Option Settlement Payment               1.10(a)
            Orders                                  3.7

            Term                                    Section
            ----                                    -------
            Parent                                  Preamble
            Permit                                  3.8
            Person                                  Article III, 4th paragraph
            Potential Acquiror                      5.1(c)
            Preferred Stock                         3.2(a)
            Proxy Statement                         1.14(b)
            Purchaser                               Preamble
            Representatives                         5.1(b)
            Rights                                  3.17(a)
            Rights Agreement                        3.17(a)
            SEC                                     1.14(b)
            SEC Filings                             3.5(a)
            Share                                   1.7
            Stockholders' Meeting                   1.14(a)
            Subsidiary                              Article III, 3rd paragraph
            Superior Offer                          5.1(f)
            Surviving Corporation                   1.1
            Takeover Statute                        3.16
            Tax Return                              3.15(k)
            Termination Fee                         7.2(b)
            Under-Water Option                      1.10(b)
            Voting Agreement                        2nd Recital
            Warrant                                 3.2(a)

                                                                      APPENDIX B

                                VOTING AGREEMENT

      THIS VOTING AGREEMENT (the "Agreement") is entered into as of March 29, 2001, among CORE, Inc., a Massachusetts corporation (the "Company"), the undersigned stockholders (each a "Stockholder" and collectively, the "Stockholders") of the Company, and Fortis, Inc., a Nevada corporation ("Parent").

      WHEREAS, concurrently with the execution and delivery of this Agreement, CORE Merger Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Purchaser"), Parent and the Company have entered into an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement"), providing for the merger of Purchaser with and into the Company (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

      WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which each Stockholder will receive the Merger Price (as defined in the Merger Agreement) in exchange for each share of Common Stock, par value $.10 per share, of the Company ("Company Common Stock") owned by such Stockholder, the Stockholders each have agreed to enter into this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Representations of Stockholders. Each of the Stockholders severally represents as to himself or herself:

            (a) That such Stockholder is (i) the beneficial owner (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) of the number of shares of Company Common Stock set forth opposite such Stockholder's name under the heading "Common Shares" on Exhibit A hereto (collectively, such Stockholder's "Common Shares") and (ii) the holder of stock options to purchase the number of shares of Company Common Stock set forth opposite such Stockholder's name under the heading "Option Shares" on Exhibit A hereto (collectively, such Stockholder's "Option Shares"). Each Stockholder's Common Shares and Option Shares are hereinafter collectively referred to as "Shares."

            (b) That such Stockholder does not beneficially own any shares of Company Common Stock other than his or her Shares.

            (c) That, except as disclosed on Exhibit B hereto, such Stockholder has the right, power and authority to execute and deliver this Agreement and to perform his or her obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution, delivery and performance by Stockholder of this Agreement will not
(i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares, other than as imposed pursuant to this Agreement.

            (d) That, except as disclosed on Exhibit B hereto or as permitted pursuant to Section 6, such Stockholder's Common Shares and rights to his or her Option Shares are held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Shares other than this Agreement.

            (e) That such Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder acknowledges that the irrevocable proxy set forth in Section 3 is granted in consideration for the execution and delivery of the Merger Agreement by Parent and Purchaser.

The representations and warranties contained herein shall be made as of the date hereof and each Stockholder shall (a) use all reasonable efforts to assure that each representation and warranty remains true and correct and (b) not take any action that would cause any representation or warranty not to be true and correct, as of each date from the date hereof through and including the date that the Merger is consummated or the Merger Agreement is terminated.

      2. Agreement to Vote Common Shares. Each of the Stockholders severally agrees to vote his or her Common Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of his or her Common Shares or New Shares to vote such Common Shares or New Shares, (a) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof (provided that the terms of the Merger Agreement shall not have been amended to reduce the Merger Price to less than $4.92 per share or to impose any specific obligation on the Stockholder that is not imposed uniformly on all stockholders of the Company, except as such Stockholder has agreed in writing), and (b) against any action or proposal that would compete with or reasonably could be expected to serve to interfere materially with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Notwithstanding the foregoing, neither (a) the inability of any Stockholder to vote his or her Common Shares or New Shares in accordance with this Section 2 due to the presence at any meeting of stockholders of the proxy granted pursuant to Section 3, (b) the failure of any Stockholder to attend in person a meeting of the stockholders of the Company or adjournment thereof or (c) actions taken by any Stockholder in connection with such Stockholder's appointment as a proxy to represent and vote shares of the Company's stockholders (other than the Stockholder) at a meeting of stockholders shall be a violation of this Agreement.

      3. Grant of Limited Irrevocable Proxy; Appointment of Proxy.

            (a) Each Stockholder hereby irrevocably grants to and appoints Jerome A. Atkinson, General Counsel of Parent, Drew Desky, Vice President--Mergers and Acquisitions of Parent, and Katherine Greenzang, Vice President and Corporate Counsel of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent (individually a "Proxy"), and each of them individually, the Stockholder's limited proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, solely to vote the Stockholder's Common Shares and any New Shares which are held of record by the Stockholder, or grant a consent or approval in respect of such Common Shares and New Shares (i) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof (provided that the terms of the Merger Agreement shall not have been amended to reduce the Merger Price to less than $4.92 per share or to impose any specific obligation on the Stockholder that is not imposed uniformly on all stockholders of the Company, except as such Stockholder has agreed in writing), and (ii) against any action or proposal that would compete with or serve to interfere materially with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger.

            (b) The proxies granted hereunder shall terminate, with no further action on the part of any Stockholder, upon the earlier of (i) termination of the Merger Agreement or (ii) September 30, 2001.

            (c) Each Proxy severally agrees to vote all Common Shares and any New Shares in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof.

            (d) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Shares are not irrevocable, and that such Stockholder shall, simultaneously with the execution of this Agreement, take any and all actions necessary to revoke such proxies in accordance with their terms.

            (e) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that this proxy is irrevocable to the extent permitted by Massachusetts law and is coupled with an interest. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

            (f) Nothing in this Agreement shall affect a Stockholder's economic or financial interest in such Stockholder's Shares and, without limiting the foregoing, the parties acknowledge and agree that, in the event that the Merger or any other transaction involving or affecting the stock of the Company is consummated, such Stockholder shall be entitled to any and all consideration in exchange for such Stockholder's Shares.

      4. No Voting Trusts. Each Stockholder severally agrees that, on and after the date hereof, such Stockholder shall not, nor will such Stockholder permit any entity under his or her control to, deposit any of such Stockholder's Shares in a voting trust or subject any of such Stockholder's Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with Parent or Purchaser.

      5. No Proxy Solicitations. Each Stockholder severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under his or her control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action that would compete with or otherwise could serve to interfere materially with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger; provided, that the foregoing shall not restrict any Stockholder who is a director or executive officer of the Company from taking any action such Stockholder believes is necessary or appropriate to satisfy such director's fiduciary duty to stockholders of the Company.

      6. Transfer and Encumbrance. On or after the date hereof, except as disclosed on Exhibit B hereto, each Stockholder severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of his or her Shares or New Shares prior to the earliest of (a) the effective date of the Merger, (b) the date this Agreement shall be terminated in accordance with its terms or (c) termination of the Merger Agreement. The provisions of this Section 6 shall not apply to the transfer by gift, will or intestate succession of any Stockholder to his or her spouse or to the siblings, lineal descendants or ancestors of such Stockholder or his or her spouse, or any trust established for the benefit of any of them, if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he or she were the original owner of such Shares or New Shares and the transferor shall cause the Company to place the following legend on the certificates representing such transferred Shares, which legend shall remain thereon until the earliest of (a) expiration or termination of the Agreement, (b) the consummation of the Merger or (c) termination of the Merger Agreement:

            The shares of capital stock represented by this certificate are subject to a Voting Agreement, dated as of March 29, 2001 among the Stockholders named therein, CORE, Inc. and Fortis, Inc., which, among other things, (a) restricts the sale or transfer of such shares except in accordance therewith, (b) restricts the voting of such shares except in accordance therewith, and (c) subjects such shares to a limited irrev-ocable proxy under Section 41 of the Massachusetts Business Corporation Act.

      7. Additional Purchases. Each Stockholder severally agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock after the execution of this Agreement, including, without limitation, pursuant to the exercise of stock options held by such Stockholder, or (c) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of Company Common Stock other than the Shares (collectively, "New Shares"), all of such New Shares shall be subject to the terms of this Agreement to the same extent as if they constituted Shares, including, without limitation, the irrevocable proxy set forth in Section 3 hereof.

      8. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law.

      9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall not be assignable without the written consent of all other parties hereto.

      10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

      11. Miscellaneous.

            (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Massachusetts.

            (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

            (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            (d) This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, as defined in the Merger Agreement or (ii) termination of the Merger Agreement.

            (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (f) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until such time as the Merger Agreement is executed and delivered by the Company, Parent and Purchaser, at which time this Agreement shall automatically become effective and binding. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                        [Signatures Begin on Next Page]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    FORTIS, INC.

                                    By:    /s/ Drew Desky
                                           ------------------------------------
                                    Name:  Drew Desky
                                           ------------------------------------
                                    Title: Vice President, M&A
                                           ------------------------------------


                                    CORE, INC.

                                    By:    /s/ George C. Carpenter IV
                                           ------------------------------------
                                    Name:  George C. Carpenter IV
                                           ------------------------------------
                                    Title: Chairman and Chief Executive Officer
                                           ------------------------------------


                                    THE STOCKHOLDERS:


                                           /s/ George C. Carpenter IV
                                    --------------------------------------------
                                    Name:  George C. Carpenter IV

                                           /s/ Jill Ann Carpenter
                                    --------------------------------------------
                                    Name:  Jill Ann Carpenter

                                           /s/ Craig C. Horton
                                    --------------------------------------------
                                    Name:  Craig C. Horton

                                           /s/ R. Gary Dolenga
                                    --------------------------------------------
                                    Name:  R. Gary Dolenga

                                           /s/ Stephen C. Caulfield
                                    --------------------------------------------
                                    Name:  Stephen C. Caulfield

                                           /s/ Joanne B. Caulfield
                                    --------------------------------------------
                                    Name:  Joanne B. Caulfield

                                           /s/ Lisa O. Hansen
                                    --------------------------------------------
                                    Name:  Lisa O. Hansen

                                           /s/ James T. Fallon
                                    --------------------------------------------
                                    Name:  James T. Fallon

                                           /s/ Michael D. Lachance
                                    --------------------------------------------
                                    Name:  Michael D. Lachance

                                           /s/ Leslie Alexandre
                                    --------------------------------------------
                                    Name:  Leslie Alexandre

                                           /s/ David Tourangeau
                                    --------------------------------------------
                                    Name:  David Tourangeau

                                           /s/ Richard Towle
                                    --------------------------------------------
                                    Name:  Richard Towle

                                           /s/ James R. Boris
                                    --------------------------------------------
                                    Name: James R. Boris

                                    PROXIES:

      The undersigned Proxies agree to vote the Shares as set forth in Section 3(c):

                                           /s/ Jerome A. Atkinson
                                    --------------------------------------------
                                    Name:  Jerome A. Atkinson

                                           /s/ Drew Desky
                                    --------------------------------------------
                                    Name:  Drew Desky

                                           /s/ Katherine Greenzang
                                    --------------------------------------------
                                    Name:  Katherine Greenzang

                                   Exhibit A


Stockholder                                      Common Shares   Option Shares
------------                                     -------------   -------------
George C. Carpenter ............................       318,556         170,000
Craig C. Horton ................................       176,218         170,000
R. Gary Dolenga ................................       103,000         195,010
Stephen C. Caulfield ...........................        51,276         137,000
Lisa O. Hansen .................................       230,850          31,667
James T. Fallon ................................       230,850          31,667
Michael D. Lachance ............................       230,850          31,667
Leslie Alexandre ...............................        15,000          94,375
David Tourangeau ...............................         1,000          36,000
Richard Towle ..................................             0          36,000
James R. Boris .................................             0          36,000

  TOTAL: .......................................     1,357,600         969,386

                                   Exhibit B

All of Mr. Carpenter's Common Shares are held in a margin account at Smith Barney. Notwithstanding any other term or condition of this Agreement, sales of such Common Shares in connection with or in lieu of a margin call shall not be a violation of this Agreement.

All of Mr. Horton's Common Shares are held in a margin account at Bear Stearns. Notwithstanding any other term or condition of this Agreement, sales of such Common Shares in connection with or in lieu of a margin call shall not be a violation of this Agreement.

                                                                      APPENDIX C

                      Letterhead of Cochran, Caronia & Co.

                                                           March 29, 2001

Board of Directors of CORE, INC.
18881 Von Karman Avenue
Suite 1750
Irvine, CA 92612

Ladies and Gentlemen:

      You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (collectively the "Stockholders") of CORE, INC. (the "Company") of the $4.92 per share in cash (the "Merger Price") proposed to be paid to the Stockholders pursuant to the Agreement and Plan of Merger dated as of March 29, 2001 (the "Agreement") by and among Fortis, Inc. ("Parent"), CORE Merger Sub, Inc. ("Purchaser"), a wholly-owned subsidiary of Parent, and the Company.

      Pursuant to the terms of and subject to the conditions set forth in the Agreement, the Purchaser will be merged with and into the Company (the "Merger") and each share of common stock of the Company, $0.10 par value per share, will be converted into the right to receive the Merger Price upon consummation of the Merger. Following the Merger, the Company shall continue as the surviving corporation and the separate corporate existence of the Purchaser shall cease. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other terms, conditions, determinations or actions with respect to the Merger.

      We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including having advised the Company on its acquisition of Disability Reinsurance Management Services, Inc.

      In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Agreement; (b) certain audited historical financial statements of the Company for the five years ended December 31, 1999; (c) the unaudited financial statements of the Company for the twelve months ended December 31, 2000; (d) certain internal business, operating and financial information and forecasts of the Company (the "Forecasts"), prepared by the senior management of the Company; (e) information regarding the amount and timing of cost savings and related expenses and synergies, which senior management of the Company expects will result from the Merger (the "Expected Synergies"); (f) information regarding publicly available financial terms of certain recently completed transactions in the insurance and health care services industry; (g) current and historical market prices and trading volumes of the common stock of the Company; (h) certain other publicly available information on the Company and (i) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we deemed relevant to our analysis. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters that we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed to be relevant.

      In rendering our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Parent.

      We have been advised by the management of the Company that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judg-ements of the management of the Company. We express no opinion with respect to the accuracy of the Forecasts or Expected Synergies or the estimates and judgments on which these are based.

      Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion, other than the bringdown of this opinion at the closing of the Transaction. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company.

      Cochran, Caronia & Co., LLC is regularly engaged in the valuation of securities in connection with business combinations, investments and other transactions. As specialists in the securities of companies in the insurance and insurance services industries, Cochran, Caronia & Co., LLC has experience in, and knowledge of, the valuation of such enterprises. We have acted as the investment banker to the Board of Directors in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

      In the ordinary course of our business as a broker-dealer, we may actively trade the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      We are expressing no opinion herein as to the price at which the common stock of the Company will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company. Such trading price may be affected by a number of factors, including but not limited to (i) changes in prevailing interest rates and other factors which generally influence the price of securities, (ii) adverse changes in the current capital markets,
(iii) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of Parent, or in the insurance and healthcare services industry, (iv) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (v) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

      Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Company of the Merger Price in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger. This opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in submissions to state insurance regulatory authorities or in a proxy statement mailed to the Stockholders by the Company with respect to the Merger.

      Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Price is fair, from a financial point of view, to the Stockholders.

                                                Very truly yours,

                                            /s/ Cochran, Caronia & Co.
                                            COCHRAN, CARONIA & CO., LLC

                                                                      APPENDIX D

                     MASSACHUSETTS APPRAISAL RIGHTS STATUTE

                             Sections 85 Through 98
                                   Inclusive
                                     of the
                            Business Corporation Law
                                     of the
                         Commonwealth of Massachusetts

SECTION 85. Dissenting stockholder; right to demand payment for stock; exception

A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SECTION 86. Sections applicable to appraisal; prerequisites

If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION 87. Statement of rights of objecting stockholders in notice of meeting; form

The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

"If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION 88. Notice of effectiveness of action objected to

The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION 89. Demand for payment; time for payment

If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION 90. Demand for determination of value; bill in equity; venue

If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION 91. Parties to suit to determine value; service

If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION 92. Decree determining value and ordering payment; valuation date

After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION 93. Reference to special master

The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION 94. Notation on stock certificates of pendency of bill

On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION 95. Costs; interest

The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION 96. Dividends and voting rights after demand for payment

Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

      (1) A bill shall not be filed within the time provided in section ninety;

      (2)   A bill, if filed, shall be dismissed as to such stockholder; or

      (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION 97. Status of shares paid for

The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION 98. Exclusive remedy; exception

The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                                   CORE, INC.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on the reverse side of this card. |_|

CONTROL NUMBER:
RECORD DATE SHARES:

1.    The proposal to approve the Agreement and Plan  For  Against      Abstain
      of Merger among Fortis, Inc., CORE Merger       |_|    |_|          |_|
      Sub, Inc. and CORE, INC. and the Merger and other transactions contemplated by the
      Agreement and Plan of Merger

2.    In their discretion, the proxies are authorized For  Against      Abstain
      to vote upon any other business that may        |_|      |_|      |_|
      properly come before the meeting.


                                                              ------------------
            Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------

         ----Stockholder sign here-----------------Co-owner sign here--------

         DETACH CARD                                         DETACH CARD
                                   CORE, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your rights to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, June __, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


CORE, INC.

                                   CORE, INC.

                         Special Meeting of Stockholders
                                  June __, 2001

The undersigned hereby appoints George C. Carpenter IV, Craig C. Horton and Michael D. Lachance or any one or more of them, as proxy or proxies of the undersigned, with full power of substitution, to vote at the Special Meeting of Stockholders of CORE, INC., to be held on _______, June __, 2001, at 10:00 a.m., local time, at 18881 Von Karman Avenue, Irvine, California and any and all adjournments thereof, according to the number of votes that the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present at said meeting. The following purposes, for which this proxy may be exercised, are set forth in the Notice of a Special Meeting of Stockholders and are more fully described in the Proxy Statement.

The undersigned hereby ratifies and confirms all that said proxy or proxies may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have or may exercise all or the powers of proxies hereunder or if only one be present and acting, then that one shall have and may exercise all of said powers. Receipt of the Notice of a Special Meeting and Proxy Statement is hereby acknowledged.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 (THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER) AND PROPOSAL 2.

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                                   IMPORTANT:
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPLY IN THE ENCLOSED ENVELOPE, THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   CORE, INC.

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HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

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